                                                                    Exhibit 10.1

                                                                  EXECUTION COPY

                                          [Published CUSIP Number: ____________]

                              AMENDED AND RESTATED
                              --------------------
                    REVOLVING CREDIT AND TERM LOAN AGREEMENT
                    ----------------------------------------
                          Dated as of November 12, 2004

                                      among

                             GENESEE & WYOMING INC.,
                                 AS US BORROWER

                          QUEBEC GATINEAU RAILWAY INC.,
                              AS CANADIAN BORROWER

                                 THE GUARANTORS,

                         THE LENDING INSTITUTIONS LISTED
                             ON SCHEDULE II HERETO,
                                   AS LENDERS

                              BANK OF AMERICA, N.A.
                             AS ADMINISTRATIVE AGENT

                                      with

                         BANC OF AMERICA SECURITIES LLC
                     AS SOLE LEAD ARRANGER AND BOOK MANAGER

                               JPMORGAN CHASE BANK
                              AS SYNDICATION AGENT

                                       and

                      LASALLE BANK NATIONAL ASSOCIATION AND
                          KEY BANK NATIONAL ASSOCIATION
                           AS CO-DOCUMENTATION AGENTS

                                TABLE OF CONTENTS

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
1.   DEFINITIONS AND RULES OF INTERPRETATION............................................................          1
     1.1.     Definitions.................................................................................        1
     1.2.     Rules of Interpretation.....................................................................       21

2.   THE REVOLVING CREDIT FACILITIES......................................................................       22
     2.1.     Commitment to Lend..........................................................................       22
     2.2.     Commitment Fee..............................................................................       22
     2.3.     Reduction of Commitments....................................................................       23
     2.4.     The Revolving Credit Notes..................................................................       23
     2.5.     Interest on Revolving Credit Loans..........................................................       23
     2.6.     Requests for Revolving Credit Loans.........................................................       23
     2.7.     The Swingline...............................................................................       24
     2.8.     US Borrower's Conversion Options; Continuation of Loans.....................................       26
     2.9.     Funds for Revolving Credit Loans............................................................       27

3.   THE CANADIAN TERM LOAN...............................................................................       28
     3.1.     Commitment to Lend..........................................................................       28
     3.2.     Canadian Term Notes.........................................................................       28
     3.3.     Schedule of Installment Payments of Principal of Canadian Term Loan.........................       28
     3.4.     Interest on Canadian Term Loan..............................................................       29
     3.5.     Notification by Canadian Borrower...........................................................       29
     3.6.     Interest Periods............................................................................       30

4.   MANDATORY REPAYMENT OF LOANS.........................................................................       30
     4.1.     Maturity of Loans...........................................................................       30
     4.2.     Mandatory Repayments of Loans...............................................................       30
     4.3.     Optional Repayments of Loans................................................................       30

5.   LETTERS OF CREDIT....................................................................................       31
     5.1.     Letter of Credit Commitments................................................................       31
     5.2.     Reimbursement Obligation of the US Borrower.................................................       33
     5.3.     Letter of Credit Payments...................................................................       34
     5.4.     Obligations Absolute........................................................................       35

                               TABLE OF CONTENTS
                                  (continued)

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
     5.5.     Role of Issuing Lender......................................................................       35
     5.6.     Cash Collateral.............................................................................       36
     5.7.     Applicability of International Standby Practices and Uniform Customs........................       36
     5.8.     Letter of Credit Amounts....................................................................       36
     5.9.     Letters of Credit Issued for Subsidiaries...................................................       36
     5.10.    Letter of Credit Fee........................................................................       36

6.   CERTAIN GENERAL PROVISIONS...........................................................................       37
     6.1.     Fees........................................................................................       37
     6.2.     Funds for Payments..........................................................................       37
     6.3.     Computations................................................................................       39
     6.4.     Inability to Determine LIBOR Rate or Canadian LIBOR Rate....................................       39
     6.5.     Illegality..................................................................................       40
     6.6.     Additional Costs, Etc.......................................................................       40
     6.7.     Capital Adequacy............................................................................       41
     6.8.     Certificate.................................................................................       42
     6.9.     Indemnity...................................................................................       42
     6.10.    Interest After Default......................................................................       42
     6.11.    Replacement of Lenders......................................................................       43
     6.12.    Taxes.......................................................................................       43
     6.13.    Interest Limitation.........................................................................       44
     6.14.    Subordination Agreements of the Borrowers...................................................       45

7.   GUARANTY.............................................................................................       45
     7.1.     Guaranty....................................................................................       45
     7.2.     Guarantors Agreement to Pay Enforcement Costs, Etc..........................................       46
     7.3.     Effectiveness; Enforcement..................................................................       47
     7.4.     Waivers.....................................................................................       47
     7.5.     Expenses....................................................................................       47
     7.6.     Concerning Joint and Several Liability of the Guarantors....................................       47
     7.7.     Indemnity...................................................................................       50

                               TABLE OF CONTENTS
                                  (continued)

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                                                                                                                ----
8.   REPRESENTATIONS AND WARRANTIES.......................................................................       50
     8.1.     Corporate Authority.........................................................................       51
     8.2.     Governmental Approvals......................................................................       51
     8.3.     Title to Properties; Leases.................................................................       51
     8.4.     Financial Statements and Projections........................................................       52
     8.5.     No Material Changes, Etc.; Solvency.........................................................       52
     8.6.     Franchises, Patents, Copyrights, Etc........................................................       53
     8.7.     Litigation..................................................................................       53
     8.8.     Compliance with Other Instruments, Laws, Etc................................................       53
     8.9.     Tax Status..................................................................................       53
     8.10.    No Event of Default.........................................................................       53
     8.11.    Holding Company and Investment Company Acts.................................................       53
     8.12.    Certain Transactions........................................................................       53
     8.13.    Employee Benefit Plans......................................................................       54
     8.14.    Use of Proceeds; Regulations U and X........................................................       55
     8.15.    Environmental Compliance....................................................................       55
     8.16.    Subsidiaries, Etc...........................................................................       57
     8.17.    Capitalization..............................................................................       57
     8.18.    Fiscal Year.................................................................................       57
     8.19.    Operation of Railroads......................................................................       57
     8.20.    Disclosure..................................................................................       57
     8.21.    No Withholding..............................................................................       57

9.   AFFIRMATIVE COVENANTS OF THE BORROWERS...............................................................       57
     9.1.     Punctual Payment............................................................................       57
     9.2.     Maintenance of Office.......................................................................       57
     9.3.     Records and Accounts........................................................................       58
     9.4.     Financial Statements, Certificates and Information..........................................       58
     9.5.     Notices.....................................................................................       59
     9.6.     Corporate Existence; Maintenance of Properties..............................................       60

                               TABLE OF CONTENTS
                                  (continued)

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
     9.7.     Insurance...................................................................................       61
     9.8.     Taxes.......................................................................................       61
     9.9.     Inspection of Properties and Books, Etc.....................................................       61
     9.10.    Compliance with Laws, Contracts, Licenses, and Permits......................................       62
     9.11.    Employee Benefit Plans......................................................................       62
     9.12.    Use of Proceeds.............................................................................       62
     9.13.    Further Assurances..........................................................................       62
     9.14.    Additional Subsidiaries.....................................................................       63

10.  CERTAIN NEGATIVE COVENANTS OF THE BORROWERS..........................................................       63
     10.1.    Restrictions on Indebtedness................................................................       63
     10.2.    Restrictions on Liens.......................................................................       65
     10.3.    Restrictions on Investments.................................................................       66
     10.4.    Distribution and Restricted Payments........................................................       67
     10.5.    Merger, Permitted Acquisitions and Disposition of Assets....................................       67
     10.6.    Sale and Leaseback..........................................................................       69
     10.7.    Compliance with Environmental Laws..........................................................       69
     10.8.    Employee Benefit Plans......................................................................       69
     10.9.    Business Activities.........................................................................       70
     10.10.   Capitalization..............................................................................       70
     10.11.   Fiscal Year.................................................................................       70
     10.12.   Restrictions on Negative Pledges and Upstream Limitations...................................       70
     10.13.   Transactions with Affiliates................................................................       71
     10.14.   Modification of Certain Documents...........................................................       71

11.  FINANCIAL COVENANTS OF THE BORROWERS.................................................................       71
     11.1.    Funded Debt to EBITDAR Ratio................................................................       71
     11.2.    Interest Coverage...........................................................................       71
     11.3.    Consolidated Tangible Net Worth.............................................................       71
     11.4.    Capital Expenditures........................................................................       71
12.  CLOSING CONDITIONS...................................................................................       72

                               TABLE OF CONTENTS
                                  (continued)

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
     12.1.    Loan Documents, etc.........................................................................       72
     12.2.    Certified Copies of Charter Documents; Good Standing Certificates...........................       72
     12.3.    Corporate or Other Action...................................................................       72
     12.4.    Incumbency Certificate......................................................................       72
     12.5.    Payoff and Termination of Liens.............................................................       72
     12.6.    Opinion of Counsel..........................................................................       72
     12.7.    Payment of Fees.............................................................................       73
     12.8.    Closing Certificate.........................................................................       73
     12.9.    Senior Notes................................................................................       73

13.  CONDITIONS TO ALL BORROWINGS.........................................................................       73
     13.1.    Representations True; No Event of Default...................................................       73
     13.2.    Documents...................................................................................       73

14.  EVENTS OF DEFAULT; ACCELERATION; ETC.................................................................       73
     14.1.    Events of Default and Acceleration..........................................................       73
     14.2.    Termination of Commitments..................................................................       76
     14.3.    Remedies....................................................................................       76

15.  SETOFF...............................................................................................       77

16.  THE ADMINISTRATIVE AGENT.............................................................................       77
     16.1.    Appointment and Authorization...............................................................       77
     16.2.    Rights as a Lender..........................................................................       78
     16.3.    Exculpatory Provisions......................................................................       78
     16.4.    Reliance by Administrative Agent............................................................       79
     16.5.    Delegation of Duties........................................................................       79
     16.6.    Resignation of Administrative Agent.........................................................       79
     16.7.    Non-Reliance on Administrative Agent and Other Lenders......................................       80
     16.8.    No Other Duties, Etc........................................................................       80
     16.9.    Closing Documentation, Etc..................................................................       80
     16.10.   Payments....................................................................................       81
     16.11.   Holders of Notes............................................................................       82

                               TABLE OF CONTENTS
                                  (continued)

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
     16.12.   Indemnity...................................................................................       82
     16.13.   Notification of Defaults and Events of Default..............................................       82

17.  EXPENSES.............................................................................................       82

18.  INDEMNIFICATION......................................................................................       83

19.  SURVIVAL OF COVENANTS, ETC...........................................................................       83

20.  SUCCESSORS AND ASSIGNS...............................................................................       84
     20.1.    General Conditions..........................................................................       84
     20.2.    Assignments.................................................................................       84
     20.3.    Register....................................................................................       85
     20.4.    Participations..............................................................................       85
     20.5.    Payments to Participants....................................................................       86
     20.6.    Miscellaneous Assignment Provisions.........................................................       86
     20.7.    Assignee or Participant Affiliated with the Borrowers.......................................       86
     20.8.    New Notes...................................................................................       87
     20.9.    Special Purpose Funding Vehicle.............................................................       87

21.  NOTICES, ETC.........................................................................................       88
     21.1.    Notices Generally...........................................................................       88
     21.2.    Electronic Communications...................................................................       88
     21.3.    Change of Address, Etc......................................................................       89
     21.4.    Reliance by Administrative Agent, Issuing Lender and Lenders................................       89

22.  GOVERNING LAW........................................................................................       89

23.  HEADINGS.............................................................................................       90

24.  COUNTERPARTS.........................................................................................       90

25.  ENTIRE AGREEMENT, ETC................................................................................       90

26.  WAIVER OF JURY TRIAL, ETC............................................................................       90

27.  CONSENTS, AMENDMENTS, WAIVERS, ETC...................................................................       90
     27.1.    Consents and Approvals......................................................................       90
     27.2.    Increase in Commitments or Addition of a New Term Loan......................................       92

28.  SEVERABILITY.........................................................................................       92

                                       vi

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                               TABLE OF CONTENTS
                                  (continued)

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
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

29.  TRANSITIONAL ARRANGEMENTS............................................................................       92
     29.1.    Existing Credit Agreement Superseded........................................................       92
     29.2.    Return and Cancellation of Prior Notes......................................................       93
     29.3.    Interest and Fees under Superseded Agreement................................................       93

30.  TREATMENT OF CERTAIN INFORMATION; CONFIDENTIALITY....................................................       93

31.  USA PATRIOT ACT......................................................................................       93

                             EXHIBITS AND SCHEDULES

Exhibit A                  Form of Revolving Credit Note
Exhibit B                  Form of Canadian Term Note
Exhibit C-1                Form of Revolving Credit Loan Request
Exhibit C-2                Form of Swingline Loan Request
Exhibit C-3                Form of Continuation Request
Exhibit D                  Form of Compliance Certificate
Exhibit E                  Form of Instrument of Adherence (Guaranty)
Exhibit F                  Form of Assignment and Assumption

Schedule I                 Guarantors
Schedule II                Lenders and Commitments
Schedule III               Existing Letters of Credit
Schedule 8.3               Titles to Properties; Leases
Schedule 8.7               Litigation
Schedule 8.12              Certain Transactions
Schedule 8.13              ERISA
Schedule 8.15              Environmental Compliance
Schedule 8.16(a)           Subsidiaries
Schedule 8.16(b)           Joint Ventures
Schedule 8.17              Capitalization
Schedule 8.19              Operating Locations
Schedule 9.7               Insurance
Schedule 10.1              Existing Indebtedness
Schedule 10.2              Existing Liens
Schedule 10.3              Existing Investments
Schedule 10.13             Transactions with Affiliates

                              AMENDED AND RESTATED

                    REVOLVING CREDIT AND TERM LOAN AGREEMENT

      This AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT (this "Credit Agreement") is made as of November 12, 2004 by and among (a) GENESEE & WYOMING INC., a Delaware corporation ("GWI" or the "US Borrower"), (b) QUEBEC GATINEAU RAILWAY INC., a corporation constituted under the laws of Quebec, Canada ("Quebec" or the "Canadian Borrower", collectively the US Borrower and the Canadian Borrower, the "Borrowers"), (c) the Subsidiaries of the US Borrower listed on Schedule I hereto and any other Person which may become a guarantor of the Obligations in accordance with Sections 9.14 (the "US Guarantors"), (d) GENESEE & WYOMING CANADA INC. ("GWCA"), MIRABEL RAILWAY INC. ("Mirabel"), HURON CENTRAL RAILWAY INC. and ST. LAWRENCE & ATLANTIC RAILROAD (QUEBEC) INC. and any other Person which may become a guarantor of the Canadian Obligations in accordance with Sections 9.14 (thE "Canadian Guarantors"), (e) BANK OF AMERICA, N.A., a national banking association and the other lending institutions listed on Schedule II hereto, (f) BANK OF AMERICA, N.A., as administrative agent for itself and such lending institutions (acting in such capacity, the "Administrative Agent"), and (g) JPMorgan Chase Bank as syndication agent (the "Syndication Agent").

      WHEREAS, pursuant to that certain Fourth Amended and Restated Revolving Credit and Term Loan Agreement, dated as of October 31, 2002 (as heretofore amended, the "Existing Credit Agreement"), certain Lenders have made loans to the US Borrower and the Canadian Borrower for the purposes described therein; and

      WHEREAS, GWI has requested that the Lenders and the Administrative Agent amend and restate the Existing Credit Agreement in its entirety to, among other things:

      (a)   decrease the Total Commitment to $150,000,000;

      (b)   increase the Canadian Term Loan to $38,500,000 Canadian Dollars;

      (c) convert the loans and letters of credit under the Existing Credit Agreement into Loans and Letters of Credit hereunder;

      (d)   provide for release of the Collateral; and

      (e) make certain other changes to the terms and provisions of the Existing Credit Agreement.

      NOW THEREFORE, the Borrowers, the Guarantors, the Lenders and the Administrative Agent hereby agree that, subject to Sections 29 hereof, the Existing Credit Agreement (including all the schedules and exhibits thereto) is hereby amended and restated in its entirety as set forth herein:

      1.    DEFINITIONS AND RULES OF INTERPRETATION.

            1.1. DEFINITIONS. The following terms shall have the meanings set forth in this Sections.1 or elsewhere in the provisions of this Credit Agreement referred to below:

      Adjustment Date. Each April 1, June 1, September 1 and December 1 of each calendar year.

      Administrative Agent. See preamble.

      Administrative Agent's Office. The Administrative Agent's office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Administrative Agent may designate from time to time.

      Administrative Agent's Special Counsel. Bingham McCutchen LLP or such other counsel as may be approved by the Administrative Agent.

      Administrative Questionnaire. An Administrative Questionnaire in a form supplied by the Administrative Agent.

      Affected Lender. See Sections 6.11.

      Affiliate. Any Person that would be considered to be an affiliate of another Person under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if such other Person were issuing securities.

      Agents. Collectively, the Administrative Agent and the Syndication Agent.

      Agent's Fees. See Sections 6.1.1.

      Applicable Margin. For each period commencing on an Adjustment Date through the date immediately preceding the next Adjustment Date (each a "Rate Adjustment Period"), the Applicable Margin shall be the applicable margin set forth below with respect to the Funded Debt to EBITDAR Ratio, as determined for the fiscal period of the Borrowers and their Restricted Subsidiaries ending immediately prior to the applicable Rate Adjustment Period (except for any Rate Adjustment Period beginning on April 1 of any calendar year for which the Applicable Margin will be determined by reference to the Funded Debt to EBITDAR Ratio for the fiscal period ending on the immediately preceding December 31).

                                  Base Rate,          LIBOR Rate,
                                Canadian Base        Canadian LIBOR       Letter of
           Funded Debt to            Rate                  Rate             Credit
              EBITDAR             Applicable            Applicable        Applicable            Commitment
Level          Ratio               Margin                 Margin            Margin              Fee Rate
-----          -----               ------                ------            ------               --------
  I       Greater than or
          equal to 3.00 to
          1.00                      0.25%                1.500%             1.500%                0.350%

 II       Greater than or
          equal to 2.50 to
          1.00 but less
          than 3.00 to 1.00          0.0%                1.250%             1.250%                0.300%

III       Greater than or
          equal to 2.00 to
          1.00 but less
           than 2.50 to 1.00         0.0%                1.000%             1.000%                0.250%

 IV       Greater than or
          equal to 1.50 to
          1.00 but less
          than 2.00 to 1.00          0.0%                0.875%             0.875%               0.200%

 V        Less than 1.50 to
          1.00                       0.0%                0.750%             0.750%               0.175%

Notwithstanding the foregoing, (a) during the period commencing on the Closing Date through March 31, 2005, the Applicable Margin shall be no lower than the Applicable Margin set forth for Level III above, and (b) if the Borrowers fail to deliver any Compliance Certificate pursuant to Sections.9.4(c) hereof, then, for the period commencing on the date such Compliance Certificate was due pursuant to Sections.9.4(c) through the date such Compliance Certificate is actually delivered to the Lenders, the Applicable Margin shall be the highest Applicable Margin set forth above.

      Approved Fund. Any Fund that is administered or managed by (a) a Lender,
(b) a Lender Affiliate or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

      Arranger. Banc of America Securities, Inc.

      Assignment and Assumption. An assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Sections 20.1), and accepted by the Administrative Agent, in substantially the form of Exhibit F or any other form approved by the Administrative Agent.

      Balance Sheet Date. December 31, 2003.

      Bank of America. Bank of America, N.A., a national banking association.

      Base Rate. For any day a fluctuating rate per annum equal to the higher of
(a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

      Base Rate Loans. Revolving Credit Loans bearing interest calculated by reference to the Base Rate.

      Borrowers. Collectively, the US Borrower and the Canadian Borrower, and the term Borrower shall apply to each of them individually.

      Canadian Base Rate. The applicable per annum rate of interest quoted or announced from time to time and charged by the Administrative Agent for commercial loans made by it to third parties in Canada in Canadian Dollars, as determined by the Administrative Agent based upon various factors including its cost of funds and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans.

      Canadian Base Rate Loans. All or any portion of the Canadian Term Loan bearing interest calculated by reference to the Canadian Base Rate.

      Canadian Borrower. See preamble.

      Canadian Business Day. Any day on which banking institutions in Montreal, Quebec and Boston, Massachusetts are open for the transaction of banking business, and also in the case of Canadian LIBOR Rate Loans, a day which is a LIBOR Business Day.

      Canadian Counsel. Stikeman Elliott or such other counsel as may be approved by the Administrative Agent.

      Canadian Dollar Equivalent. On any date of determination, with respect to an amount denominated in Canadian Dollars, such amount of Canadian Dollars, and with respect to an amount denominated in a currency other than Canadian Dollars, the amount of Canadian Dollars (as conclusively ascertained by the Administrative Agent absent manifest error) which could be purchased by the Administrative Agent with that amount of such other currency at the spot rate of exchange quoted by the Administrative Agent in the applicable foreign exchange market on the date of determination for the purchase of Canadian Dollars with such currency.

      Canadian Dollars or Cdn.$. Lawful currency of Canada.

      Canadian Guaranteed Obligations. See Sections 7.1.

      Canadian Guarantors. See preamble.

      Canadian LIBOR Rate. In respect of each Interest Period for a Canadian LIBOR Rate Loan, means (a) the applicable Screen Rate for such Interest Period or (b) if the applicable Screen Rate shall not be available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Canadian Dollars for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Canadian LIBOR Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch (or other Bank of America branch or Affiliate) to major banks in the London or other offshore interbank market for such currency at their request at approximately 11:00 a.m. (London time) two Canadian Business Days prior to the first day of such Interest Period.

      Canadian LIBOR Rate Loans. All or any portion of the Canadian Term Loan bearing interest calculated by reference to the Canadian LIBOR Rate.

      Canadian Obligations. All indebtedness, obligations and liabilities of the Canadian Borrower to the Lenders and the Administrative Agent (a) under or in respect of or in connection with the Canadian Term Loan and the Canadian Term Notes and including any interest thereon or fees or expenses in respect thereof,
(b) under any Hedging Agreement between the Canadian Borrower and any Lender (including the Swingline Lender and Issuing Lender) or any Lender Affiliate, and
(c) under any of the other Loan Documents to which the Canadian Borrower or the Canadian Guarantors are a party.

      Canadian Plans. All the employee benefit, fringe benefit, supplemental unemployment benefit, bonus, incentive, profit sharing, termination, change of control, pension, retirement, stock option, stock purchase, stock appreciation, health, welfare, medical, dental, disability, life insurance and similar plans, programmes, arrangements or practices relating to the current or former employees, officers or directors of the Canadian Borrower and the Canadian Guarantors maintained, sponsored or funded by the Canadian

Borrower or the Canadian Guarantors (as the case may be), whether written or oral, funded or unfunded, insured or self-insured, registered or unregistered.

      Canadian Term Loan. The term loan made by the Lenders in accordance with their Commitment Percentages to the Canadian Borrower on the Closing Date pursuant to Sections 3.1 in the principal amount of Cdn.$38,500,000.

      Canadian Term Notes. See Sections 3.2.

      Capital Assets. Fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will); provided that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with GAAP.

      Capital Expenditures. Amounts paid or indebtedness incurred (without duplication) by the Borrowers or their Restricted Subsidiaries in connection with the purchase or lease by any of the Borrowers or any of their Restricted Subsidiaries of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with GAAP, less amounts reimbursed by third parties.

      Capital Stock. Any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

      Capitalized Leases. Leases under which any of the Borrowers or any of their Restricted Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.

      Cash Collateral. Cash or deposit account balances pledged and deposited with or delivered to the Administrative Agent, for the benefit of the Issuing Lender and the Lenders which have Revolving Credit Loans pursuant to Sections 5, as collateral for the Letter of Credit Obligations, pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the Issuing Lender (which documents are hereby consented to by the Lenders). Cash Collateral shall be maintained in collateral accounts with the Administrative Agent.

      Cash Equivalents. (a) Marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or the Canadian government or issued by any agency thereof and backed by the full faith and credit of the United States or Canada, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or Canada or any state or province thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-1 by Standard & Poor's Ratings Services ("S&P") or P-1 by Moody's Investors Service, Inc. ("Moody's"), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government or the Canadian government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, province, commonwealth or territory of the United States or Canada, by any political subdivision or taxing authority of any such state, province, commonwealth or territory or by any other foreign government, the securities of which state, province, commonwealth, territory, political subdivision, taxing authority or other foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; (g) money market mutual or similar funds that invest in assets satisfying the requirements of clauses (a) through (f) of this definition; or
(h) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P and Aaa by Moody's and (iii) have portfolio assets of at least $5,000,000,000.

      Casualty Event. With respect to any property (including any interest in property) of the Borrowers or any of their Subsidiaries, any loss of, damage to, or condemnation or other taking of, such property for which such Borrower or such Subsidiary receives insurance proceeds, proceeds of a condemnation award or other compensation.

      CERCLA. See Section 8.15.

      CFCM. Compania de Ferrocarriles Chiapas-Mayab S.A. de C.V. a Mexican corporation and an Unrestricted Subsidiary of GWI.

      Closing Date. The first date on which the conditions set forth in Sections 12 and 13 have been satisfied and any Loans are to be converted or made or any Letters of Credit are to be converted or issued hereunder.

      Code. The Internal Revenue Code of 1986, as amended, together with any regulations issued thereunder.

      Collateral. All of the property, rights and interests of the Borrowers and their Restricted Subsidiaries that were subject to security interests granted under or in connection with the Existing Credit Agreement.

      Commitment. With respect to each Lender, the amount set forth on Schedule II hereto as the amount of such Lender's commitment to make Revolving Credit Loans to, to participate in Swingline Loans to, and to participate in the issuance and extension of Letters of Credit for the account of, the US Borrower, as the same may be increased or reduced from time to time.

      Commitment Fee. See Section 2.2.

      Commitment Fee Rate. The Commitment Fee Rate set forth in accordance with the definition of Applicable Margin hereof.

      Commitment Percentage. With respect to each Lender, the percentage set forth next to such Lender's name on Schedule II hereto as such Lender's percentage of the aggregate Commitments of all of the Lenders, and with respect to the Canadian Term Loan, such Lender's percentage of the outstanding Canadian Term Loan, as the same may be adjusted in accordance with Section 20.

      Compliance Certificate. See Section 9.4(c).

      Consolidated or consolidated. With reference to any term defined herein, shall mean that term as applied to the accounts of the Borrowers and their Restricted Subsidiaries, consolidated in accordance with GAAP.

      Consolidated EBITDA. For any fiscal period of the Borrowers and their Restricted Subsidiaries, an amount equal to the sum of (a) Consolidated Net Income for such fiscal period, plus in each case, to the extent deducted in computing Consolidated Net Income and without duplication, (b) Consolidated Total Interest Expense for such fiscal period, (c) income tax expense for such fiscal period, (d) the aggregate amount of depreciation and amortization for such fiscal period, and (e) all losses from the sale of assets of the Borrowers and their Restricted Subsidiaries (except to the extent the losses from sales of assets are related to sales of assets purchased during the fiscal period) minus
(f) to the extent included in computing Consolidated Net Income, all gains from the sale of assets of the Borrowers and their Restricted Subsidiaries (except to the extent the gains from sales of assets are related to sales of assets purchased during the fiscal period).

      Consolidated EBITDAR. For any fiscal period of the Borrowers and their Restricted Subsidiaries, an amount equal to the sum of (a) Consolidated EBITDA for such fiscal period (which shall include EBITDA of the businesses acquired by the Borrowers or any of their Restricted Subsidiaries through Permitted Acquisitions during such fiscal period (each an "Acquired Business"), or the Restricted Subsidiaries acquired or formed during such fiscal period (each a "New Subsidiary"); in each case, on a pro forma basis in an amount such that the actual EBITDA of such Acquired Business or New Subsidiary included in such period plus the amount of pro forma EBITDA of such Acquired Business or New Subsidiary included in such period (the "ProForma EBITDA") equals one year of EBITDA credit; provided that, (i) such calculations shall be made with reference to the audited financial statements of such Acquired Businesses or New Subsidiaries for the most recent fiscal year ended of such Acquired Businesses or New Subsidiaries and any unaudited quarterly statements which have been received since the most recent fiscal year ended of such Acquired Business or New Subsidiaries, or (ii) in the event that there are only unaudited financial results or no financial results available with respect to such Acquired Businesses or New Subsidiaries, such calculations shall be made with reference to other acceptable financial statements or reasonable estimates of such past performance made by the Borrowers based on existing data and other available information, such financial statements or, as the case may be, estimates to be agreed upon by the Borrowers and the Administrative Agent and, with respect to Permitted Acquisitions for which the total consideration (other than consideration in the form of Capital Stock of any Borrower or any Restricted Subsidiary) therefor exceeds $75,000,000, the Required Lenders) plus (b) to the extent deducted in computing Consolidated Net Income, all payments and rental charges made by any of the Borrowers or any of their Restricted Subsidiaries (including any Acquired Business or New Subsidiary) during such fiscal period in respect to operating leases plus (c) expenses for such fiscal period with respect to Permitted Acquisitions which are (i) discontinued upon the effective date of Permitted Acquisition or within sixty days thereof, (ii) approved by the Administrative Agent (which approval shall not be unreasonably withheld) and
(iii) otherwise consistent with Regulation S-X. By way of example only, ProForma EBITDA of an Acquired Subsidiary or a New Subsidiary would be determined, at any time during the first four fiscal quarters following a Permitted Acquisition or the formation of a New Subsidiary, by multiplying (A) the annual pro forma EBITDA of such Person determined at the time of such acquisition or formation by
(B) a fraction, the numerator of which equals 365 minus the number of days elapsed from the closing date of such acquisition or formation to the applicable date of determination, and the denominator of which equals 365.

      Consolidated Funded Debt. As at any date of determination, an amount equal to the aggregate amount of Indebtedness of the Borrowers and their Restricted Subsidiaries, determined on a consolidated basis, related to the borrowing of money or the obtaining of credit (which the parties hereto agree for the purposes of this definition does not include Indebtedness permitted under Sections 10.1(b), (c), (d), (e), (h) and (j) hereof) whether absolute or contingent, including, to the extent not included in such Indebtedness, the net present value (using a discount rate of 8% per annum) of all operating leases with a non-cancellable term of longer than one year and all Indebtedness guaranteed by any of the Borrowers or any of their Restricted Subsidiaries.

      Consolidated Net Income. The consolidated net income of the Borrowers and their Restricted Subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in accordance with GAAP, after eliminating therefrom all extraordinary nonrecurring items of income or loss; minus any equity in the net income of (or plus any equity in the net loss of) any minority equity investment of any Borrower or any Restricted Subsidiary in any Unrestricted Subsidiary, plus cash dividends or similar cash Distributions paid to the Borrowers or their Restricted Subsidiaries from any Unrestricted Subsidiary, during the applicable period.

      Consolidated Tangible Net Worth. The excess of Consolidated Total Assets over Consolidated Total Liabilities, and less the sum of:

      (a) the total book value of all assets of the Borrowers and their Restricted Subsidiaries properly classified as intangible assets under GAAP, including such items as good will, the purchase price of acquired assets in excess of the fair market value thereof, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing; plus

      (b) all amounts representing any write-up in the book value of any assets of the Borrowers or their Restricted Subsidiaries resulting from a revaluation thereof subsequent to the Balance Sheet Date; plus

      (c) to the extent otherwise includable in the computation of Consolidated Tangible Net Worth, any subscriptions receivable.

      Consolidated Total Assets. All assets ("consolidated balance sheet assets") of the Borrowers and their Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.

      Consolidated Total Interest Expense. For any period, the aggregate amount of interest required to be paid or accrued by the Borrowers and their Restricted Subsidiaries during such period on all Indebtedness of the Borrowers and their Restricted Subsidiaries related to the borrowing of money or the obtaining of credit outstanding during all or any part of such period, including payments consisting of interest in respect of any Capitalized Lease and including commitment fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money (other than non-cash interest or fees) solely to the extent that such fees are properly included as interest expense in accordance with GAAP.

      Consolidated Total Liabilities. All liabilities of the Borrowers and their Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP and classified as such on the consolidated balance sheet of the Borrowers and their Restricted Subsidiaries.

      Continuation Request. A notice given by the Canadian Borrower to the Administrative Agent of the Canadian Borrower's election to continue a Canadian LIBOR Rate Loan in accordance with Section 3.5.

      Conversion Request. A notice given by the US Borrower to the Administrative Agent of such Borrower's election to convert or continue a Loan in accordance with Section 2.8.

      Credit Agreement. This Amended and Restated Revolving Credit and Term Loan Agreement, as amended, modified or supplemented and in effect from time to time, including the Schedules and Exhibits hereto.

      Creditors. See Section 7.7.

      Debtor Relief Laws. The Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

      Default. See Section 14.1.

      Defaulting Lender. See Section 6.11.

      Delinquent Lender. See Section 16.10.3.

      Distribution. The declaration or payment of any dividend on or in respect of any shares of any class of Capital Stock of any Person, other than dividends payable solely in shares of common stock or similar non-preferred equity interests of such Person; the purchase, redemption, or other retirement of any shares of any class of Capital Stock of any Person, directly or indirectly through a Subsidiary of such Person or otherwise; the return of capital by any Person to its shareholders or equity holders as such; or any other distribution on or in respect of any shares of any class of Capital Stock of any Person.

      Dollars or $. Dollars in lawful currency of the United States of America.

      Domestic Lending Office. Initially, the office of each Lender designated as such in Schedule II hereto; thereafter, such other office of such Lender, if any, located within the United States that will be making or maintaining Base Rate Loans.

      Drawdown Date. The date on which any Loan is made or is to be made, and the date on which all or any portion of any Loan is converted or continued in accordance with Sections 2.8 or 3.5, as applicable.

      Eligible Assignee. Any of (a) a Lender, (b) a Lender Affiliate, and (c) any other Person (other than a natural person) approved by (i) the Administrative Agent and (ii) unless an Event of Default under Sections 14.1(a),
(b), (c) (with respect to compliance with the covenants set forth in Section 11 only), (g) or (h) has occurred and is continuing, the Borrowers (each such approval not to be unreasonably withheld or delayed).

      Employee Benefit Plan. Any employee benefit plan within the meaning of
Section 3(3) of ERISA maintained or contributed to by the US Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

      Environmental Laws. See Section 8.15(a).

      EPA. See Section 8.15(b).

      ERISA. The Employee Retirement Income Security Act of 1974, as amended.

      ERISA Affiliate. Any Person which is treated as a single employer with the US Borrower under Section 414(b), (c), (m) or (o) of the Code.

      ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

      Eurocurrency Interbank Market. Any lawful recognized market in which deposits of Dollars and Canadian Dollars are offered by international banking units of United States banking institutions and by foreign banking institutions to each other and in which foreign currency and exchange operations or eurocurrency funding operations are customarily conducted.

      Eurocurrency Reserve Percentage. For any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The LIBOR Rate for each outstanding LIBOR Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurocurrency Reserve Percentage.

      Event of Default. See Section 14.1.

      Excluded Taxes. With respect to the Administrative Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of a Borrower hereunder or under any Loan Document, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which a branch of any Lender is located and (c) in the case of a Non-U.S. Lender (other than an assignee pursuant to a request by a Borrower under Section 6.11), any withholding tax that is imposed on amounts payable to such Non-U.S. Lender at the time such Non-U.S. Lender becomes a party to this Credit Agreement or is attributable to such Non-U.S. Lender's failure or inability to comply with Section 6.12(d), except to the extent that such Non-U.S. Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from a Borrower with respect to such withholding tax pursuant to Section 6.12.

      Existing Credit Agreement. See preamble.

      Existing Letters of Credit. Those letters of credit issued by Fleet National Bank for the account of the US Borrower or any of its Restricted Subsidiaries prior to the Closing Date and listed on Schedule III hereto.

      Federal Funds Rate. For any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the US Business Day next succeeding such day; provided that (a) if such day is not a US Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding US Business Day as so published on the next succeeding US Business Day, and (b) if no such rate is so published on such next succeeding US Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

      Fee Letter. The fee letter dated as of September 29, 2004 among the Administrative Agent, the Arranger and the Borrowers (the "Fee Letter").

      Financial Affiliate. A Subsidiary of the bank holding company controlling any Lender, which Subsidiary is engaging in any of the activities permitted by
Section 4(e) of the Bank Holding Company Act of 1956 (12 U.S.C. Section 1843).

      FRA. The United States of America, represented by the Secretary of Transportation acting through the Administrator of Federal Railroad Administration or the Federal Railroad Administrator's designee.

      Fund. Any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

      Funded Debt to EBITDAR Ratio. At any date as of which such ratio shall be determined, the ratio of (a) the aggregate outstanding amount of Consolidated Funded Debt on such date to (b) Consolidated EBITDAR for the period of four consecutive fiscal quarters most recently ended.

      GAAP or generally accepted accounting principles. (a) When used in Section 11 and in the calculation of the Funded Debt to EBITDAR Ratio, whether directly or indirectly through reference to a capitalized term used therein, means (i) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, and (ii) to the extent consistent with such principles, the accounting practice of the Borrowers reflected in its financial statements for the year ended on the Balance Sheet Date, and (b) when used in general, other than as provided above, means principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (ii) consistently applied with past financial statements of the Borrowers adopting the same principles.

      Governing Documents. With respect to any Person, its certificate or articles of incorporation, its by-laws or, as the case may be, its certificate of formation, its operating agreement or other constitutive documents and all shareholder agreements, voting trusts and similar arrangements applicable to any of its Capital Stock.

      Governmental Authority. Any foreign, federal, state, regional, local, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof, or any court or arbitrator.

      Guaranteed Obligations. Collectively, the US Guaranteed Obligations and the Canadian Guaranteed Obligations.

      Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by the US Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

      Guarantors. Collectively, GWI, Quebec, the Canadian Guarantors and the US Guarantors, each of which guaranty certain Obligations pursuant to Section 7 hereof, which Guarantors for avoidance of doubt, shall not include GWI Holdings Pty. Limited, an Australian limited company.

      Guaranty. The guaranty of certain Obligations by each of the Guarantors set forth in Section 7 of this Credit Agreement.

      GWCA. See preamble.

      GWCA Obligations. All obligations of GWCA to the Lenders and the Administrative Agent (a) under or in respect of or in connection with GWCA's guaranty of the Canadian Guaranteed Obligations and including any interest thereon or fees in respect thereof and (b) all other obligations of GWCA under the Loan Documents to which it is a party.

      GWI Holdings Pty. Limited. An Australian limited company and wholly owned Subsidiary of GWI.

      GWI. See preamble.

      Hazardous Substances. See Section 8.15(b).

      Hedging Agreement. Any agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates or forward rates, including, but not limited to, dollar-denominated or cross-currency interest rate agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, commodity swap agreements, commodity options, puts and warrants.

      Huron. Huron Central Railway Inc., a corporation constituted under the laws of Ontario, Canada.

      IFC. International Finance Corporation.

      IFC Documents. Collectively, (a) the Project Documents consisting of: (i) Concession Agreement, (ii) Asset Purchase Agreement, (iii) Technical Assistance Agreement, (iv) Security Trust Indenture, (v) Urgent Repairs Agreement, (vi) Credit Line Agreement, and (vii) Intercompany Loan Agreement; and (b) the Transaction Documents consisting of: (i) Investment Agreement (IFC loan agreement), (ii) Financial Support Agreement; (iii) Security Documents; (iv) Subscription Agreement; (v) Put Option Agreement;(vi) Debt Service Reserve Account Agreement; (vii) Custodian Bank Agreement; (viii) Letters of Credit;
(ix) CFCM Guarantee; (x) GoM Letter; and (xi) Concession Termination Compensation Assignment Agreement.

      Indebtedness. As to any Person and whether recourse is secured by or is otherwise available against all or only a portion of the assets of such Person and whether or not contingent, but without duplication:

            (a)   every obligation of such Person for money borrowed,

            (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments,

            (c) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person,

            (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not more than 90 days overdue or which are being contested in good faith),

            (e)   every obligation of such Person under any Capitalized Lease,

            (f) every obligation of such Person under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices (a "derivative contract"),

            (g) every obligation in respect of Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor and such terms are enforceable under applicable law,

            (h) every obligation, contingent or otherwise, of such Person guarantying, or having the economic effect of guarantying or otherwise acting as surety for, any obligation of a type described in any of clauses
      (a) through (h) (the "primary obligation") of another Person (the "primary obligor"), in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase of) any security for the payment of such primary obligation, (ii) to purchase property, securities or services for the purpose of assuring the payment of such primary obligation, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such primary obligation.

      The "amount" or "principal amount" of any Indebtedness at any time of determination represented by (t) any Indebtedness, issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with GAAP, (u) any Capitalized Lease shall be the principal component of the aggregate of the rentals obligation under such Capitalized Lease payable over the term thereof that is not subject to termination by the lessee, (v) any derivative contract shall be the maximum amount of any termination or loss payment required to be paid by such Person if such derivative contract were, at the time of determination, to be terminated by reason of any event of default or early termination event thereunder, whether or not such event of default or early termination event has in fact occurred, and (w) any guaranty or other contingent liability referred to in clause (h) shall be an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty or other contingent obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

      Indemnified Taxes. Taxes other than Excluded Taxes.

      Instrument of Adherence (Guaranty). See Section 9.14.

      Interest Payment Date. (a) As to any Base Rate Loan or Canadian Base Rate Loan, the last day of the calendar quarter; (b) as to any LIBOR Rate Loan or Canadian LIBOR Rate Loan in respect of which the Interest Period is (A) 3 months or less, the last day of such Interest Period and (B) more than 3 months, the date that is 3 months from the first day of such Interest Period and on the last day of the Interest Period; and (c) with respect to any Swingline Loan, the day that such Swingline Loan is required to be repaid.

      Interest Period. With respect to each Loan (a) initially, the period commencing on the Drawdown Date of such Loan and ending on the last day of one of the periods set forth below, as selected by a Borrower in a Loan Request or resulting from a conversion under Sections 2.8 or 3.5 (i) for any Base Rate Loan or Canadian Base Rate Loan, the last day of the calendar quarter; (ii) for any LIBOR Rate Loan, 1, 2, 3 or 6 (or, if agreed to by all Lenders, 9 or 12) months; and (iii) for any Canadian LIBOR Rate Loan, 1, 2, 3 or 6 (or, if agreed to by all Lenders, 9 or 12) months; and (b) thereafter, each period commencing on the last day of the preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the applicable Borrower; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

            (a) if any Interest Period with respect to a LIBOR Rate Loan would otherwise end on a day that is not a LIBOR Business Day, that Interest Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding LIBOR Business Day;

            (b) if any Interest Period with respect to a Base Rate Loan would end on a day that is not a US Business Day, that Interest Period shall end on the next succeeding US Business Day;

            (c) if any Interest Period with respect to a Canadian LIBOR Rate Loan would end on a day that is not a Canadian Business Day or LIBOR Business Day, that Interest Period shall end on the next succeeding Canadian Business Day or LIBOR Business Day (as the case may be) unless the result of such extension would be to cause such Interest Period to be carried into its ninety-first (91st) day, in which event such Interest Period shall end on the immediately preceding Canadian Business Day or LIBOR Business Day (as the case may be);

            (d)   if the US Borrower shall fail to give notice as provided in
      Section 2.8, such Borrower shall be deemed to have requested a conversion of the affected LIBOR Rate Loan to a one month LIBOR Rate Loan and the continuance of all Base Rate Loans as Base Rate Loans on the last day of the then current Interest Period with respect thereto;

            (e) if the Canadian Borrower shall fail to give notice as provided in Section 3.5, such Borrower shall be deemed to have requested a conversion of the affected Canadian LIBOR Rate Loan to a 30-day Canadian LIBOR Rate Loan on the last day of the then current Interest Period with respect thereto;

            (f) any Interest Period relating to any LIBOR Rate Loan that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last LIBOR Business Day of a calendar month;

            (g) any Interest Period that would otherwise extend beyond the Maturity Date shall end on the Maturity Date; and

            (h) interest shall accrue for the first day of each Interest Period and each day thereafter up to but (provided that interest is timely paid) not including the last day of such Interest Period.

      International Standby Practices. With respect to any standby Letter of Credit, International Standby Practices (ISP98) as promulgated by the Institute of International Banking Law & Practice, Inc., or any successor code of standby letter of credit practices among banks adopted by the Issuing Lender in the ordinary course of its business as a standby letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

      Investments. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to (other than dispositions of property permitted by Section 10.5.3), or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) without duplication there shall be deducted in respect of any Investment any amounts received as cash earnings on such Investment, whether as dividends, interest or otherwise; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

      Issuer Document. With respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the Issuing Lender and US Borrower (or any Subsidiary) or in favor of the Issuing Lender and relating to any such Letter of Credit.

      Issuing Lender. Bank of America, in its capacity as issuer of Letters of Credit pursuant to Section 5, or any other Lender selected by the Administrative Agent to issue such Letter of Credit with the consent of the Borrowers and such Lender.

      Lender Affiliate. With respect to any Lender, (a) an Affiliate of such Lender or (b) any Approved Fund.

      Lenders. The Lenders listed on Schedule II, acting in their role as makers of the Revolving Credit Loans and Canadian Term Loan and any other Person who becomes an assignee of any rights and obligations of a Lender pursuant to
Section 20. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender and the Issuing Lender.

      Letter of Credit. See Section 5.1.1.

      Letter of Credit Application. See Section 5.1.1.

      Letter of Credit Borrowing. An extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Loan.

      Letter of Credit Expiration Date. The day that is seven days prior to the Maturity Date (or, if such day is not a US Business Day, the next preceding US Business Day).

      Letter of Credit Fee. See Section 5.10.

      Letter of Credit Obligations. As of any date, the sum of the Maximum Drawing Amount as of such date and all Unpaid Reimbursement Obligations as of such date. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 5.8. For all purposes of this Credit Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the International Standby Practices, such Letter of Credit shall be deemed to be "outstanding" in the amount so remaining available to be drawn.

      Letter of Credit Participation. See Section 5.1.4.

      LIBOR Business Day. Any day on which commercial banks are open for international business (including dealings in Dollar and Canadian Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Administrative Agent in its sole discretion acting in good faith.

      LIBOR Lending Office. Initially, the office of each Lender designated as such in Schedule II hereto; thereafter, such other office of such Lender, if any, that shall be making or maintaining LIBOR Rate Loans.

      LIBOR Rate Loans. Revolving Credit Loans bearing interest calculated by reference to the LIBOR Rate.

      LIBOR Rate. For any Interest Period with respect to a LIBOR Rate Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:

                                                     LIBOR Rate
                     LIBOR Base Rate = --------------------------------------
                                       1.00 - Eurocurrency Reserve Percentage

      Where,

      "LIBOR Base Rate" means, for such Interest Period:

      (a)   the applicable Screen Rate for such Interest Period; or

      (b) if the applicable Screen Rate shall not be available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in the relevant currency for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the LIBOR Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch (or other Bank of America branch or Affiliate) to major banks in the London or other offshore interbank market for such currency at their request at approximately 4:00 p.m. (London time) two LIBOR Business Days prior to the first day of such Interest Period.

      Lien. Any mortgage, deed of trust, security interest, pledge, hypothecation, assignment, attachment, deposit arrangement, encumbrance, lien (statutory, judgment or otherwise), or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any Capitalized Lease, or any financing lease involving substantially the same economic effect as any of the foregoing).

      Loan Documents. Collectively, this Credit Agreement, the Notes, the Letter of Credit Applications, the Letters of Credit, the Fee Letter and any Instruments of Adherence executed in connection herewith.

      Loan Requests. Any Revolving Credit Loan or Swingline Loan Request.

      Loans. Collectively, the Revolving Credit Loans, the Swingline Loans, and the Canadian Term Loan.

      Material Adverse Effect. With respect to any event or occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding):

      (a) a material adverse effect on the business, properties, financial condition, assets, operations or income of the Borrowers and their Restricted Subsidiaries, taken as a whole; or

      (b) a material adverse effect on the rights, remedies or benefits available to the Administrative Agent or any Lender under any Loan Document.

      Maturity Date. November 12, 2009, or such earlier date as the Obligations become due and payable pursuant to the terms of this Credit Agreement.

      Maximum Drawing Amount. The sum of the maximum aggregate amount that the beneficiaries may at any time draw under outstanding Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit.

      Mirabel. See preamble.

      Moody's. Moody's Investors Services, Inc.

      Multiemployer Plan. Any multiemployer plan within the meaning of Section 3(37) of ERISA maintained or contributed to by the US Borrower or any ERISA Affiliate.

      Net Cash Proceeds. With respect to any sale or other disposition of any assets of either Borrower or any of their Restricted Subsidiaries, or the issuance and sale of equity securities or debt of either Borrower or any of their Restricted Subsidiaries, or any Casualty Event, the gross consideration received by either Borrower or any of their Restricted Subsidiaries (in cash) from such sale, disposition, equity or debt issuance, net of commissions, customary direct sales costs, normal closing adjustments, the amount used to permanently repay any Indebtedness permitted by Section 10.1 (other than Indebtedness under this Credit Agreement) secured by such assets, income taxes attributable to such sale or disposition and professional fees and expenses incurred directly in connection therewith, to the extent the foregoing are actually paid in connection with such sale or disposition or equity or debt issuance.

      Non-U.S. Lender. See Section 6.12(d).

      Note Record. The grid attached to a Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Lender with respect to any Loan referred to in such Note.

      Notes. Collectively, the Revolving Credit Notes and the Canadian Term
Notes.

      Obligations. Collectively, the US Obligations and the Canadian
Obligations.

      Other Taxes. See Section 6.12(b).

      Outstanding or outstanding. With respect to the Loans, the aggregate unpaid principal thereof as of the date of determination.

      Participant. See Section 20.4.

      Payment Event of Default. See Section 6.10.

      PBGC. The Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

      Permitted Acquisition(s). See Section 10.5.2.

      Permitted Liens. Liens permitted by Section 10.2.

      Person. Any individual, corporation, limited liability company, partnership, limited liability partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

      Purchase Price. With respect to any Permitted Acquisition, all consideration (other than consideration in the form of Capital Stock of any Borrower or any Restricted Subsidiary) payable by any of the Borrowers or any of their Restricted Subsidiaries in connection with such Permitted Acquisition, including, without limitation, cash payments, the principal amount of any promissory notes issued by any of the Borrowers or any of their Restricted Subsidiaries, any amounts payable by any of the Borrowers or any of their Restricted Subsidiaries in consideration for any non-compete covenant, deferred purchase price, earn-out or similar payment and the amount of any Indebtedness assumed by any of the Borrowers or any of their Restricted Subsidiaries.

      Quebec. See preamble.

      Rate Adjustment Period. See the definition of Applicable Margin.

      Real Estate. All real property at any time owned or leased (as lessee or sublessee) by any of the Borrowers or any of their Restricted Subsidiaries.

      Register. See Section 20.3.

      Reimbursement Obligation. The US Borrower's obligation to reimburse the Issuing Lender and the Lenders on account of any drawing under any Letter of Credit as provided in Section 5.2.

      Regulation S-X. Regulation S-X as defined and promulgated by the United States Securities and Exchange Commission.

      Related Parties. With respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

      Replacement Lender. See Section 6.11.

      Replacement Notice. See Section 6.11.

      Required Lenders. As of any date, any two or more Lenders holding more than fifty percent (50%) of the principal amount of the Loans on such date (including the unfunded portion of the Commitments); and if no such principal is outstanding, the Lenders whose aggregate Commitments constitute more than fifty percent (50%) of the Total Commitment.

      Restricted Payments. In relation to the Borrowers and their Restricted Subsidiaries, any (a) Distribution or (b) derivatives or other transactions with any financial institution, commodities or stock exchange or clearinghouse (a "Derivatives Counterparty") obligating the Borrowers or any Restricted Subsidiary to make payments to such Derivatives Counterparty as a result of any change in market value of any Capital Stock of the Borrowers or such Restricted Subsidiary.

      Restricted Subsidiaries. Any Subsidiary which is not an Unrestricted Subsidiary. The Borrowers shall not have the right to change the status of a US or Canadian Unrestricted Subsidiary to a Restricted Subsidiary unless (a) such US or Canadian Unrestricted Subsidiary becomes a Guarantor hereunder or (b) such US or Canadian Unrestricted Subsidiary would fit within the exception set forth in the last sentence of Section 9.14. The Borrowers shall not have the right to change the status of a Restricted Subsidiary to an Unrestricted Subsidiary without the consent of the Required Lenders.

      Revolving Credit Loans. The revolving credit loans to be made by the Lenders to the US Borrower pursuant to Section 2.1 hereof.

      Revolving Credit Loan Request. See Section 2.6.

      Revolving Credit Notes. See Section 2.4.

      Same Day Funds. With respect to disbursement and payments (a) in Dollars, immediately available funds, and (b) in Canadian Dollars, same day or other funds as may be determined by the Administrative Agent or the Issuing Lender, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in Canadian Dollars.

      Screen Rate. For any Interest Period:

      (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two LIBOR Business Days prior to the first day of such Interest Period; or

      (b) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two LIBOR Business Days prior to the first day of such Interest Period.

      Senior Notes. The 4.85% Series 2004-A notes issued by GWI pursuant to the Note Purchase Agreement dated as of November 12, 2004 (the "NPA") in a principal amount not to exceed $75,000,000.

      Solvent. See Section 8.5.2.

      S&P. Standard & Poor's Ratings Group.

      St. Lawrence & Atlantic Railroad (Quebec) Inc. A company existing under the laws of the Province of Quebec, Canada.

      STB. The Surface Transportation Board (the entity which succeeded to the function and duties of the Interstate Commerce Commission) or any governmental authority(ies) which succeeds to the function or duties of the Surface Transportation Board or any portion thereof.

      Subsidiary. Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

      Swingline Lender. Bank of America in its capacity as lender of Swingline Loans hereunder.

      Swingline Loan. Any loan made by the Swingline Lender to the US Borrower pursuant to Section 2.7.1 hereof.

      Swingline Expiry Date. The date which is five (5) US Business Days prior to the Maturity Date.

      Swingline Exposure. At any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Commitment Percentage of the total Swingline Exposure at such time.

      Swingline Loan Request. See Section 2.7.2.

      Swingline Sublimit. $15,000,000.

      Syndication Agent. See preamble.

      Taxes. Any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any foreign, federal, state, regional, local, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof, or any court or arbitrator.

      Total Commitment. The sum of the Commitments of the Lenders, as in effect from time to time.

      Total Revolver Exposure. At any time, the sum of the outstanding Revolving Credit Loans, Letter of Credit Obligations and Swingline
Loans.

      Type. As to any Revolving Credit Loan, its nature as a Base Rate Loan or a LIBOR Rate Loan.

      Uniform Customs. With respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or any successor version thereto adopted by the Issuing Lender in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

      Unpaid Reimbursement Obligation. Any Reimbursement Obligation for which the US Borrower does not reimburse the Issuing Lender and the Lenders on the date specified in, and in accordance with, Section 5.2.

      Unrestricted Subsidiaries. The Subsidiaries of the Borrowers as reflected in Schedule 8.16 hereto. The Borrowers shall not have the right to change the status of an Unrestricted Subsidiary to a Restricted Subsidiary unless such Subsidiary (a) is a US or Canadian Subsidiary of a Borrower or Restricted Subsidiary and (b) (i) shall become a Guarantor hereunder or (ii) fits within the exception set forth in the last sentence of Section 9.14.

      US Borrower. See preamble.

      US Business Day. Any day on which banking institutions in Boston, Massachusetts and New York, New York, are open for the transaction of banking business and, in the case of LIBOR Rate Loans, also a day which is a LIBOR Business Day.

      US Guaranteed Obligations. See Section 7.1.

      US Guarantors. See preamble.

      US Obligations. All indebtedness, obligations and liabilities of the US Borrower to the Lenders (including the Swingline Lender and the Issuing Lender) and the Administrative Agent individually or collectively existing on the date of this Credit Agreement or arising thereafter (a) under or in respect of or in connection with any of the Revolving Credit Notes, Letters of Credit or Letter of Credit Applications, or Revolving Credit Loans or Swingline Loans made, or Reimbursement Obligations incurred and including any interest thereon, Commitment Fees or other fees or expenses in respect thereof, (b) under any Hedging Agreement between the US Borrower and any Lender (including the Swingline Lender and the Issuing Lender) or any Lender Affiliate, and (c) all other obligations under the Loan Documents.

      Voting Stock. Stock or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

            1.2.  RULES OF INTERPRETATION.

            (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

            (b) The singular includes the plural and the plural includes the singular.

            (c) A reference to any law includes any amendment or modification to such law.

            (d) A reference to any Person includes its permitted successors and permitted assigns.

            (e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

            (f) The words "include", "includes" and "including" are not limiting.

            (g) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the State of New York, have the meanings assigned to them therein, with the term "instrument" being that defined under Article 9 of the Uniform Commercial Code.

            (h) Reference to a particular "Section" refers to that section of this Credit Agreement unless otherwise indicated.

            (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.

            (j) Unless otherwise expressly indicated, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including."

            (k) This Credit Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are, however, cumulative and are to be performed in accordance with the terms thereof.

            (l) This Credit Agreement and the other Loan Documents are the result of negotiation among, and have been reviewed by counsel to, among others, the Administrative Agent and the Borrowers and are the product of discussions and negotiations among all parties. Accordingly, this Credit Agreement and the other Loan Documents are not intended to be construed against any party merely on account of such party's involvement in the preparation of such documents.

      2.    THE REVOLVING CREDIT FACILITIES.

            2.1. COMMITMENT TO LEND. Subject to the terms and conditions set forth in this Credit Agreement, each of the Lenders severally agrees (a) on the Closing Date, to convert the revolving credit loans and letters of credit outstanding under the Existing Credit Agreement, if any, to Revolving Credit Loans and Letters of Credit under this Credit Agreement and (b) to lend to the US Borrower and the US Borrower may borrow, repay, and reborrow from time to time between the Closing Date and the Maturity Date upon notice by the US Borrower to the Administrative Agent given in accordance with Section 2.6, such sums as are requested by the US Borrower up to a maximum aggregate principal amount outstanding (after giving effect to all amounts requested) at any one time equal to such Lender's Commitment (as such Commitment has been deemed to be reduced by such Lender's Swingline Exposure), minus the amount of such Lender's Commitment Percentage of the Letter of Credit Obligations; provided, that the Total Revolver Exposure (after giving effect to all amounts requested) does not exceed the Total Commitment. The Revolving Credit Loans shall be made pro rata in accordance with each Lender's Commitment Percentage. Each request for a Revolving Credit Loan hereunder shall constitute a representation and warranty by the US Borrower that the conditions set forth in Section 12 and Section 13 hereof, in the case of the initial Revolving Credit Loans to be made on the Closing Date, and Section 13 hereof, in the case of all other Revolving Credit Loans, have been satisfied on the date of such request.

            2.2. COMMITMENT FEE. The US Borrower hereby agrees to pay to the Administrative Agent for the accounts of the Lenders in accordance with their respective Commitment Percentages, a commitment fee (the "Commitment Fee") at the applicable Commitment Fee Rate per annum on the actual daily amount during each calendar quarter or portion thereof from the Closing Date to the Maturity Date by which the Total Commitment exceeds the sum of the outstanding Revolving Credit Loans and the Letter of Credit Obligations. The Commitment Fees shall be payable quarterly in arrears within three days of the last day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the Closing Date, with a final payment on the Maturity Date or any earlier date on which the applicable Commitments shall terminate.

            2.3.  REDUCTION OF COMMITMENTS.

      The US Borrower shall have the right at any time and from time to time upon three (3) US Business Days prior written notice to the Administrative Agent to reduce by $5,000,000 or a whole multiple of $1,000,000 in excess thereof or to terminate entirely the Total Commitment, whereupon the Commitments of the Lenders shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the US Borrower delivered pursuant to this Section 2.3, the Administrative Agent will notify the Lenders of the substance thereof. No reduction or termination of the Commitments may be reinstated.

            2.4. THE REVOLVING CREDIT NOTES. The Revolving Credit Loans shall be evidenced by separate promissory notes of the US Borrower in substantially the form of Exhibit A hereto (each a "Revolving Credit Note"), dated as of the Closing Date (or other such date on which a Lender may become a party hereto in accordance with Section 20 hereof) and completed with appropriate insertions. One Revolving Credit Note shall be payable to the order of each Lender in a principal amount equal to such Lender's Commitment on the Closing Date. The US Borrower irrevocably authorizes each Lender to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal on such Lender's Revolving Credit Notes, an appropriate notation on such Lender's Note Record reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Revolving Credit Loans set forth on such Lender's Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount on such Lender's Note Record shall not limit or otherwise affect the obligations of the US Borrower hereunder or under any Revolving Credit Notes to make payments of principal of or interest on any Revolving Credit Notes when due.

            2.5. INTEREST ON REVOLVING CREDIT LOANS. Except as otherwise provided in Section 6.10:

            (a) Each Revolving Credit Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at a rate per annum equal to (i) the Base Rate plus the Applicable Margin with respect to Base Rate Loans as in effect from time to time or (ii) the LIBOR Rate determined for such Interest Period plus the Applicable Margin with respect to LIBOR Rate Loans as in effect from time to time.

            (b) The US Borrower promises to pay interest on the outstanding amount of its Revolving Credit Loans on each Interest Payment Date with respect thereto.

            2.6. REQUESTS FOR REVOLVING CREDIT LOANS. The US Borrower shall give to the Administrative Agent written notice in the form of Exhibit C-1 hereto (or telephonic notice confirmed in a writing in the form of Exhibit C-1 hereto) of each Revolving Credit Loan requested hereunder (a "Revolving Credit Loan Request") not later than (a) one (1) US Business Day prior to any Drawdown Date of any Base Rate Loan or (b) three (3) LIBOR Business Days prior to any Drawdown Date of any LIBOR Rate Loan. Each such notice shall specify (i) the principal amount of the Revolving Credit Loan requested, (ii) the proposed Drawdown Date of such Revolving Credit Loan, (iii) the Interest Period for such Revolving Credit Loan, and
      (iv) the Type of such Revolving Credit Loan. Promptly upon receipt of any such notice, the Administrative Agent shall notify each of the Lenders thereof. Each such notice shall be irrevocable and binding on the US Borrower and shall obligate the US Borrower to accept the requested Revolving Credit Loan on the proposed Drawdown Date thereof. Each Revolving Credit Loan Request shall be in a minimum aggregate amount of $500,000 or an integral multiple thereof.

            2.7.  THE SWINGLINE.

            2.7.1. SWINGLINE LOANS. Subject to the terms and conditions hereinafter set forth, upon notice by the US Borrower made to the Swingline Lender in accordance with Section 2.7.2 hereof, the Swingline Lender agrees to lend to the US Borrower Swingline Loans on any US Business Day prior to the Swingline Expiry Date in an aggregate principal amount not to exceed the Swingline Sublimit. Each Swingline Loan shall be in a minimum amount equal to $500,000 or a multiple of $100,000 in excess thereof. Notwithstanding any other provisions of this Credit Agreement and in addition to the limit set forth above, at no time shall the Total Revolver Exposure exceed the Total Commitment at such time. The Swingline Loans are being made for the administrative convenience of the US Borrower, the Swingline Lender and the Lenders. Notwithstanding any other provisions of this Credit Agreement, the Swingline Lender shall not advance any Swingline Loans after it has received notice from any Lender or the Administrative Agent that a Default or Event of Default has occurred and is continuing and stating that no new Swingline Loans are to be made until such Default or Event of Default has been cured or waived in accordance with the provisions of this Credit Agreement. The Swingline Lender shall not be obligated to make any Swingline Loans at any time when any Lender is a Delinquent Lender unless the Swingline Lender has entered into arrangements satisfactory to it to eliminate the Swingline Lender's risk with respect to such Delinquent Lender, including by cash collateralizing such Delinquent Lender's Commitment Percentage of the outstanding Swingline Loans and any such additional Swingline Loans to be made. Within the foregoing limits and subject to the terms and conditions set forth herein, the US Borrower may borrow, prepay and reborrow Swingline Loans.

            2.7.2. REQUEST FOR SWINGLINE LOANS. To request a Swingline Loan, the US Borrower shall send to the Administrative Agent and the Swingline Lender written notice in the form of Exhibit C-2 hereto (or telephonic notice confirmed in a writing in the form of Exhibit C-2 hereto) of each Swingline Loan requested hereunder (a "Swingline Loan Request") not later than 1:00 p.m. (Eastern time) on the proposed Drawdown Date of any Swingline Loan. Each such Swingline Loan Request shall set forth the principal amount of the proposed Swingline Loan and the Drawdown Date of such Swingline Loan. Each Swingline Loan Request shall be irrevocable and binding on the US Borrower and shall obligate the US Borrower to borrow the Swingline Loan from the Swingline Lender on the proposed Drawdown Date thereof. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the US Borrower. Upon satisfaction of the applicable conditions set forth in this Credit Agreement, on the proposed Drawdown Date the Swingline Lender shall make the Swingline Loan available to the US Borrower no later than 3:00 p.m. (Eastern time) on the proposed Drawdown Date by crediting the amount of the Swingline Loan to the general deposit account of the US Borrower maintained with the Swingline Lender.

            2.7.3. BORROWINGS TO REPAY SWINGLINE LOANS. The US Borrower, absolutely, irrevocably and unconditionally promises to pay on the Swingline Expiry Date in full the outstanding principal balance of all Swingline Loans. The US Borrower may prepay the Swingline Loans at any time without penalty or premium. In addition, the Swingline

      Lender may, on any US Business Day, in its sole discretion, demand repayment of the Swingline Loans and the Administrative Agent shall give notice to the Lenders that the outstanding Swingline Loans shall be funded with a borrowing of Revolving Credit Loans (provided that each such notice shall be deemed to have been automatically given upon the occurrence of a Default or Event of Default under Section 14.1(g) or (h) or upon the exercise of remedies provided in the last paragraph of Section 14.1), in which case each of the Lenders shall make Revolving Credit Loans constituting Base Rate Loans to the US Borrower, on the next succeeding US Business Day following such notice, in an amount equal to such Lender's Commitment Percentage of the aggregate amount of all Swingline Loans outstanding to the US Borrower. The proceeds thereof shall be applied directly to the Swingline Lender to repay the Swingline Lender for such outstanding Swingline Loans. Each Lender hereby absolutely, unconditionally and irrevocably agrees to make such Revolving Credit Loans upon one US Business Day's notice as set forth above, notwithstanding (a) that the amount of such Revolving Credit Loan may not comply with the applicable minimums otherwise required hereunder, (b) the failure of the US Borrower to meet the conditions set forth in Sections 12 or 13 hereof,
      (c) the occurrence or continuance of a Default or an Event of Default hereunder, (d) the date of such Revolving Credit Loan, and (e) the amount of, or termination of, the Total Commitment at such time. In the event that it is impracticable for such Revolving Credit Loan to be made for any reason on the date otherwise required above (including as a result of the commencement of a proceeding under the federal Bankruptcy Code in respect of either of the Borrowers or any of the Restricted Subsidiaries), then each Lender hereby agrees that it shall forthwith purchase (as of the date such Revolving Credit Loan would have been made, but adjusted for any payments received from the US Borrower on or after such date and prior to such purchase) from the Swingline Lender, and the Swingline Lender shall sell to each Lender, such participations in the Swingline Loans (including all accrued and unpaid interest thereon) outstanding as shall be necessary to cause the Lenders to share in such Swingline Loans pro rata based on their respective Commitment Percentages (without regard to any termination of the Total Commitment hereunder) by making available to the Swingline Lender an amount equal to such Lender's participation in the Swingline Loans; provided that (x) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender as a funding and administrative fee until the date as of which the respective participation is purchased, and (y) at the time any purchase of such participation is actually made, the purchasing Lender shall be required to pay the Swingline Lender interest on the principal amount of the participation so purchased for each day from and including the date such Revolving Credit Loan would otherwise have been made until the date of payment for such participation at the rate of interest in effect applicable to Base Rate Loans during such period.

            2.7.4. EVIDENCE OF SWINGLINE LOAN OBLIGATIONS. The Swingline Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the US Borrower to the Swingline Lender resulting from each Swingline Loan made by the Swingline Lender, including the amounts of principal and interest payable and paid to the Swingline Lender from time to time hereunder. The outstanding amount of the Swingline Loans set forth on such accounts shall be prima facie evidence of the principal amount thereof owing and unpaid to the Swingline Lender, but the failure to record, or any error in so recording, any such amount on such accounts shall not limit or otherwise affect the actual amount of the obligations of the US Borrower hereunder to make payments of principal of or interest on the Swingline Loans when due.

            2.7.5. INTEREST ON SWINGLINE LOANS. Except as otherwise provided in
      Section 6.10, each Swingline Loan shall bear interest from the Drawdown Date thereof until repaid in full or converted into a Revolving Credit Loan at the rate per annum equal to the Base Rate plus the Applicable Margin as in effect from time to time. Swingline Loans may not be converted into LIBOR Rate Loans. The US Borrower promises to pay interest on the outstanding amount of its Swingline Loans on each Interest Payment Date with respect thereto.

            2.8.  US BORROWER'S CONVERSION OPTIONS; CONTINUATION OF LOANS.

            2.8.1. CONVERSION TO DIFFERENT TYPE OF REVOLVING CREDIT LOAN. The US Borrower may elect from time to time to convert any outstanding Revolving Credit Loan to a Revolving Credit Loan of another Type, provided that (a) with respect to any such conversion of a LIBOR Rate Loan to a Base Rate Loan, the US Borrower shall give the Administrative Agent at least one (1) US Business Day prior written notice of such election; (b) with respect to any such conversion of a Base Rate Loan to a LIBOR Rate Loan, the US Borrower shall give the Administrative Agent at least three (3) LIBOR Business Days prior written notice of such election; (c) with respect to any such conversion of a LIBOR Rate Loan into a Base Rate Loan, such conversion shall only be made on the last day of the Interest Period with respect thereto; (d) no Base Rate Loan may be converted into a LIBOR Rate Loan when a Payment Event of Default or an Event of Default under Section
      14.1 (g) or (h) has occurred and is continuing; and (e) no more than ten
      (10) LIBOR Rate Loans having different Interest Periods may be outstanding at any time. On the date on which such conversion is being made, each Lender shall take such action as is necessary to transfer its Commitment Percentage of such Revolving Credit Loans to its Domestic Lending Office or its LIBOR Lending Office, as the case may be. All or any part of outstanding Revolving Credit Loans of any Type may be converted into a Revolving Credit Loan of another Type as provided herein, provided that any partial conversion shall be in an aggregate principal amount of $500,000 or a whole multiple thereof. Each Conversion Request relating to the conversion of a Revolving Credit Loan to a LIBOR Rate Loan shall be irrevocable by the US Borrower.

            2.8.2. CONTINUATION OF TYPE OF REVOLVING CREDIT LOAN. Any Revolving Credit Loan of any Type may be continued by the US Borrower as a Revolving Credit Loan of the same Type upon the expiration of an Interest Period with respect thereto by compliance by the US Borrower with the notice provisions contained in Section 2.8.1; provided that no LIBOR Rate Loan may be continued as such when a Payment Event of Default or an Event of Default under Section 14.1 (g) or (h) has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of such an Event of Default of which officers of the Administrative Agent active upon the US Borrower's account have actual knowledge. In the event that the US Borrower fails to provide any such notice with respect to the continuation of any LIBOR Rate Loan as such, then such LIBOR Rate Loan shall be automatically continued with an Interest Period of one month on the last day of the first Interest Period relating thereto. The Administrative Agent shall notify the Lenders promptly when any such automatic continuation contemplated by this Section 2.8 is scheduled to occur.

            2.8.3. LIBOR RATE LOANS.

            (a) Any conversion by the US Borrower to or from LIBOR Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all LIBOR Rate Loans having the same Interest Period shall not be less than $500,000 or a whole multiple of $500,000.

            (b) If the US Borrower wishes to request LIBOR Rate Loans having an Interest Period other than 1, 2, 3 or 6 months in duration as provided in the definition of "Interest Period", the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. four (4) LIBOR Business Days prior to the requested date of such borrowing, conversion or continuation of LIBOR Rate Loans in Dollars, whereupon the Administrative Agent shall give prompt notice to the Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 11:00 a.m., three (3) LIBOR Business Days before the requested date of such borrowing, conversion or continuation of LIBOR Rate Loans denominated in Dollars, the Administrative Agent shall notify the US Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders.

      2.9.  FUNDS FOR REVOLVING CREDIT LOANS.

            2.9.1. FUNDING PROCEDURES. Not later than 2:00 p.m. (Boston time) on the proposed Drawdown Date of any Revolving Credit Loan, each of the Lenders will make available to the Administrative Agent at its head office, in immediately available funds, the amount of such Lender's Commitment Percentage of such Revolving Credit Loans made or to be made on such date. Upon receipt from each Lender of such amount, and upon receipt of the documents required by Sections 12 (with respect to Revolving Credit Loans to be made on the Closing Date) and 13 hereof and the satisfaction of the other conditions set forth herein, to the extent applicable, the Administrative Agent will make available to the US Borrower the aggregate amount of such Revolving Credit Loans made available to the Administrative Agent by the Lenders. The failure or refusal of any Lender to make available to the Administrative Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Revolving Credit Loans shall not relieve any other Lender from its several obligation hereunder to make available to the Administrative Agent the amount of such other Lender's Commitment Percentage of any requested Revolving Credit Loans. In the event that the Administrative Agent becomes aware of any Lender's failure to make available the amount of its Commitment Percentage of any requested Revolving Credit Loan, the Administrative Agent shall notify the US Borrower of the identity of such Lender and the amount such Lender has not made available to the Administrative Agent.

            2.9.2. ADVANCES BY ADMINISTRATIVE AGENT. The Administrative Agent may, unless notified to the contrary by any Lender prior to a Drawdown Date of a Revolving Credit Loan, assume that such Lender has made available to the Administrative Agent on such Drawdown Date the amount of such Lender's Commitment Percentage of the Revolving Credit Loans to be made on such Drawdown Date, and the Administrative Agent may (but it shall not be required to), in reliance upon such assumption, make available to the US Borrower a corresponding amount. If any Lender makes available to the Administrative Agent such amount on a date after such Drawdown Date, such Lender shall pay to the Administrative Agent on demand an amount equal to the product of (a) the average computed for the period referred to in clause (c) below, of the Federal Funds Rate, times (b) the amount of such Lender's Commitment Percentage of such Revolving Credit Loans, times
      (c) a fraction, the numerator of which is the number of days that shall have elapsed from and including such Drawdown Date to the date on which the amount of such Lender's Commitment Percentage of such Revolving Credit Loans shall become immediately available to the Administrative Agent, and the denominator of which is 360. A statement of the Administrative Agent submitted to such Lender with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Administrative Agent by such Lender. If the amount of such Lender's Commitment Percentage of such Revolving Credit Loans is not made available to the Administrative Agent by such Lender within three (3) US Business Days following such Drawdown Date, the Administrative Agent shall be entitled to recover such amount from the US Borrower on demand, with interest thereon at the rate per annum applicable to the Revolving Credit Loans made on such Drawdown Date.

      3.    THE CANADIAN TERM LOAN.

            3.1. COMMITMENT TO LEND. Subject to the terms and conditions set forth in this Credit Agreement, each Lender agrees to lend Canadian Dollars to the Canadian Borrower on the Closing Date in the amount of its Commitment Percentage of the principal amount of Cdn.$38,500,000 (the "Canadian Term Loan").

            3.2. CANADIAN TERM NOTES. The Canadian Term Loan shall be evidenced by separate promissory notes of the Canadian Borrower in substantially the form of Exhibit B hereto (a "Canadian Term Note"), dated the Closing Date (or such other date on which a Lender may become a party hereto in accordance with Section 20 hereof) and completed with appropriate insertions. One Canadian Term Note shall be payable to the order of each Lender in a principal amount equal to such Lender's Commitment Percentage of the Canadian Term Loan and representing the Obligation of the Canadian Borrower to pay to such Lender such principal amount, in Canadian Dollars, plus interest accrued thereon, as set forth below. The Canadian Borrower irrevocably authorizes each Lender to make or cause to be made a notation on such Lender's Note Record reflecting the original principal amount of such Lender's Commitment Percentage of the Canadian Term Loan and, at or about the time of such Lender's receipt of any principal payment on such Lender's Canadian Term Note, an appropriate notation on such Lender's Note Record reflecting such payment. The aggregate unpaid amount set forth on such Lender's Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount on such Lender's Note Record shall not affect the obligations of the Canadian Borrower hereunder or under any Canadian Term Note to make payments of principal of and interest on any Canadian Term Note when due.

            3.3. SCHEDULE OF INSTALLMENT PAYMENTS OF PRINCIPAL OF CANADIAN TERM LOAN.

                  3.3.1. INSTALLMENT PAYMENTS. The Canadian Borrower promises to pay to the Administrative Agent for the account of the Lenders, in accordance with their respective Commitment Percentages, the principal amount of the Canadian Term Loan in twenty (20) consecutive quarterly installments as set forth below:

                                                            PRINCIPAL AMOUNT OF
         PAYMENT DATE                                    EACH QUARTERLY INSTALLMENT
         ------------                                    --------------------------
March 31, 2005 - September 30, 2009             1.25% of the original principal amount of the
                                                 Canadian Term Loan

Maturity Date                                   An amount equal to 76.25% of the original
                                                principal amount of the Canadian Term Loan

Notwithstanding the foregoing mandatory repayment schedule, the Lenders and the Canadian Borrower agree that in no event shall the aggregate amount of scheduled repayments of principal of the Canadian Term Loan exceed twenty-five percent (25%) of the original principal amount of the Canadian Term Loan during the period commencing on the Closing Date and ending on the last date immediately prior to the Maturity Date, and, in no event, other than upon an acceleration after an occurrence of an Event of Default, shall the Canadian Borrower be obliged to make principal payments to the Lenders in excess of such amount prior to the Maturity Date. Installments on the Canadian Term Loan shall be due and payable on the last Canadian Business Day of each quarter after the Closing Date, commencing on March 31, 2005, with a final payment on the Maturity Date.

            3.4. INTEREST ON CANADIAN TERM LOAN. Except as otherwise provided in Section 6.10, the outstanding amount of the Canadian Term Loan shall bear interest at the Canadian LIBOR Rate or, solely pursuant to Sections
      6.4 or 6.5, the Canadian Base Rate plus the Applicable Margin for Canadian LIBOR Rate Loans or Canadian Base Rate Loans (as the case may be) as in effect from time to time. Interest shall be payable on each Interest Payment Date with respect thereto and on the Maturity Date. The Canadian Borrower promises to pay interest on the Canadian Term Loan from the Closing Date until the Maturity Date in accordance with the provisions of this Section 3.4.

            3.5. NOTIFICATION BY CANADIAN BORROWER. The Canadian Borrower shall notify the Administrative Agent, such notice to be irrevocable, at least three (3) LIBOR Business Days prior to the Drawdown Date of the Canadian Term Loan of the Interest Period for the Canadian Term Loan; provided, however, that if the Canadian Borrower wishes to request Canadian LIBOR Rate Loans having an Interest Period other than 1, 2, 3 or 6 months in duration as provided in the definition of "Interest Period", the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. five (5) LIBOR Business Days prior to the requested date of such borrowing, conversion or continuation of Canadian LIBOR Rate Loans denominated in Canadian Dollars, whereupon the Administrative Agent shall give prompt notice to the Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 11:00 a.m. three (3) LIBOR Business Days before the requested date of such borrowing, conversion or continuation of Canadian LIBOR Rate Loans denominated in Canadian Dollars, the Administrative Agent shall notify the Canadian Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders. After the Canadian Term Loan has been made, so long as the provisions of Sections 6.4 or 6.5 do not apply, the Canadian Borrower shall deliver to the Administrative Agent at least three (3) LIBOR Business Days prior to the last day of any Interest Period applicable to the Canadian Term Loan, a Continuation Request in substantially the form of Exhibit C-3 attached hereto specifying the next subsequent Interest Period for the Canadian Term Loan; provided that no Canadian LIBOR Rate Loan may be continued as such when a Payment Event of Default or an Event of Default under Section
      14.1 (g) or (h) has occurred and is continuing, but shall be automatically converted to a Canadian Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of such an Event of Default of which officers of the Administrative Agent active upon the Canadian Borrower's account have actual knowledge.

            3.6. INTEREST PERIODS. No Interest Period relating to the Canadian Term Loan or any portion thereof bearing interest at the Canadian LIBOR Rate shall extend beyond the date on which the regularly scheduled installment payments of the principal of the Canadian Term Loan is to be made, unless a portion of the Canadian Term Loan at least equal to such installment payments has an Interest Period ending on such date.

      4.    MANDATORY REPAYMENT OF LOANS.

            4.1. MATURITY OF LOANS. The Canadian Term Loan and the Revolving Credit Loans shall be absolutely due and payable on the Maturity Date. The US Borrower hereby promises to pay to the Administrative Agent for the pro rata accounts of the Lenders all of the outstanding Revolving Credit Loans, together with any and all accrued and unpaid interest thereon on the Maturity Date. The Canadian Borrower hereby promises to pay to the Administrative Agent for the pro rata accounts of the Lenders, the outstanding Canadian Term Loan, together with any and all accrued and unpaid interest thereon, on the Maturity Date.

            4.2. MANDATORY REPAYMENTS OF LOANS. If at any time for any reason the Total Revolver Exposure exceeds the Total Commitment, then the US Borrower shall immediately pay the amount of such excess to the Administrative Agent for the respective accounts of the applicable Lenders.

            4.3.  OPTIONAL REPAYMENTS OF LOANS.

                  4.3.1. REVOLVING CREDIT LOANS. The US Borrower shall have the right, at its election, to repay the outstanding amount of the Revolving Credit Loans, as a whole or in part, at any time without penalty or premium, provided that, subject to compliance with
            Section 6.9, any full or partial prepayment of the outstanding amount of any Revolving Credit Loan that is a LIBOR Rate Loan pursuant to this Section 4.3.1 may be made on a day other than the last day of the Interest Period relating thereto. The US Borrower shall give the Administrative Agent, no later than 10:00 a.m., Boston time, at least (a) one (1) US Business Day prior written notice of any proposed prepayment of a Revolving Credit Loan that is a Base Rate Loan pursuant to this Section 4.3.1, and (b) two (2) LIBOR Business Days prior written notice of any proposed prepayment of a Revolving Credit Loan that is a LIBOR Rate Loan pursuant to this Section 4.3.1, in each case specifying the proposed date of prepayment of such Revolving Credit Loan and the principal amount to be paid. Each such partial prepayment of the Revolving Credit Loan shall be in an integral multiple of $500,000 and shall be applied by the Administrative Agent, in the absence of instruction by the US Borrower, first to the principal of Base Rate Loans and then to the principal of LIBOR Rate Loans. Each partial prepayment shall be allocated among the Lenders, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Lender's Revolving Credit Note being prepaid, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

                  4.3.2. CANADIAN TERM LOAN. The Canadian Borrower shall have the right at any time to prepay the Canadian Term Loan on or before the Maturity Date, as a whole, or in part, upon not less than two
            (2) Canadian Business Days prior written notice to the Administrative Agent, without premium or penalty, provided that, subject to compliance with Section 6.9, (a) each partial prepayment shall be in an integral multiple of Cdn. $500,000, (b) any full or partial portion of the Canadian Term Loan bearing interest at the Canadian LIBOR Rate may be prepaid pursuant to this Section 4.3.2 on a day other than the last day of the Interest Period relating thereto, and (c) each partial prepayment shall be allocated among the Lenders in accordance with such Lender's Commitment Percentage. Any prepayment of principal of the Canadian Term Loan shall include all interest accrued to the date of prepayment and shall be applied against the scheduled installments of principal due on the Canadian Term Loan in direct order of maturity. No amount repaid with respect to the Canadian Term Loan may be reborrowed.

      5.    LETTERS OF CREDIT.

            5.1.  LETTER OF CREDIT COMMITMENTS.

                  5.1.1. COMMITMENT TO ISSUE LETTERS OF CREDIT.

            (a) Subject to the terms and conditions hereof and the execution and delivery by the US Borrower of a letter of credit application on the Issuing Lender's customary form (a "Letter of Credit Application"), the Issuing Lender on behalf of the Lenders and in reliance upon the agreement of the Lenders set forth in Section 5.1.4 and upon the representations and warranties of the US Borrower contained herein, agrees, in its individual capacity, to issue and extend for the account of the US Borrower (to support obligations of the US Borrower or its Subsidiaries) one or more standby or documentary letters of credit (individually, a "Letter of Credit"), in such form as may be requested from time to time by the US Borrower and agreed to by the Issuing Lender; provided, however, that, after giving effect to such request, (i) the outstanding Letter of Credit Obligations do not exceed $15,000,000, and (ii) the Total Revolver Exposure shall not exceed the Total Commitment. Notwithstanding any other provisions of this Credit Agreement, the Issuing Lender shall not issue or extend a Letter of Credit after it has received notice from any Lender or the Administrative Agent that a Default or Event of Default has occurred and stating that no Letters of Credit are to be issued or extended until such Default or Event of Default has been cured or waived in accordance with the provisions of this Credit Agreement.

            (b) The Issuing Lender shall not be under any obligation to issue any Letter of Credit if:

                  (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lender from issuing such Letter of Credit, or any Law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the date hereof and which the Issuing Lender in good faith deems material to it;

                  (ii) the issuance of such Letter of Credit would violate (A) any Laws or (B) one or more policies of the Issuing Lender, provided that such policies have been disclosed to the US Borrower prior to its request for the issuance of such Letter of Credit;

                  (iii) except as otherwise agreed by the Issuing Lender, such
            Letter of Credit is in an initial face amount less than $50,000;

                  (iv) such Letter of Credit is to be denominated in a currency other than Dollars;

                  (v) such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or

                  (vi)  a default of any Lender's obligations to fund under
            Section 5.3 exists or any Lender which has a Revolving Credit Loan has failed to fund any portion of any participations in Letter of Credit Obligations required to be funded by it hereunder, unless the Issuing Lender has entered into satisfactory arrangements with the US Borrower or such Lender to eliminate the Issuing Lender's risk with respect to such Lender.

                  5.1.2. LETTER OF CREDIT APPLICATIONS.

            (a) Each Letter of Credit Application shall be completed to the satisfaction of the Issuing Lender. In the event that any provision of any Letter of Credit Application shall be inconsistent with any provision of this Credit Agreement, then the provisions of this Credit Agreement shall, to the extent of any such inconsistency, govern. Such Letter of Credit Application must be received by the Issuing Lender not later than 11:00 a.m. at least two US Business Days (or such later date and time as the Administrative Agent and the Issuing Lender may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the Issuing Lender: (i) the proposed issuance date of the requested Letter of Credit (which shall be a US Business Day); (ii) the amount thereof; (iii) the expiry date thereof; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by such beneficiary in case of any drawing thereunder; (vi) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (vii) such other matters as the Issuing Lender may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the Issuing Lender (w) the Letter of Credit to be amended; (x) the proposed date of amendment thereof (which shall be a US Business Day); (y) the nature of the proposed amendment; and (z) such other matters as the Issuing Lender may require. Additionally, US Borrower shall furnish to the Issuing Lender and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the Issuing Lender or the Administrative Agent may require. Unless the Issuing Lender has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one US Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions in Section 13 shall not then be satisfied, then, subject to the terms and conditions hereof, the Issuing Lender shall, on the requested date, issue a Letter of Credit for the account of US Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the Issuing Lender's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Lender a risk participation in such Letter of Credit in an amount equal to the product of such Lender's Revolving Credit Loan Percentage times the amount of such Letter of Credit.

            (b) Promptly after receipt of any Letter of Credit Application, the Issuing Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Company and, if not, the

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      Issuing Lender will provide the Administrative Agent with a copy thereof.
      Unless the Issuing Lender has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one US Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Section 13 shall not then be satisfied, then, subject to the terms and conditions hereof, the Issuing Lender shall, on the requested date, issue a Letter of Credit for the account of the US Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the Issuing Lender's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Lender a risk participation in such Letter of Credit in an amount equal to the product of Lender's Commitment Percentage times the amount of such Letter of Credit.

                  5.1.3. TERMS OF LETTERS OF CREDIT. Each Letter of Credit
            issued or extended hereunder shall, among other things, (a) provide for the payment of sight drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein, (b) subject to clause (c) hereof, shall have a term of not more than one (1) year from the date of issuance or extension thereof and (c) have an expiry date no later than the date which is five (5) US Business Days prior to the Maturity Date. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

                  5.1.4. REIMBURSEMENT OBLIGATIONS OF LENDERS. Each Lender
            severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Lender's Commitment Percentage, to reimburse the Issuing Lender on demand for the amount of each draft paid by the Issuing Lender under each Letter of Credit to the extent that such amount is not reimbursed by the US Borrower pursuant to Section 5.2 (such agreement for a Lender being called herein the "Letter of Credit Participation" of such Lender). Without limiting the foregoing, each Lender's obligation to purchase Letter of Credit Participations shall be absolute and unconditional and shall not be affected by any circumstance, including (a) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Administrative Agent, the Issuing Lender, the US Borrower or any other Person for any reason whatsoever; (b) the occurrence and continuation of any Default or Event of Default; (c) any adverse change in the condition (financial or otherwise) of the US Borrower, any of the US Guarantors or any Lender; (d) any breach of any of the Loan Documents by the US Borrower, any of the US Guarantors or any Lender; or (e) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                  5.1.5. PARTICIPATIONS OF LENDERS. Each such payment made by a
            Lender shall be treated as the purchase by such Lender of a participating interest in the US Borrower's Reimbursement Obligation under Section 5.2 in an amount equal to such payment. Each Lender shall share in accordance with its participating interest in any interest which accrues pursuant to Section 5.2.

            5.2. REIMBURSEMENT OBLIGATION OF THE US BORROWER. In order to induce the Issuing Lender to issue and extend each Letter of Credit and the Lenders to participate therein, the US Borrower hereby agrees to reimburse or pay to the Administrative Agent, for the account of the Issuing Lender or (as the case may be) the Lenders, with respect to each Letter of Credit issued or extended by the Issuing Lender hereunder:

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

            (a)   except as otherwise expressly provided in Section 5.2(b) and
      (c), on each date that any draft presented under such Letter of Credit is honored by the Issuing Lender, or the Issuing Lender otherwise makes a payment with respect thereto, (i) the amount paid by the Issuing Lender under or with respect to such Letter of Credit, and (ii) the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by the Issuing Lender or any Lender in connection with any payment made by the Issuing Lender or any Lender under, or with respect to, such Letter of Credit;

            (b) upon the reduction (but not termination) of the Total Commitment to an amount less than the Maximum Drawing Amount, an amount equal to such difference, which amount shall be held by the Administrative Agent for the benefit of the Issuing Lender as cash collateral for all Reimbursement Obligations; and

            (c) upon the termination of the Total Commitment, or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with Section 14, an amount equal to the then Maximum Drawing Amount on all Letters of Credit, which amount shall be held by the Administrative Agent for the benefit of the Issuing Lender as cash collateral for all Reimbursement Obligations.

Each such payment shall be made to the Administrative Agent at the Administrative Agent's Office in immediately available funds. Interest on any and all amounts remaining unpaid by the US Borrower under this Section 5.2 at any time from the date such amounts become due and payable (whether as stated in this Section 5.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Administrative Agent.

            5.3. LETTER OF CREDIT PAYMENTS. If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Issuing Lender shall notify the US Borrower and the Administrative Agent of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. If the US Borrower fails to reimburse the Administrative Agent for the account of the Issuing Lender as provided in Section 5.2 on or before the date that such draft is paid or other payment is made by the Issuing Lender, the Administrative Agent will promptly notify the Lenders of the amount of any such Unpaid Reimbursement Obligation and shall specify such amount required from each of the Lenders. No later than 3:00 p.m. (Boston time) on the US Business Day next following the receipt of such notice, each US Lender shall make available to the Administrative Agent, at its Head Office, in immediately available funds, such Lender's Commitment Percentage of such Unpaid Reimbursement Obligation, together with an amount equal to (a) the average, computed for the period referred to in clause (c) below, of the Federal Funds Rate, times (b) the amount equal to such Lender's Commitment Percentage of such Unpaid Reimbursement Obligation, times (c) a fraction, the numerator of which is the number of days that elapse from and including the date the Issuing Lender paid the draft presented for honor or otherwise made payment to the date on which such Lender's Commitment Percentage of such Unpaid Reimbursement Obligation shall become immediately available to the Administrative Agent, and the denominator of which is 360. The responsibility of the Issuing Lender to the US Borrower and the Lenders shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit. From and after such purchase of the applicable Letter of Credit Participations, such Unpaid Reimbursement Obligations shall be deemed to have been converted into Base Rate Loans made by the Lenders.

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

            5.4. OBLIGATIONS ABSOLUTE. The obligation of US Borrower to reimburse the Issuing Lender for each drawing under each Letter of Credit shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Credit Agreement under all circumstances (other than in the case of gross negligence or willful misconduct of the Issuing Lender), including the following:

            (a) any lack of validity or enforceability of such Letter of Credit, this Credit Agreement, or any other Loan Document;

            (b) the existence of any claim, counterclaim, setoff, defense or other right that US Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Lender or any other Person, whether in connection with this Credit Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

            (c) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

            (d) any payment by the Issuing Lender under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the Issuing Lender under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

            (e) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, US Borrower.

US Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with US Borrower's instructions or other irregularity, US Borrower will immediately notify the Issuing Lender. US Borrower shall be conclusively deemed to have waived any such claim against the Issuing Lender and its correspondents unless such notice is given as aforesaid.

            5.5. ROLE OF ISSUING LENDER. Each Lender and US Borrower agree that, in paying any drawing under a Letter of Credit, the Issuing Lender shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Issuing Lender, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the Issuing Lender shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. US Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude US Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Issuing Lender, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the Issuing Lender, shall be liable or responsible for any of the matters described in clauses (a) through (e) of Section 5.4; provided, however, that anything in such clauses to the contrary notwithstanding, US Borrower may have a claim against the Issuing Lender, and the Issuing Lender may be liable to US Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by US Borrower which US Borrower proves were caused by the Issuing Lender's willful misconduct or gross negligence or the Issuing Lender's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the Issuing Lender shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

            5.6.  CASH COLLATERAL. Upon the request of the Administrative Agent,
      (i) if the Issuing Lender has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an Letter of Credit Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit Obligation for any reason remains outstanding, US Borrower shall, in each case, immediately Cash Collateralize the then outstanding amount of all Letter of Credit Obligations.

            5.7. APPLICABILITY OF INTERNATIONAL STANDBY PRACTICES AND UNIFORM CUSTOMS. Unless otherwise expressly agreed by the Issuing Lender and US Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the International Standby Practices shall apply to each standby Letter of Credit.

            5.8. LETTER OF CREDIT AMOUNTS. Unless otherwise specified herein the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

            5.9. LETTERS OF CREDIT ISSUED FOR SUBSIDIARIES. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the US Borrower shall be obligated to reimburse the Issuing Lender hereunder for any and all drawings under such Letter of Credit. The US Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the US Borrower, and the US Borrower's business derives substantial benefits from the businesses of such Subsidiaries.

            5.10. LETTER OF CREDIT FEE. The US Borrower shall, on the first day of each calendar quarter for the immediately preceding calendar quarter, pay a fee (in each case, a "Letter of Credit Fee") to the Administrative Agent in respect of each Letter of Credit at a rate per annum equal to the Applicable Margin with respect to Letters of Credit multiplied by the face amount of such

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

      Letter of Credit. Such Letter of Credit Fee shall be allocated pro rata (according to the applicable Commitment Percentages) to each Lender. In addition, the US Borrower shall pay to the Administrative Agent, for the account of the Issuing Lender, (a) a fee at a rate per annum equal to one-eighth of one percent (0.125%) multiplied by the face amount of each Letter of Credit, such fee to be payable quarterly in arrears on the first US Business Day after the end of each calendar quarter for such calendar quarter then ending and (b) standard issuance, extension, processing, negotiating, amendment and administration fees, as determined in accordance with the Issuing Lender's or the Administrative Agent's customary fees and charges for similar facilities, such fees to be payable at such time or times as such charges are customarily made by the Issuing Lender.

      6.    CERTAIN GENERAL PROVISIONS.

            6.1.  FEES.

                  6.1.1. AGENT'S FEES. The Borrowers agree to pay from time to time to the Administrative Agent, for its own account, such fees (collectively, the "Agent's Fees") as are set forth in the Fee Letter.

                  6.1.2. CLOSING FEES. The Borrowers agree to pay to the
            Administrative Agent on the Closing Date the closing fees set forth in the Fee Letter.

            6.2.  FUNDS FOR PAYMENTS.

                  6.2.1. PAYMENTS TO ADMINISTRATIVE AGENT.

            (a) The Administrative Agent shall debit an account of the US Borrower with the Administrative Agent for all (i) interest payments when due as provided in Section 2.5 with respect to the Revolving Credit Notes or otherwise due hereunder, (ii) Commitment Fees when due as provided in
      Section 2.2, and (iii) Letter of Credit Fees when due as provided in
      Section 5.10. The failure of the Administrative Agent to debit such account as provided herein with respect to any such payments shall not constitute a waiver of any payment due hereunder. All payments of principal, Reimbursement Obligations and any other amounts due hereunder or under any of the other Loan Documents in respect to the Notes shall be made to the Administrative Agent, for the respective accounts of the Lenders and the Administrative Agent, at the Administrative Agent's Office or at such other location that the Administrative Agent may from time to time designate, in each case in immediately available funds without setoff or counterclaim or other deduction.

            (b) The Administrative Agent shall debit an account of the Canadian Borrower with the Administrative Agent for all interest payments when due as provided in Section 3.4 with respect to the Canadian Term Notes or otherwise due hereunder. The failure of the Administrative Agent to debit such account as provided herein with respect to any such payments shall not constitute a waiver of any payment due hereunder. All payments of principal and any other amounts due hereunder or under any of the other Loan Documents in respect to the Canadian Term Notes shall be made to the Administrative Agent, for the respective accounts of the applicable Lenders and the Administrative Agent, at the Administrative Agent's Office or at such other location in the United States that the Administrative Agent may from time to time designate, in each case in immediately available funds.

                  6.2.2. CURRENCY MATTERS.

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

            (a) Dollars are the currency of account and payment for each and every sum at any time due from the US Borrower hereunder.

            (b) Canadian Dollars are the currency of account and payment for each and every sum at any time due from the Canadian Borrower hereunder; provided that:

                  (i) each payment in respect of costs, expenses and indemnities shall be made in the currency in which the same were incurred; and

                  (ii) any amount expressed to be payable in a currency other than Canadian Dollars shall be paid in that other currency.

            (c) No payment to any of the Administrative Agent or any Lender (whether under any judgment or court order or otherwise) shall discharge the obligation or liability in respect of which it was made unless and until the Administrative Agent or such other Lender shall have received payment in full in the currency in which such obligation or liability was incurred, and to the extent that the amount of any such payment shall, on actual conversion into such currency, fall short of such obligation or liability actual or contingent expressed in that currency, the Borrowers shall indemnify and reimburse the Administrative Agent or such other Lender, as the case may be, with respect to the amount of the shortfall, with such indemnity surviving the termination of this Credit Agreement and any legal proceeding, judgment or court order pursuant to which the original payment was made which resulted in the shortfall.

            (d) If, for the purpose of obtaining judgment in any court or obtaining an order enforcing a judgment, it becomes necessary to convert any amount due under this Credit Agreement in Dollars or in any other currency (hereinafter in this Section 6.2.2 called the "first currency") into any other currency (hereinafter in this Section 6.2.2 called the "second currency"), then the conversion shall be made at the spot rate of exchange of the Administrative Agent (as conclusively determined by the Administrative Agent) at the Administrative Agent's close of business on the US or Canadian Business Day (as the case may be) next preceding the day on which the judgment is given or (as the case may be) the order is made. Any payment made to the Administrative Agent or any Lender pursuant to this Credit Agreement in the second currency shall constitute a discharge of the obligations of the Borrowers to pay to the Administrative Agent and the Lenders any amount originally due to the Administrative Agent and the Lenders in the first currency under this Credit Agreement only to the extent of the amount of the first currency which the Administrative Agent and each of the Lenders is able, on the date of the receipt by it of such payment in any second currency, to purchase, in accordance with the Administrative Agent's and such Lender's normal banking procedures, with the amount of such second currency so received. If the amount of the first currency falls short of the amount originally due to the Administrative Agent and the Lenders in the first currency under this Credit Agreement, the Borrowers hereby jointly and severally agree that they will indemnify the Administrative Agent and each of the Lenders against and save the Administrative Agent and each of the Lenders harmless from any shortfall so arising. This indemnity shall constitute a joint and several obligation of the Borrowers separate and independent from the other obligations contained in this Credit Agreement, shall give rise to a separate and independent cause of action and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due to the Administrative Agent or any Lender under this Credit Agreement or under any such judgment or order. Any such shortfall shall be deemed to constitute a loss suffered by the Administrative Agent and each such Lender, as the case may be, and the Borrowers shall not be entitled to require any proof or evidence of any actual loss. The covenant

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

      contained in this Section 6.2.2 shall survive the payment in full of all of the other obligations of the Borrowers under this Credit Agreement.

            (e) For all purposes of this Credit Agreement, the amount in one currency which shall be equivalent on any particular date to a specified amount in another currency shall be that amount (as conclusively ascertained by the Administrative Agent) in the first currency which is or could be purchased by the Administrative Agent (in accordance with its normal banking practices) with such specified amount in the second currency in any recognized Eurocurrency Interbank Market selected by the Administrative Agent in good faith for delivery on such date at the spot rate of exchange prevailing at or about 11:00 a.m., London time (or as soon thereafter as practicable), on such date.

            6.3. COMPUTATIONS. All computations of interest on LIBOR Rate Loans, Canadian LIBOR Rate Loans and of Commitment Fees, Letter of Credit Fees or other fees shall, unless otherwise expressly provided herein, be based on a 360-day year and paid for the actual number of days elapsed. All computations of interest with respect to Base Rate Loans and Canadian Base Rate Loans shall be based on a 365-day year, and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to LIBOR Rate Loans and Canadian LIBOR Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a US or Canadian Business Day (as the case may be) the due date for such payment shall be extended to the next succeeding US or Canadian Business Day (as the case may be) and interest shall accrue during such extension. The outstanding amount of the Loans as reflected on the applicable Note Records from time to time shall be considered correct and binding on the applicable Borrower unless within five (5) US or Canadian Business Days (as the case may be) after receipt of any notice by the Administrative Agent or Lender of such outstanding amount, the Administrative Agent or such Lender shall notify the applicable Borrower to the contrary. With respect to the Canadian Term Loan, whenever interest is payable hereunder on the basis of a year of 365 or 360 days, for the purposes of the Interest Act (Canada), the yearly rate of interest which is equivalent to the rate payable hereunder is the rate payable hereunder multiplied by the actual number of days in the year and divided by 365 or 360, as applicable. All interest will be calculated using the nominal rate method and not the effective rate method and the deemed reinvestment principle shall not apply to such calculations.

            6.4. INABILITY TO DETERMINE LIBOR RATE OR CANADIAN LIBOR RATE. In the event, prior to the commencement of any Interest Period relating to any LIBOR Rate Loan or Canadian LIBOR Rate Loan (as the case may be), the Administrative Agent shall determine that adequate and reasonable methods do not exist for ascertaining the LIBOR Rate or Canadian LIBOR Rate (as the case may be) that would otherwise determine the rate of interest to be applicable to any such Loan during any Interest Period, the Administrative Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the US Borrower, the Canadian Borrower and the Lenders) to the US Borrower or the Canadian Borrower (as the case may be) and the Lenders. In such event (a) any Loan Request or Conversion Request with respect to LIBOR Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans, (b) each LIBOR Rate Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan, (c) each Continuation Request with respect to Canadian LIBOR Rate Loans shall be automatically withdrawn and shall be deemed a request for Canadian Base Rate Loans, and (d) the obligations of the Lenders to make LIBOR Rate Loans or Canadian LIBOR Rate Loans (as the case may be) shall be suspended until the Administrative Agent determines that the circumstances giving rise to such suspension no longer exists,

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

      whereupon the Administrative Agent shall so notify the US Borrower or the Canadian Borrower (as the case may be) and the Lenders.

            6.5. ILLEGALITY. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or the interpretation or application thereof shall make it unlawful for any Lender to make or maintain LIBOR Rate Loans or Canadian LIBOR Rate Loans, such Lender shall forthwith give notice of such circumstances to the Borrowers and the other Lenders and thereupon (a) the commitment of such Lender to make LIBOR Rate Loans or Canadian LIBOR Rate Loans or convert Base Rate Loans to LIBOR Rate Loans shall forthwith be suspended and (b) such Lender's then outstanding LIBOR Rate Loans or Canadian LIBOR Rate Loans, if any, shall (i) if comprising LIBOR Rate Loans, be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such LIBOR Rate Loans or within such earlier period as may be required by law, and (ii) if comprising Canadian LIBOR Rate Loans, be converted automatically to Canadian Base Rate Loans on the last day of each Interest Period applicable to such Canadian LIBOR Rate Loans. Each of the US Borrower and the Canadian Borrower, as the case may be, hereby agrees promptly to pay the Administrative Agent for the account of such Lender, upon demand by such Lender, any additional amounts necessary to compensate such Lender for any costs incurred by such Lender in making any conversion in accordance with this Section 6.5, including any interest or fees payable by such Lender to Lenders of funds obtained by it in order to make or maintain its LIBOR Rate Loans or its Canadian LIBOR Rate Loans (as the case may be) hereunder.

            6.6. ADDITIONAL COSTS, ETC. If the adoption of any future applicable law or any change in any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Lender or the Administrative Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

            (a) subject any Lender or the Administrative Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Credit Agreement (including, without limitation, taxes or other charges imposed as a result of such Lender's non-resident status), the other Loan Documents, any Letters of Credit, such Lender's Commitment or the Loans (other than taxes based upon or measured by the income or profits of such Lender or the Administrative Agent), or

            (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Lender of the principal of or the interest on any Loans or any other amounts payable to any Lender or the Administrative Agent under this Credit Agreement or any of the other Loan Documents, or

            (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special deposit, reserve, prudential assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of any Lender, or

            (d) impose on any Lender or the Administrative Agent any other conditions or requirements with respect to this Credit Agreement, the other Loan Documents, any Letters of

      Credit, the Loans, such Lender's Commitment, or any class of loans, letters of credit or commitments of which any of the Loans or such Lender's Commitment forms a part, and the result of any of the foregoing is

                  (i) to increase the cost to any Lender of making, funding, issuing, renewing, extending or maintaining any of the Loans or such Lender's Commitment or any Letter of Credit, or

                  (ii) to reduce the amount of principal, interest, Reimbursement Obligation or other amount payable to such Lender, or the Administrative Agent hereunder on account of such Lender's Commitment, any Letter of Credit or any of the Loans, or

                  (iii) to require such Lender or the Administrative Agent to make any payment or to forego any interest or Reimbursement Obligation or other sum payable hereunder, the amount of which payment or foregone interest or Reimbursement Obligation or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Lender or the Administrative Agent from any of the Borrowers hereunder, then, and in each such case, the applicable Borrower will, within ten (10) US or Canadian (as applicable) Business Days after such Borrower's receipt of a written request (setting forth a reasonably detailed explanation as to the reason for any additional amounts payable pursuant to this Section 6.6) made by such Lender or the Administrative Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Lender or the Administrative Agent such additional amounts as will be sufficient to compensate such Lender or the Administrative Agent for such additional cost, reduction, payment or foregone interest or Reimbursement Obligation or other sum; provided that the applicable Borrower shall not be required to compensate a Lender pursuant to this Section 6.6 for any amounts incurred more than six months prior to the date that such Lender notifies such Borrower of such Lender's intention to claim compensation therefor; and provided further that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect.

            6.7. CAPITAL ADEQUACY. If after the date hereof any Lender or the Administrative Agent determines that (a) the adoption of or change in any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by a court or governmental authority with appropriate jurisdiction, or (b) compliance by such Lender or Administrative Agent or any corporation controlling such Lender or the Administrative Agent with any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of any such entity regarding capital adequacy, has the effect of reducing the return on such Lender's or the Administrative Agent's commitment with respect to any Loans to a level below that which such Lender or the Administrative Agent could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or the Administrative Agent's then existing policies with respect to capital adequacy and assuming full utilization of such entity's capital) by any amount deemed by such Lender or (as the case may be) the Administrative Agent to be material, then such Lender or the Administrative Agent may notify the applicable Borrower of such fact. To the extent that the amount of such reduction in the return on capital is based on the Commitment, or the Loans and is not reflected in the interest or fees payable by the US Borrower or the Canadian Borrower (as the case may be), such Borrower and such Lender shall thereafter attempt to negotiate in good faith, within thirty (30) days of the day on which such Borrower receives such notice, an adjustment payable hereunder that will adequately compensate such Lender in light of these circumstances. If such Borrower and such Lender are unable to agree to such adjustment within thirty (30) days of the date on which such Borrower receives such notice, then commencing on the date of such notice (but not earlier than the effective date of any such increased capital requirement), the fees payable hereunder shall increase by an amount that will, in such Lender's reasonable determination, provide adequate compensation. Each Lender shall allocate such cost increases among its customers in good faith and on an equitable basis.

            6.8. CERTIFICATE. A certificate setting forth any additional amounts payable pursuant to Sections 6.6 or 6.7 and a brief explanation of such amounts which are due, submitted by any Lender or the Administrative Agent to the Borrowers, shall be conclusive, absent manifest error, that such amounts are due and owing.

            6.9. INDEMNITY. The US Borrower and the Canadian Borrower (as the case may be) agree to indemnify each Lender and to hold such Lender harmless from and against any loss, cost or expense that such Lender may sustain or incur as a consequence of (a) default by such Borrower in payment of the principal amount of or any interest on any LIBOR Rate Loans or Canadian LIBOR Rate Loans (as the case may be) as and when due and payable, including any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain its LIBOR Rate Loans or Canadian LIBOR Rate Loans (as the case may be), (b) default by such Borrower in making a borrowing or conversion after such Borrower has given (or is deemed to have given) a Revolving Credit Loan Request or a Conversion Request or Continuation Request relating thereto in accordance with Sections 2.6, 2.8, or 3.5 or (iii) the making of any payment of a LIBOR Rate Loan or Canadian LIBOR Rate Loan (as the case may be) or the making of any conversion of any LIBOR Rate Loan to a Base Rate Loan, on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain any such Loans, including, without limitation, repayments required by Section
      4.2. Such loss or reasonable expense shall include an amount equal to (A) the excess, if any, as reasonably determined by the applicable Lender of its cost of obtaining the funds for the LIBOR Rate Loan or Canadian LIBOR Rate Loan being paid, prepaid, converted, not converted, or not borrowed, as the case may be (based on the applicable LIBOR Rate or Canadian LIBOR
      Rate) for the period from the date of such payment, prepayment, conversion, or failure to borrow or convert, as the case may be, to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for the Loan which would have commenced on the date of such failure to borrow) over (B) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid, converted, or not borrowed, converted, or prepaid for such period or Interest Period, as the case may be, which determinations shall be prima facie evidence thereof absent manifest error.

            6.10. INTEREST AFTER DEFAULT. During the continuance of an Event of Default, pursuant to Sections 14.1(a) or 14.1(b) (a "Payment Event of Default"), the principal and (to the extent permitted by applicable law) interest on the Loans and all other amounts payable hereunder or under any of the other Loan Documents (whether or not overdue) shall, until such Payment Event of Default has been cured or remedied or such Payment Event of Default has been waived by the Required Lenders pursuant to Section 27, bear interest at a rate per annum equal to two percent (2%) above the rate of interest then applicable thereto (or, if no rate of interest is then applicable thereto, the Base Rate or Canadian Base Rate, as applicable) until such amount shall be paid in full (after as well as before judgment).

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

            6.11. REPLACEMENT OF LENDERS. If any Lender (an "Affected Lender")
      (a) makes demand upon a Borrower for (or if a Borrower is otherwise required to pay) amounts pursuant to Sections 6.12(d), 6.6, or 6.7, (b) is unable to make or maintain LIBOR Rate Loans as a result of a condition described in Section 6.4 or (c) defaults in its obligation to make Loans, in accordance with the terms of this Credit Agreement or participate in any Swingline Loan (such Lender being referred to as a "Defaulting Lender"), such Borrower within ninety (90) days of receipt of such demand, notice (or the occurrence of such other event causing such Borrower to be required to pay such compensation or causing.06.4 to be applicable), or default, as the case may be, by notice (a "Replacement Notice") in writing to the Administrative Agent and such Affected Lender (i) request the Affected Lender to cooperate with such Borrower in obtaining a replacement lender satisfactory to the Administrative Agent and such Borrower (the "Replacement Lender"); (ii) request the non-Affected Lenders to acquire and assume all of the Affected Lender's Loans and Commitments, as provided herein, but none of such Lenders shall be under an obligation to do so; or
      (iii) designate a Replacement Lender approved by the Administrative Agent, such approval not to be unreasonably withheld or delayed. If any satisfactory Replacement Lender shall be obtained, and/or if any one or more of the non-Affected Lenders shall agree to acquire and assume all of the Affected Lender's Loans and Commitments, then such Affected Lender shall assign, in accordance with Section 20, all of its Commitments, Loans, Letter of Credit Participations, and other rights and obligations under this Credit Agreement and all other Loan Documents to such Replacement Lender or non-Affected Lenders, as the case may be, in exchange for payment of the principal amount so assigned and all interest and fees accrued on the amount so assigned, plus all other Obligations then due and payable to the Affected Lender; provided, however, that (A) such assignment shall be without recourse, representation or warranty and shall be on terms and conditions reasonably satisfactory to such Affected Lender and such Replacement Lender and/or non-Affected Lenders, as the case may be, and (B) prior to any such assignment, the Borrowers shall have paid to such Affected Lender all amounts properly demanded and unreimbursed under Sections 6.1.2(d), 6.6 or 6.7. Upon the effective date of such assignment, the applicable Borrower shall issue replacement Notes, if applicable, to such Replacement Lender and/or non-Affected Lenders, as the case may be, and such institution shall become a "Lender" for all purposes under this Credit Agreement and the other Loan Documents.

            6.12. TAXES.

            (a) All payments by the Borrowers hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any Indemnified Taxes or Other Taxes unless any Borrower is compelled by law to make such deduction or withholding. If any such Indemnified Taxes or Other Taxes is imposed upon a Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, (i) such Borrower will pay to the Administrative Agent, for the account of the applicable Lenders or (as the case may be) the Administrative Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount as shall be necessary to enable the applicable Lenders, or Administrative Agent to receive the same net amount which the applicable Lenders, or Administrative Agent would have received on such due date had no such obligation been imposed upon such Borrower, (ii) such Borrower shall make such deductions or withholding and (iii) such Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law. Such Borrower will deliver promptly to the Administrative Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by such Borrower hereunder or under such other Loan Document.

            (b) In addition, each of the Borrowers agree to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Loan or from the execution or delivery of, or otherwise with respect to, this Credit Agreement or any Loan ("Other Taxes").

            (c) If a Lender determines in its sole and absolute discretion that it has received a credit or other benefit in respect of any such tax deduction reimbursed or made on its behalf by the Borrowers, it shall promptly remit the same to or for the account of such Borrower; provided that no Lender shall be required to take a tax reporting position pursuant to the foregoing provision which will produce any net benefit to it with respect to foreign tax payments.

            (d) On or before the date it becomes a party to this Credit Agreement and from time to time thereafter upon any change in status rendering any certificate or document previously delivered pursuant to this Section 6.12 invalid or inaccurate, each Lender that is not a U.S. Person as defined in Section 7701(a)(30) of the Code for federal income tax purposes (a "Non-U.S. Lender") shall (if legally able to do so) deliver to the US Borrower such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including (A) in the case of a Non-U.S. Lender that is a "bank" for purposes of Section 881(c)(3)(A) of the Code, Internal Revenue Service Form W-8BEN or Form W-8ECI or any applicable successor form or other applicable form pertaining to any such Lender and any other certificate or statement of exemption required by Treasury Regulation Section 1.1441-1, 1.1441-4 or 1.1441-6(c) or any subsequent version thereof or subsequent version thereto, properly completed and duly executed by such Lender establishing that such payment is (A) not subject to United States Federal withholding tax under the Code because such payment is effectively connected with conduct by such Lender of a trade or business in the United States or (B) totally exempt from United States Federal withholding tax or, if due to a change in law occurring after the date such Lender became a party hereto, subject to a reduced rate of such tax under a provision of an applicable tax treaty and (ii) in the case of a Non-U.S. Lender that is not a "bank" for purposes of Section 881(c)(3)(A) of the Code, a certificate in form and substance reasonably satisfactory to the Administrative Agent and the US Borrower and to the effect that (A) such Non-U.S. Lender is not a "bank" for purposes of Section 881(c)(3)(A) of the Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any governmental authority, any application made to a rating agency or qualification for any exemption from any tax, securities law or other legal requirements, (B) is not a ten (10) percent shareholder for purposes of Section 881(c)(3)(B) or Section 871(h)(3)(B) of the Code and (C) is not a controlled foreign corporation receiving interest from a related person for purposes of Section 881(c)(3)(C) of the Code, together with a properly completed Internal Revenue Service Form W-8 (or successor form). Each Lender agrees that it shall, promptly upon a change of its lending office or the selection of any additional lending office, to the extent the forms previously delivered by it pursuant to this section are no longer effective, and promptly upon the US Borrower's or the Administrative Agent's reasonable request after the occurrence of any other event (including the passage of time) requiring the delivery of a Form W-8BEN, Form W-8ECI, or other applicable Form W-8 in addition to or in replacement of the forms previously delivered, deliver to the US Borrower and the Administrative Agent, as applicable, if and to the extent it is properly entitled to do so, a properly completed and executed Form W-8BEN, Form W-8ECI, or other applicable Form W-8 (or any successor forms thereto).

            6.13. INTEREST LIMITATION. Notwithstanding any other term of this Credit Agreement or any Note or any other document referred to herein or therein, the maximum amount of interest which may be charged to or collected from any Person liable hereunder or under any Note by any

      Lender shall be absolutely limited to, and shall in no event exceed, the maximum amount of interest which could lawfully be charged or collected under applicable law (including, to the extent applicable, the provisions of Section 5197 of the Revised Statutes of the United States of America, as amended, 12 U.S.C. Section 85, as amended and the Criminal Code (Canada)), so that the maximum of all amounts constituting interest under applicable law, however computed, shall never exceed as to any Person liable therefor such lawful maximum, and any term of this Credit Agreement or any other Loan Document referred to herein or therein which could be construed as providing for interest in excess of such lawful maximum shall be and hereby is made expressly subject to and modified by the provisions of this paragraph.

            6.14. SUBORDINATION AGREEMENTS OF THE BORROWERS.

            (a) Each of the Borrowers hereby agrees that the payment of any amounts due with respect to the indebtedness owing by the other Borrower to such Borrower is hereby subordinated to the prior payment in full in cash of the Obligations. If such Borrower shall collect, enforce or receive any amounts in respect of such indebtedness before payment in full in cash of the Obligations, such amounts shall be collected, enforced, received by such Borrower as trustee for the Administrative Agent and be paid over to the Administrative Agent for the pro rata accounts of the relevant Lenders to be applied to repay (or be held as security for the repayment of) the Obligations or Canadian Obligations, as applicable.

            (b) The payment of any amounts due with respect to any indebtedness of the Borrowers or GWCA for money borrowed or credit received now or hereafter owed to the Guarantors is hereby subordinated to the prior payment in full in cash of all of the Obligations. If any Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness while any Obligations are still outstanding, such amounts shall be collected, enforced and received by such Guarantor as trustee for the Lenders and the Administrative Agent and be paid over to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent on account of the Obligations without affecting in any manner the liability of such Guarantor under the other provisions hereof.

            (c) The provisions of this Section 6.14 are made for the benefit of the Administrative Agent and the Lenders and their successors and assigns, and may be enforced in good faith by them from time to time against either or both of the Borrowers as often as the occasion therefor may arise and without requirement on the part of the Administrative Agent or the Lenders first to marshal any of their claims or to exercise any of their rights against the other Borrower or to exhaust any remedies available to them against the other Borrower or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 6.14 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by the Administrative Agent or the Lenders upon the insolvency, bankruptcy or reorganization of either of the Borrowers or is repaid in good faith settlement of a pending or threatened avoidance claim, or otherwise, the provisions of this Section 6.14 will forthwith be reinstated in effect, as though such payment had not been made.

      7.    GUARANTY

            7.1. GUARANTY. As an inducement to the Lenders to make the Loans and the Issuing Lender to issue the Letters of Credit (where applicable) available to the Borrowers, (a) the US Guarantors hereby unconditionally and irrevocably guarantee (i) the full punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of the Borrowers now or hereafter existing whether for principal, interest, fees, expenses or otherwise under this Credit Agreement or any of the other Loan Documents, and (ii) the strict performance and observance by the Borrowers of all agreements, warranties and covenants applicable to the Borrowers in the Loan Documents (such Obligations collectively being hereafter referred to as the US Guarantors' "US Guaranteed Obligations"); and (b) to the fullest extent permitted by applicable law, GWI and the Canadian Guarantors hereby unconditionally and irrevocably guarantee (i) the full punctual payment when due, whether at stated maturity, by acceleration or otherwise, of the Canadian Obligations, and (ii) the strict performance and observance by the Canadian Borrower of all agreements, warranties and covenants applicable to the Canadian Borrower in the Loan Documents (such obligations collectively being referred to as GWI's and the Canadian Guarantors' "Canadian Guaranteed Obligations").

            7.2. GUARANTORS AGREEMENT TO PAY ENFORCEMENT COSTS, ETC. To the extent the Guarantors are permitted to do so by applicable law, each of the Guarantors guarantees that its Guaranteed Obligations will be paid strictly in accordance with the terms hereof, regardless of (a) any law, regulation, order, decree or directive (whether or not having the force of law) or any interpretation thereof now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender or the Administrative Agent with respect thereto, including, without limitation, any law, regulation, order, decree or directive or interpretation thereof that purports to require or permit the satisfaction of any Guaranteed Obligation other than strictly in accordance with the terms of this Credit Agreement (such as by the tender of a currency other than as provided in Section 6.2.2 or that restricts the procurement of such currency by the Borrowers or the Guarantors), or (b) any agreement, whether or not signed by or on behalf of the Administrative Agent or the Lenders, in connection with the restructuring or rescheduling of public or private obligations in any Borrower's country, whether or not such agreement is stated to cause or permit the discharge of the Obligations prior to the final payment in full of the Obligations in the currency required by Section 6.2.2 in strict accordance with this Credit Agreement. The liability of each Guarantor with regard to its Guaranteed Obligations shall be absolute and unconditional irrespective of:

                        (i) any change in the time, manner or place of payment of, or in any other term of, all or any of its Guaranteed Obligations or any other amendment or waiver of or any consent to departure from this Credit Agreement or any other Loan Document;

                        (ii) any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of its Guaranteed Obligations;

                        (iii) any change in ownership of the Borrowers;

                        (iv) any acceptance of any partial payment(s) from the Borrowers or any other Guarantor; or

                        (v) any setoff, defense, counterclaim or other circumstance whatsoever (in any case, whether based on contract, tort or any other theory) which might otherwise constitute a legal or equitable defense available to, or a discharge of (other than by payment in full in cash), any of the Borrowers or a Guarantor in respect of its Obligations under any Loan Document.

      This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Guaranteed Obligation is rescinded or must otherwise be returned by the Lenders or the Administrative Agent upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, all as though such payment had not been made.

            7.3. EFFECTIVENESS; ENFORCEMENT. This Guaranty shall be effective and shall be deemed to be made with respect to each Loan made and each Letter of Credit issued as of the time it is made or issued, as applicable. No invalidity, irregularity or unenforceability by reason of any bankruptcy or similar law, or any law or order of any government or agency thereof purporting to reduce, amend or otherwise affect any liability of any Borrower, and no defect in or insufficiency or want of powers of any Borrower or irregular or improperly recorded exercise thereof, shall impair, affect, be a defense to or claim against this Guaranty. This Guaranty is a continuing guaranty and shall (a) survive any termination of this Credit Agreement, and (b) remain in full force and effect until all Commitments have expired, all Outstanding Letters of Credit have expired, matured or otherwise been terminated, and all Guaranteed Obligations and all other amounts payable hereunder have been performed and paid in full in cash or otherwise satisfied. This Guaranty is made for the benefit of the Administrative Agent and the Lenders and their successors and assigns, and may be enforced from time to time as often as occasion therefor may arise and without requirement on the part of the Administrative Agent or the Lenders first to exercise any rights against the Borrowers, or to resort to any other source or means of obtaining payment of any of the said obligations or to elect any other remedy.

            7.4. WAIVERS. Except as otherwise specifically provided in any of the Loan Documents, each of the Guarantors hereby waives promptness, diligence, protest, notice of protest, all suretyship defenses, the benefit of discussion, the benefit of division, notice of acceptance and any other notice with respect to any of its Guaranteed Obligations and this Guaranty or any right to insist that the Administrative Agent first exhaust any right or take any action against the Borrowers, or any other Person. Each of the Guarantors also irrevocably waives, to the fullest extent permitted by law, all defenses which at any time may be available to it in respect of its Guaranteed Obligations by virtue of any statute of limitations, valuation, stay, moratorium law or other similar law now or hereafter in effect.

            7.5.  EXPENSES. Each of the Guarantors hereby promises to reimburse
      (a) the Administrative Agent for all reasonable out-of-pocket fees and disbursements (including all reasonable attorneys' fees), incurred or expended in connection with the preparation, filing or recording, or interpretation of this Guaranty, the Credit Agreement and the other Loan Documents to which such Guarantor is a party, or any amendment, modification, approval, consent or waiver hereof or thereof, and (b) the Administrative Agent and the Lenders and their respective Affiliates for all reasonable out-of-pocket fees and disbursements (including reasonable attorneys' fees for the Administrative Agent's counsel, including local and special counsel, and one additional firm of counsel for the Lenders), incurred or expended in connection with the enforcement of its Guaranteed Obligations (whether or not legal proceedings are instituted).

            7.6.  CONCERNING JOINT AND SEVERAL LIABILITY OF THE GUARANTORS.

            (a) Each of the Guarantors hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the applicable Borrower, with respect to the payment and performance of all of its Guaranteed Obligations (including, without limitation, any Guaranteed Obligations arising under this Section 7), it being the intention of the parties hereto that (i) all such Guaranteed Obligations shall be the joint and several Guaranteed Obligations of the US Guarantors; and (ii) the Canadian Guaranteed Obligations shall be the joint and several Obligations of GWI and the Canadian Guarantors without preferences or distribution among them.

            (b) If and to the extent that the applicable Borrower shall fail to make any payment with respect to any of its Obligations as and when due or to perform any of its Obligations in accordance with the terms thereof, then in each such event the applicable co-Guarantors will make such payment with respect to, or perform, such Guaranteed Obligations.

            (c) The Guaranteed Obligations of each Guarantor under the provisions of this Section 7 constitute full recourse obligations of such Guarantor enforceable against such Guarantor to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Credit Agreement or any other circumstance whatsoever.

            (d) Except as otherwise expressly provided in this Credit Agreement, each of the Guarantors hereby waives notice of acceptance of its joint and several liability, notice of any Loans made or Letters of Credit issued under this Credit Agreement, notice of any action at any time taken or omitted by the Administrative Agent or the Lenders under or in respect of any of the Guaranteed Obligations, and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Credit Agreement and this Guaranty. Each of the Guarantors hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Guaranteed Obligations, the acceptance of any payment of any of the Guaranteed Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Administrative Agent or the Lenders at any time or times in respect of any Default or Event of Default by any of the Borrowers or the Guarantors in the performance or satisfaction of any term, covenant, condition or provision of this Credit Agreement, any and all other indulgences whatsoever by the Administrative Agent or the Lenders in respect of any of the Guaranteed Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Guaranteed Obligations or the addition, substitution or release, in whole or in part, of any of the Borrowers or any other Guarantor. Without limiting the generality of the foregoing, each of the Guarantors assents to any other action or delay in acting or failure to act on the part of the Lenders or the Administrative Agent with respect to the failure by any of the Borrowers or any other Guarantor to comply with its respective Obligations or Guaranteed Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 7, afford grounds for terminating, discharging or relieving any Guarantor, in whole or in part, from any of the Guaranteed Obligations under this Section 7, it being the intention of the Guarantors that, so long as any of the Guaranteed Obligations hereunder remain unsatisfied, the Guaranteed Obligations of each of the Guarantors under this Section 7 shall not be discharged except by performance and then only to the extent of such performance. The Guaranteed Obligations of each of the Guarantors under this Section 7 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any of the Borrowers or the Guarantors or the Lenders or the Administrative Agent. The joint and several liability of each of the Guarantors hereunder shall continue in full force and effect notwithstanding any absorption, merger, consolidation, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of the Borrowers or the Guarantors, the Lenders or the Administrative Agent.

            (e) The US Guarantors, GWI (solely in its capacity as a Guarantor of the Canadian Guaranteed Obligations under this Section 7) and the Canadian Guarantors (solely in their capacity as Guarantors of the Canadian Guaranteed Obligations), shall be liable under the Guaranty under

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

      this Section 7 only for the maximum amount of such liabilities that can be incurred under applicable law without rendering this Credit Agreement, as it relates to the guaranty under this Section 7, voidable under applicable law relating to fraudulent conveyance, fraudulent transfer and corporate financial assistance, and not for any greater amount. Accordingly, if any obligation under any provision of the guaranty under this Section 7 shall be declared to be invalid or unenforceable in any respect or to any extent, it is the stated intention and agreement of the Guarantors, the Administrative Agent and the Lenders that any balance of the obligation created by such provision and all other obligations of the Guarantors under this Section 7 to the Lenders or the Administrative Agent shall remain valid and enforceable, and that all sums not in excess of those permitted under applicable law shall remain fully collectible by the Lenders and the Administrative Agent from the US Guarantors, GWI, the Canadian Borrower and the Canadian Guarantors, as the case may be.

            (f) To the extent any Guarantor makes a payment hereunder in excess of the aggregate amount of the benefit received by such Guarantor in respect of the extensions of credit under the Credit Agreement (the "Benefit Amount"), then such Guarantor, after the payment in full, in cash, of all of the Obligations, shall be entitled to recover from the Borrowers and each other Guarantor such excess payment, pro rata, in accordance with the ratio of the Benefit Amount received by each such other Guarantor to the total Benefit Amount received by all Guarantors, and the right to such recovery shall be deemed to be an asset and property of such Guarantor so funding; provided, that each of the Guarantors hereby agrees that it will not enforce any of its rights of contribution or subrogation against the other Guarantors with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to any of the Lenders or the Administrative Agent with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been irrevocably paid in full in cash. Any claim which any Guarantor may have against any other Guarantor with respect to any payments to the Lenders or the Administrative Agent hereunder or under any other Loan Document are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Guarantor, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Guarantor therefor.

            (g) Each of the Guarantors hereby agrees that the payment of any amounts due with respect to the indebtedness owing by any Guarantor to any other Guarantor or Borrower is hereby subordinated to the prior payment in full in cash of the Obligations. If, notwithstanding the foregoing sentence, such Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness before payment in full in cash of the Obligations, such amounts shall be collected, enforced, received by such Guarantor as trustee for the Lenders, and the Administrative Agent and be paid over to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, to be applied to repay (or be held as security for the repayment of) the Obligations.

            (h) The provisions of this Section 7 (other than 7.6(f), which is made for the benefit of the Guarantors) are made for the benefit of the Administrative Agent and the Lenders and their successors and assigns, and may be enforced in good faith by them from time to time against the Guarantors as often as occasion therefor may arise and without requirement on the part of the Administrative Agent or the Lenders first to marshal any of their claims or to exercise any of their rights against the Borrowers or the Guarantors or to exhaust any remedies available to them against the Borrowers or the Guarantors or to resort to any other source or means of obtaining payment of any of the obligations hereunder or to elect any other remedy. The provisions of this Section 7 shall remain in effect until all of the Guaranteed Obligations shall have been paid in full or otherwise fully satisfied and the Commitments have expired and all outstanding Letters of Credit have expired, matured or otherwise been terminated. If at any time, any payment, or any part thereof, made in respect of any of the Guaranteed Obligations, is rescinded or must otherwise be restored or returned by the Lenders or the Administrative Agent upon the insolvency, bankruptcy or reorganization of any of the Borrowers or the Guarantors, or otherwise, the provisions of this Section 7 will forthwith be reinstated in effect, as though such payment had not been made.

      Until the final payment and performance in full in cash of all of the Obligations, no Guarantor shall exercise, and each Guarantor hereby waives any rights such Guarantor may have against any of the Borrowers or any other Guarantor arising as a result of payment by such Guarantor hereunder, by way of subrogation, reimbursement, restitution, contribution or otherwise, and will not prove any claim in competition with the Administrative Agent or any Lender in respect of any payment hereunder in any bankruptcy, insolvency or reorganization case or proceedings of any nature; such Guarantor will not claim any setoff, recoupment or counterclaim against the Borrowers or the other Guarantor in respect of any liability of the Borrowers to such Guarantor; and such Guarantor waives any benefit of and any right to participate in any collateral security which may be held by the Administrative Agent or any Lender.

            7.7. INDEMNITY. Each of the Guarantors, as a separate and additional liability, further undertakes and agrees to indemnify and keep indemnified upon written demand (setting forth a reasonably detailed explanation as to the reason for any additional amounts payable pursuant to this Section 7.7), each of the Lenders and the Administrative Agent (together and each separately in this Section 7.7 called the "Creditors") against any loss, damage, cost, charge or expense whatsoever that the Creditors suffer by reason of, in connection with, or as a consequence of:

            (a) the non-payment of any of its Guaranteed Obligations or the non-performance or non-observance of any of its Guaranteed Obligations;

            (b) the liability of the Borrowers or GWCA, as applicable, to pay the Guaranteed Obligations to the Creditors or to perform the Guaranteed Obligations being void, voidable or unenforceable in whole or in part, as a result of any lack of capacity, power or authority or any improper exercise of power or authority on the part of the Borrowers or GWCA;

            (c) the Borrowers or GWCA becoming insolvent, including: (i) the amount of any payment made to the Creditors which is void or voidable against any person; and (ii) the amount of any interest (including capitalized interest) which does not accrue from the date of insolvency or is not recoverable by reason of the insolvency, and which would otherwise have been recoverable from the Guarantors under this Credit Agreement; or

            (d) the Guaranteed Obligations being (or moneys which would have been Guaranteed Obligations had they not been irrecoverable) not recoverable from the Borrowers or GWCA in whole or in part and not recoverable from the Guarantors under the guaranty in this Section 7 by reason of any other fact or circumstance whatsoever and whether the transactions or any of them relating to such moneys have been void, voidable or illegal or have been subsequently avoided and whether or not any of the matters or facts relating thereto have been or ought to have been within the knowledge of the Creditors.

      8.    REPRESENTATIONS AND WARRANTIES.

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

      Each of the Borrowers represents and warrants to the Lenders and the Administrative Agent as follows:

            8.1.  CORPORATE AUTHORITY.

                  8.1.1. INCORPORATION; GOOD STANDING. Each of the Borrowers and
            its Restricted Subsidiaries (a) is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its state or country of incorporation or formation, (b) has all requisite corporate or other power to own its property and conduct its business as now conducted and as presently contemplated, and (c) is in good standing as a foreign corporation (or similar business entity) and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a Material Adverse Effect.

                  8.1.2. AUTHORIZATION. The execution, delivery and performance of this Credit Agreement and the other Loan Documents to which any of the Borrowers or any of their Restricted Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby
            (a) are within the corporate or other authority of such Person, (b) have been duly authorized by all necessary corporate or other proceedings, (c) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which any such Person is subject or any judgment, order, writ, injunction, license or permit applicable to any such Person unless no Material Adverse Effect and (d) do not conflict with any provision of the Governing Documents of, or any agreement or other material instrument binding upon any such Person.

                  8.1.3. ENFORCEABILITY. The execution and delivery of this
            Credit Agreement and the other Loan Documents to which any of the Borrowers or any of their Restricted Subsidiaries is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

            8.2. GOVERNMENTAL APPROVALS. The execution, delivery and performance by each of the Borrowers and each of its Restricted Subsidiaries of this Credit Agreement, the other Loan Documents to which any of the Borrowers or any of their Restricted Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby do not require the approval, consent, order, authorization or license by, or giving of notice to, or taking of any other action with respect to, any governmental agency or authority of any jurisdiction (including, without limitation, the STB), or other fiscal, monetary or other authority, under any provisions of any laws or governmental rules, regulations, orders, or decrees of any jurisdiction or the central bank of any jurisdiction or other fiscal, monetary or other authority, under any provision of any laws or governmental rules, regulations, orders or decrees of any jurisdiction applicable to or binding on any Borrower or any of their Restricted Subsidiaries.

            8.3.  TITLE TO PROPERTIES; LEASES. Except as indicated on Schedule
      8.3 hereto, each of the Borrowers and each of its Restricted Subsidiaries own all of the assets reflected in the consolidated and consolidating balance sheets of the US Borrower and its Restricted Subsidiaries as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, Liens or other encumbrances except Permitted Liens and the rights of lessees and other parties lawfully in possession in the ordinary course of business.

            8.4.  FINANCIAL STATEMENTS AND PROJECTIONS.

                  8.4.1. FINANCIAL STATEMENTS. There has been furnished to each of the Lenders the consolidated balance sheet of the US Borrower and its Subsidiaries as of the Balance Sheet Date, and consolidated statements of income and cash flows of the US Borrower and its Subsidiaries, in each case for the fiscal year then ended, audited by PriceWaterhouseCoopers LLP. There has also been furnished to each of the Lenders the consolidated balance sheets for the Borrowers and their Restricted Subsidiaries and the consolidating balance sheets of the Borrowers and their Restricted Subsidiaries, in each case as of the Balance Sheet Date and June 30, 2004, and the related consolidated statements of income and cash flow for the Borrowers and their Restricted Subsidiaries for the fiscal quarters then ended, and the consolidating statements of income and cash flow for the Borrowers and their Restricted Subsidiaries for the fiscal quarters then ended, each setting forth in comparative form the figures for the previous fiscal year. All such balance sheets, statements of income, cash flow statements and financial statements have been prepared in accordance with GAAP and fairly present the financial condition of the Borrowers and their Restricted Subsidiaries, as at the close of business on the dates thereof and the results of operations for the fiscal year or other period then ended. There are no contingent liabilities of the Borrowers or their Restricted Subsidiaries as of such dates involving material amounts, to the best of the knowledge of the officers of any of the Borrowers, which were not disclosed in such balance sheet and statements and the notes related thereto.

                  8.4.2. PROJECTIONS. The projections of the Borrowers and their
            Restricted Subsidiaries including (a) on an annual basis, consolidated balance sheets, income and cash flow statements of the Borrowers and their Restricted Subsidiaries, in each case for the period from January 1, 2004 through December 31, 2009 and (b) annual calculations of the covenants contained in Section 11 hereof for the 2004 through 2009 fiscal years, copies of which have been delivered to each Lender, disclose all assumptions made with respect to general economic, financial and market conditions used in formulating such projections. To the best knowledge of the Borrowers, no facts exist that (individually or in the aggregate) would result in any material change in any of such projections. The projections are based upon reasonable estimates and assumptions, have been prepared on the basis of the assumptions stated therein and reflect the reasonable estimates of the Borrowers of the results of operations and other information projected therein.

            8.5.  NO MATERIAL CHANGES, ETC.; SOLVENCY.

                  8.5.1. CHANGES. Since the Balance Sheet Date there has been no event or occurrence which has had a Material Adverse Effect. Since the Balance Sheet Date, the Borrowers have not made any Restricted Payment other than as permitted by Section 10.4 hereof.

                  8.5.2. SOLVENCY. Both before and after giving effect to the transactions contemplated by this Credit Agreement and the other Loan Documents, the Borrowers and their Restricted Subsidiaries, on a consolidated basis, are Solvent. As used herein,

            "Solvent" shall mean that the Borrowers and their Restricted Subsidiaries on a consolidated basis (a) have assets having a fair value in excess of their liabilities, (b) have assets having a fair value in excess of the amount required to pay their liabilities on existing debts as such debts become absolute and matured, and (c) have, and expect to continue to have, access to adequate capital for the conduct of their business and the ability to pay their debts from time to time incurred in connection with the operation of their business as such debts mature.

            8.6. FRANCHISES, PATENTS, COPYRIGHTS, ETC. Each of the Borrowers and each of their Restricted Subsidiaries possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without, to the best of its knowledge, conflict with any rights of others.

            8.7. LITIGATION. Except as set forth in Schedule 8.7 hereto, there are no actions, suits, proceedings or investigations of any kind pending or threatened against any of the Borrowers or their Restricted Subsidiaries before any court, tribunal or administrative agency or board
      (a) that, if adversely determined, would have a Material Adverse Effect, or (b) which question the validity of this Credit Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

            8.8. COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC. None of the Borrowers or any of their Restricted Subsidiaries is in violation of any provision of its Governing Documents, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could have a Material Adverse Effect.

            8.9.  TAX STATUS. The Borrowers and their Restricted Subsidiaries
      (a) have made, filed or duly extended all federal, provincial, state and income and all other material tax returns, reports and declarations required by any jurisdiction to which any of them is subject, (b) have paid all Taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations and all estimated Taxes in connection with any extensions, except those being contested in good faith and by appropriate proceedings and (c) have set aside on their books provisions reasonably adequate for the payment of all Taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid Taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrowers know of no basis for any such claim.

            8.10. NO EVENT OF DEFAULT. No Default or Event of Default has occurred and is continuing.

            8.11. HOLDING COMPANY AND INVESTMENT COMPANY ACTS. None of the Borrowers or any of their Restricted Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

            8.12. CERTAIN TRANSACTIONS. Except as set forth on Schedule 8.12 and except for arm's length transactions pursuant to which any of the Borrowers or any of their Restricted Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than such Borrower or such Restricted Subsidiary could obtain from third parties, none of the officers, directors, or employees of any of the Borrowers or any of their Restricted Subsidiaries or other Affiliates is presently a party to any transaction with any of the Borrowers or any of their Restricted Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the best knowledge of such Person, any corporation, partnership, trust or other entity in which any officer, director, other Affiliates or any such employee has a substantial interest or is an officer, director, trustee or partner.

            8.13. EMPLOYEE BENEFIT PLANS.

                  8.13.1. IN GENERAL. Each Employee Benefit Plan and each
            Guaranteed Pension Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions and the bonding of fiduciaries and other persons handling plan funds as required by Section 412 of ERISA except where failure to comply would not reasonably be expected to cause a Material Adverse Effect or otherwise create a Default or Event of Default hereunder. Except as set forth in Schedule 8.13, the US Borrower has heretofore delivered to the Administrative Agent the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under Section 103(d) of ERISA, with respect to each Guaranteed Pension Plan.

                  8.13.2. GUARANTEED PENSION PLANS. Except as set forth in
            Schedule 8.13, each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, or the notice or lien provisions of Section 302(f) of ERISA has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan and neither the US Borrower nor any ERISA Affiliate is obligated to or has posted security in connection with an amendment to a Guaranteed Pension Plan pursuant to Section 307 of ERISA or Section 401(a)(29) of the Code. No liability to the PBGC (other than required insurance premiums, which to the extent heretofore due have been timely paid) has been incurred by any of the Borrowers or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event, or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, or where the initial valuation of any Guaranteed Pension Plan has not been completed, based on the US Borrower's reasonable estimate of the benefit liabilities and assets of such Plan, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of Section 4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities, by more than $5,000,000.

                  8.13.3. MULTIEMPLOYER PLANS. Neither the US Borrower nor any
            ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under
            Section 4201 of ERISA or as a result of a sale of assets described in

            Section 4204 of ERISA. Neither the US Borrower nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of Section 4241 or Section 4245 of ERISA or is at risk of entering reorganization or, becoming insolvent, or that any Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA.

                  8.13.4. CANADIAN PLANS. To the extent applicable: (a) all
            contributions or premiums to be paid by the Canadian Borrower and the Canadian Guarantors under the terms of each Canadian Plan or by applicable law have been made in a timely fashion in accordance with applicable law and the terms of the Canadian Plans, and each Canadian Plan has been registered, administered, and invested in accordance with its terms and applicable law; (b) the Canadian Borrower and the Canadian Guarantors may unilaterally amend or terminate, in whole or in part, each of their Canadian Plans; (c) except as set forth in Schedule 8.13, as of the date hereof, neither the aggregate going concern unfunded liability nor the aggregate solvency deficiency in respect of all the Canadian Plans which are funded plans, determined pursuant to the actuarial assumptions and methodology utilized in the most recent actuarial valuations therefor, exceeds the Canadian Dollar Equivalent of $5,000,000; and
            (d) the Canadian Borrower and Canadian Guarantors have delivered to the Administrative Agent such valuations for any funded Canadian Plan.

            8.14. USE OF PROCEEDS; REGULATIONS U AND X. The proceeds of the Loans shall be used by (a) the US Borrower solely to restate and refinance the Loans under the Existing Credit Agreement, for Permitted Acquisitions, investments permitted under Section 10.3 and for working capital, Capital Expenditures and general corporate purposes, and (b) the Canadian Borrower to refinance existing Indebtedness, working capital and general corporate purposes. The US Borrower will obtain Letters of Credit solely for working capital and general corporate purposes. No portion of any Loan is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

            8.15. ENVIRONMENTAL COMPLIANCE. Each of the Borrowers and their Restricted Subsidiaries have taken all reasonable steps to investigate the past and present condition and usage of the Real Estate and the operations conducted thereon and, based upon such reasonable investigation, has determined that:

            (a) except as set forth on Schedule 8.15 attached hereto, none of the Borrowers, none of their Restricted Subsidiaries nor any operator of the Real Estate or any operations thereon is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any Canadian, federal, provincial, state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment or otherwise relating to land use or occupation of land or buildings, heritage preservation, protection or conservation of natural or cultural sources, pollution or contamination of air, water or soil, waste or chemical disposal, toxic, hazardous, poisonous, or dangerous substances or noise or odor (hereinafter "Environmental Laws"), which violation could have a Material Adverse Effect;

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            (b)   except as set forth in Schedule 8.15 attached hereto, none of the Borrowers nor any of their Restricted Subsidiaries has received notice from any third party including, without limitation, any Canadian, federal, provincial, state or local governmental authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C.
      Section 6903(5) or by any applicable Environmental Laws, any hazardous substances as defined by 42 U.S.C. Section 9601(14) or by any applicable Environmental Laws, any pollutant or contaminant as defined by 42 U.S.C.
      Section 9601(33) or by any applicable Environmental Laws and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a federal, provincial, state or local agency or other third party has conducted or has ordered that the Borrowers or any of their Restricted Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances, in each case which has or has the potential of having a Material Adverse Effect;

            (c) except as set forth on Schedule 8.15 attached hereto: (i) to the best knowledge of any of the Borrowers, no portion of the Real Estate has been used for the handling, processing, storage or disposal of Hazardous Substances which would have a Material Adverse Effect, except in accordance with applicable Environmental Laws; (ii) in the course of any activities conducted by any Borrower, its Restricted Subsidiaries or operators of its properties, no Hazardous Substances have been generated or are being used on the Real Estate except in accordance with applicable Environmental Laws; (iii) to the best knowledge of any Borrower, there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from the properties of any Borrower or its Restricted Subsidiaries, which releases would have a material adverse effect on the value of any of the Real Estate or adjacent properties or the environment; (iv) to the best knowledge of any Borrower, there have been no releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, the Real Estate; and (v) in addition, to the best knowledge of any Borrower, any Hazardous Substances that have been generated on any of the Real Estate after the effective date of RCRA and applicable regulations have been transported offsite only by carriers having an identification number issued by the EPA and with respect to Real Estate located in Canada, an identification number issued by any Canadian federal or provincial agency, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best knowledge of each Borrower, operating in compliance with such permits and applicable Environmental Laws; and

            (d) except as listed on Schedule 8.15 hereto, none of the Borrowers and their Restricted Subsidiaries, nor any of the Real Estate is subject to any applicable Environmental Law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the effectiveness of any other transactions contemplated hereby.

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            8.16. SUBSIDIARIES, ETC. Each of the Borrowers' direct and indirect
      Subsidiaries are as set forth on Schedule 8.16(a) hereof and each Borrower holds the ownership interests in each direct and indirect Subsidiary described on Schedule 8.16(a). None of the Subsidiaries of the Borrowers has any other Subsidiaries except as set forth on Schedule 8.16(a) hereto. Except as set forth on Schedule 8.16(b), none of the Borrowers or any of their Subsidiaries is engaged in any joint venture or partnership with any other Person.

            8.17. CAPITALIZATION. The Borrowers and their Subsidiaries are the record and beneficial owners of the issued and outstanding Capital Stock of the Persons described in and in the manner set forth on Schedule 8.17 hereof, free and clear of all Liens, other than Permitted Liens. All shares of such Capital Stock have been validly issued, are outstanding, fully paid and nonassessable and no options, warrants or other rights to subscribe to additional shares of the Capital Stock of such Persons have been granted or exist.

            8.18. FISCAL YEAR. Each of the Borrowers and their Restricted Subsidiaries has a fiscal year which is twelve calendar months ending on December 31 of each year.

            8.19. OPERATION OF RAILROADS. Each of the Borrowers is a rail carrier or is primarily engaged in the business of providing management and administrative services to rail carriers and other entities in the transportation business, and holding stock of its Restricted Subsidiaries.

            8.20. DISCLOSURE. No representation or warranty made by any of the Borrowers or any of their Restricted Subsidiaries in any Loan Document to which it is a party and no document or information furnished to the Administrative Agent or the Lenders by or on behalf of or at the request of any of the Borrowers or any of their Restricted Subsidiaries in connection with any of the transactions contemplated by the Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which they are made.

            8.21. NO WITHHOLDING. As of the Closing Date, none of the Borrowers is required by the laws of any jurisdiction to make any deduction or withholding of any nature whatsoever from any payment to be made by the Borrowers, or the amount and likelihood of such deductions or withholdings are not, in the Administrative Agent's reasonable discretion, material. Neither this Credit Agreement nor any of the other Loan Documents is subject to any registration or stamp tax or any other similar or like taxes payable in any jurisdiction.

      9.    AFFIRMATIVE COVENANTS OF THE BORROWERS.

      Each of the Borrowers covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Lender has any obligation to make any Loans or the Issuing Lender has any obligation to issue or extend any Letters of Credit:

            9.1. PUNCTUAL PAYMENT. Each of the Borrowers will duly and punctually pay or cause to be paid the principal and interest on the Loans, all Reimbursement Obligations, Letter of Credit Fees, Commitment Fees, Agent's Fees and all other amounts provided for in this Credit Agreement and the other Loan Documents to which such Borrower or any of its Restricted Subsidiaries is a party, all in accordance with the terms of this Credit Agreement and such other Loan Documents.

            9.2.  MAINTENANCE OF OFFICE.

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                  9.2.1. US BORROWER AND US GUARANTORS. The US Borrower and the
            US Guarantors will maintain their chief executive office at Corporate Headquarters, 66 Field Point Road, Greenwich, CT 06830 or at such other place in the United States of America as the US Borrower shall designate, upon thirty (30) days' prior written notice to the Administrative Agent, where notices, presentations and demands to or upon the US Borrower and the US Guarantors in respect of the Loan Documents to which the US Borrower is a party may be given or made.

                  9.2.2. CANADIAN BORROWER AND CANADIAN GUARANTORS. The Canadian
            Borrower and each of the Canadian Guarantors (other than Huron) will maintain their registered office at 6700 Park Ave., Suite 110 Montreal, Quebec H2V 4H9, and Huron will maintain its registered office at 30 Oakland Avenue, Sault Ste. Marie, Ontario, P6A 2T3, or at such other places in Canada as the Canadian Borrower shall designate, upon thirty (30) days' prior written notice to the Administrative Agent, where notices, presentations and demands to or upon the Canadian Borrower and the Canadian Guarantors in respect of the Loan Documents to which the Canadian Borrower or any of the Canadian Guarantors are party may be given or made.

            9.3. RECORDS AND ACCOUNTS. Each Borrower will (a) keep, and cause each of its Restricted Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Restricted Subsidiaries, contingencies, and other reserves.

            9.4. FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION. The Borrowers will deliver to the Administrative Agent:

            (a)   as soon as practicable, but in any event not later than ninety
      (90) days after the end of each fiscal year of the Borrowers, the consolidated balance sheets for GWI and its Subsidiaries and the consolidating balance sheets of GWI and its Subsidiaries, in each case as at the end of such year, and the related consolidated statements of income and cash flow for GWI and its Subsidiaries for the period then ended, and the consolidating statements of income and cash flow for GWI and its Subsidiaries for the period then ended, each setting forth in comparative form the figures for the previous fiscal year (with the exception of the comparative consolidating statements for fiscal year 2004 which will not be provided), and all such consolidated and consolidating statements to be in reasonable detail and prepared in accordance with GAAP, and all such consolidated and consolidating statements to be certified without qualification by PriceWaterhouseCoopers LLP or by other independent certified public accountants satisfactory to the Administrative Agent, together with (i) a written statement from such accountants to the effect that they have read a copy of this Credit Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default; provided that such accountants shall not be liable to the Lenders for failure to obtain knowledge of any Default or Event of Default and
      (ii) their accountants' management letter relating to such fiscal year;

            (b) as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the first three fiscal quarters of the Borrowers, copies of the unaudited consolidated balance sheets of the Borrowers and their Restricted Subsidiaries and the

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      consolidating balance sheets of the Borrowers and their Restricted
      Subsidiaries, in each case as at the end of such quarter, the related consolidated statements of income and cash flow for the Borrowers and their Restricted Subsidiaries for the portion of the Borrowers' fiscal year then elapsed, and the consolidating statements of income and cash flow for the Borrowers and their Restricted Subsidiaries for the portion of the Borrower's fiscal year then elapsed, all in reasonable detail and prepared in accordance with GAAP, together with a certification by the principal financial or accounting officers of the Borrowers that the information contained in such financial statements fairly present the financial position of the Borrowers and their Restricted Subsidiaries on the date thereof (subject to year-end adjustments);

            (c) simultaneously with the delivery of the financial statements referred to in subsection (a) and subsection (b) above a statement certified by the principal financial or accounting officers of the Borrowers in substantially the form of Exhibit D hereto (a "Compliance Certificate") and setting forth in reasonable detail computations evidencing compliance with the covenants contained in Section 11 and, in each case, (if applicable) reconciliations to reflect changes in GAAP since the Balance Sheet Date;

            (d) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature (i) filed with the Securities and Exchange Commission or (ii) sent to the stockholders of the Borrowers;

            (e) no later than February 28 of each fiscal year of the Borrowers, the annual budgets of the Borrowers and their Restricted Subsidiaries, including projected consolidated balance sheets for the end of such fiscal year and the end of each quarter of such fiscal year and consolidated statements of income and cash flow for such fiscal year and the end of each quarter of such fiscal year of the Borrowers and their Restricted Subsidiaries; and

            (f) from time to time such other financial data and information as the Administrative Agent or any Lender may reasonably request.

      Borrowers hereby acknowledge that (i) the Administrative Agent will make available to Lenders and the Issuing Lender materials and/or information provided by or on behalf of Borrowers hereunder (collectively, "Borrowers Materials") by posting Borrowers Materials on IntraLinks or another similar electronic system (the "Platform") and (ii) certain of the Lenders may be "public-side" Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to Borrowers or their securities) (each, a "Public Lender"). Borrowers hereby agree that (w) all Borrowers Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked "PUBLIC" which, at a minimum, shall mean that the word "PUBLIC" shall appear prominently on the first page thereof; (x) by marking Borrowers Materials "PUBLIC", Borrowers shall be deemed to have authorized the Administrative Agent, the Issuing Lender and the Lenders to treat such Borrowers Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to Borrowers or their securities for purposes of United States Federal and state securities laws; (y) all Borrowers Materials marked "PUBLIC" are permitted to be made available through a portion of the Platform designated "Public Investor"; and (z) the Administrative Agent shall be entitled to treat any Borrowers Materials that are not marked "PUBLIC" as being suitable only for posting on a portion of the Platform not designated "Public Investor".

            9.5.  NOTICES.

                  9.5.1. DEFAULTS. Each Borrower will promptly notify the
            Administrative Agent and each of the Lenders in writing of the occurrence of any Default or Event of Default

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            of which they become aware. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Credit Agreement or any other note, evidence of indebtedness, indenture or other obligation to which or with respect to which any of the Borrowers or any of their Restricted Subsidiaries are parties or obligors, whether as principal, guarantor, surety or otherwise, such Borrower shall forthwith give written notice thereof to the Administrative Agent and each of the Lenders, describing the notice or action and the nature of the claimed default.

                  9.5.2. ENVIRONMENTAL EVENTS. Each Borrower will within fifteen
            (15) days of becoming aware thereof, give notice to the Administrative Agent and each of the Lenders (a) of any violation of any Environmental Law that any of the Borrowers or any of their Restricted Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, provincial, state or local environmental agency and (b) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any federal, provincial, state or local environmental agency or board, that has the potential to have a Material Adverse Effect.

                  9.5.3. NOTICE OF LITIGATION AND JUDGMENTS. Each Borrower will, and will cause each of its Restricted Subsidiaries to, give notice to the Administrative Agent and each of the Lenders in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting any of the Borrowers or any of their Restricted Subsidiaries or to which any of the Borrowers or any of their Restricted Subsidiaries is or becomes a party involving an uninsured claim against any of the Borrowers or any of their Restricted Subsidiaries that could reasonably be expected to have a Material Adverse Effect on such Borrower and its Restricted Subsidiaries taken as a whole and stating the nature and status of such litigation or proceedings. Each Borrower will, and will cause each of its Restricted Subsidiaries to, give notice to the Administrative Agent and each of the Lenders, in writing, in form and detail satisfactory to the Administrative Agent, within ten (10) days of any judgment not covered by insurance, final or otherwise, against any of the Borrowers or any of their Restricted Subsidiaries in an amount in excess of $5,000,000.

                  9.5.4. NOTIFICATION OF DERAILMENTS. Each Borrower will, and will cause each of its Restricted Subsidiaries to, give notice to the Administrative Agent and each of the Lenders in writing within five (5) days of becoming aware thereof of any derailments or other types of accidents which result (or could result) in the incurrence of costs by the Borrowers and their Restricted Subsidiaries reasonably estimated to be or exceed $5,000,000 and which could reasonably be expected to have a Material Adverse Effect. The US Borrower shall deliver to the Administrative Agent and each of the Lenders all reports filed with the FRA regarding any occurrence referred to in this Section 9.5.4. The Canadian Borrower shall deliver to the Administrative Agent and each of the Lenders all reports filed with relevant governmental authorities to which derailments or other types of accidents relating to railway operations are obliged to be reported.

            9.6. CORPORATE EXISTENCE; MAINTENANCE OF PROPERTIES. Each Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and those of its Restricted Subsidiaries and will not, and will not cause or permit any of its Restricted Subsidiaries to, convert to a limited liability company or a limited liability partnership. Each Borrower (a) will cause all of its properties and those of its

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      Restricted Subsidiaries used or useful in the conduct of its business or the business of their Restricted Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, (b) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of each Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (c) will, and will cause each of its Restricted Subsidiaries to, continue to engage primarily in the businesses now conducted by them and in related businesses; provided that nothing in this Section 9.6 shall prevent any of the Borrowers from discontinuing the operation and maintenance of any of its properties or any of those of its Restricted Subsidiaries, including the existence of any Restricted Subsidiary of any of the Borrowers or the conversions of any Restricted Subsidiary of the Borrowers to a limited liability company or limited liability partnership, if such discontinuance or conversion is, in the judgment of such Borrower, desirable in the conduct of its or their business and that do not in the aggregate have a Material Adverse Effect and, with respect to the conversions of a Borrower or a Restricted Subsidiary to a limited liability company or limited liability partnership, simultaneously with such conversion, such Borrower or Restricted Subsidiary shall have executed and delivered to the Administrative Agent all documentation which the Administrative Agent reasonably determines is necessary to continue such Borrower's or such Restricted Subsidiary's obligations in respect of this Credit Agreement and the other Loan Documents. Specifically, but not in limitation of the foregoing, the US Borrower and each of the US Guarantors will maintain such an appropriate FRA Class rating on its railroad lines as is reasonable and prudent in light of all the relevant facts and circumstances.

            9.7. INSURANCE. Each Borrower will, and will cause each of its Restricted Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to their properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as described on Schedule 9.7 hereto and as may be reasonable and prudent.

            9.8. TAXES. Each Borrower will, and will cause each of its Restricted Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, all material Taxes imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a Lien or charge upon any of its property in each case, that if not paid, is reasonably likely to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and
      (b) such Borrower or such Restricted Subsidiary shall have set aside on its books adequate reserves with respect thereto; provided, however, that each Borrower and each of their Restricted Subsidiaries will pay all such Taxes forthwith upon the commencement of proceedings to foreclose any Lien that may have attached as security therefor.

            9.9.  INSPECTION OF PROPERTIES AND BOOKS, ETC.

                  9.9.1. GENERAL. Each Borrower shall permit the Lenders,
            through the Administrative Agent or any of the Lenders' other designated representatives, to visit and inspect any of the properties of the Borrowers or any of their Restricted Subsidiaries, to examine the books of account of the Borrowers and their Restricted Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrowers and their Restricted Subsidiaries with, and to be advised as to

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            the same by, their officers, all at such reasonable times and intervals as the Administrative Agent or any Lender may reasonably request.

                  9.9.2. COMMUNICATIONS WITH ACCOUNTANTS. The Borrowers
            authorize the Administrative Agent and, if accompanied by the Administrative Agent, the Lenders, to communicate directly with the Borrowers' independent certified public accountants and authorize such accountants to disclose to the Administrative Agent and the Lenders any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of the Borrowers or any of their Restricted Subsidiaries. At the request of the Administrative Agent, the Borrowers shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this Section 9.9.2.

            9.10. COMPLIANCE WITH LAWS, CONTRACTS, LICENSES, AND PERMITS. Each Borrower will, and will cause each of its Restricted Subsidiaries to, comply with (a) the applicable laws and regulations wherever their business is conducted, including all Environmental Laws, (b) the provisions of its Governing Documents, (c) all material agreements and instruments by which they or any of their properties may be bound and (d) all applicable decrees, orders, and judgments, where, with respect to clauses (a), (c) and (d) only, failure to so comply could have a Material Adverse Effect. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrowers or any of their Restricted Subsidiaries may fulfill any of their obligations hereunder or any of the other Loan Documents to which such Borrower or such Restricted Subsidiary is a party, such Borrower will, or (as the case may be) will cause such Restricted Subsidiary to, immediately take or cause to be taken all reasonable steps within the power of such Borrower or such Restricted Subsidiary to obtain such authorization, consent, approval, permit or license and furnish the Administrative Agent and the Lenders with evidence thereof.

            9.11. EMPLOYEE BENEFIT PLANS. The US Borrower will (a) within ten
      (10) days of receipt of a written request by the Administrative Agent, furnish to the Administrative Agent a copy of the most recent actuarial statement required to be submitted under Section 103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and (b) within ten (10) days of receipt or dispatch, furnish to the Administrative Agent any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under Sections 302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or in respect of a Multiemployer Plan, under Sections 4041A, 4202, 4219, 4242, or 4245 of ERISA. The Canadian Borrower and the Canadian Guarantors will (i) within ten (10) days of receipt of a written request by the Administrative Agent, furnish to the Administrative Agent a copy of the most recent actuarial valuation submitted to the relevant authorities in respect of each funded Canadian Plan and (ii) within ten (10) days of receipt or dispatch, furnish to the Administrative Agent any material correspondence from or to the relevant authorities or any other Person in respect of any Canadian Plan.

            9.12. USE OF PROCEEDS. Each Borrower will use the proceeds of the Loans and the US Borrower will obtain Letters of Credit solely for the purposes set forth in Section 8.14 hereof.

            9.13. FURTHER ASSURANCES. Each Borrower will, and will cause each of its Restricted Subsidiaries to, cooperate with the Lenders and the Administrative Agent and execute such further instruments and documents as the Lenders or the Administrative Agent shall reasonably request to carry out to their reasonable satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents.

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            9.14. ADDITIONAL SUBSIDIARIES. The Borrowers shall upon the creation, acquisition or designation after the Closing Date of a new Restricted Subsidiary, cause each such Restricted Subsidiary to execute and deliver to the Administrative Agent for the benefit of the Lenders and the Administrative Agent, an Instrument of Adherence (Guaranty), in substantially the form of Exhibit E hereto (an "Instrument of Adherence (Guaranty)"), whereby such Restricted Subsidiary becomes a party to the applicable Loan Documents, provided that foreign Restricted Subsidiaries of the US Borrower will not execute a Guaranty of the US Obligations, but foreign Restricted Subsidiaries of the US Borrower shall execute a Guaranty of the Canadian Obligations (unless there would be a material tax or legal impediment with respect to any such Guaranty as determined by the Borrowers and the Administrative Agent). If requested by the Administrative Agent, the Borrowers shall deliver to the Administrative Agent and the Lenders legal opinions in form and substance satisfactory to the Administrative Agent opining as to the authorization, validity and enforceability of such Instrument of Adherence (Guaranty) and the other documentation delivered in connection therewith, and as to such other matters as the Administrative Agent may request. In addition, the Borrowers shall upon the acquisition or creation of any new Subsidiary, promptly notify (and in any event within 30 days) the Lenders thereof and provide the Administrative Agent and the Lenders with an updated Schedule I, Schedule 8.16 and Schedule 8.17 hereto to reflect the formation or acquisition of each new Subsidiary. The Borrowers shall inform the Administrative Agent in writing within two (2) US Business Days of the delivery of an updated Schedule I, Schedule 8.16 and Schedule 8.17 whether the newly formed or acquired Subsidiary is a Restricted
      Subsidiary or an Unrestricted Subsidiary under this Credit Agreement. Notwithstanding the other provisions of this Section 9.14, any Restricted Subsidiary in which any of the Borrowers or any of the Restricted Subsidiaries have collectively invested less than $100,000, and so long as such Restricted Subsidiary shall not have (a) assets in excess of $100,000, (b) annual revenue in excess of $100,000 or (c) liabilities in excess of $100,000, shall not be required to become a party to the Guaranty.

      10.   CERTAIN NEGATIVE COVENANTS OF THE BORROWERS.

      Each Borrower covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Lender has any obligation to make any Loans or the Issuing Lender has any obligation to issue or extend any Letters of Credit:

            10.1. RESTRICTIONS ON INDEBTEDNESS. The Borrowers will not, and will not permit any of their Restricted Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

            (a) Indebtedness to the Lenders, the Issuing Lender and the Administrative Agent arising under any of the Loan Documents;

            (b) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 9.8;

            (c) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which any Borrower or any of their Restricted Subsidiaries shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

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            (d)   endorsements for collection, deposit or negotiation and
      warranties of products or services, in each case incurred in the ordinary course of business;

            (e) Indebtedness of any of the Borrowers or any of their Restricted Subsidiaries to any of the Borrowers or any of their other Restricted Subsidiaries consisting of rights of reimbursement, contribution, subrogation and the like in connection with the joint and several obligations of the Borrowers and their Restricted Subsidiaries under the Loan Documents;

            (f) Indebtedness incurred (other than under this Credit Agreement) or assumed in connection with the acquisition after the date hereof of any real or personal property by the Borrowers or their Restricted Subsidiaries (including Indebtedness in respect of Capitalized Leases), provided that the aggregate principal amount of such Indebtedness of (i) the US Borrower and its Restricted Subsidiaries shall not exceed the amount of $35,000,000 at any one time and (ii) GWCA and its Restricted Subsidiaries shall not exceed the aggregate amount of $10,000,000 at any one time;

            (g) Indebtedness existing on the date hereof and listed and described on Schedule 10.1 hereto including any extensions or refinancings thereof on substantially similar terms as the Indebtedness being refinanced and provided there is no increase in the amount thereof;

            (h) Indebtedness of (i) the US Borrower to any of the US Guarantors or any of the US Guarantors to the US Borrower or any of the other US Guarantors or (ii) the Canadian Borrower to any of the Canadian Guarantors or any of the Canadian Guarantors to the Canadian Borrower or any of the other Canadian Guarantors or (iii) (A) the US Borrower to the Canadian Borrower or any of the Canadian Guarantors, (B) the Canadian Borrower to the US Borrower or any of the US Guarantors, or (C) any of the Canadian Guarantors to the US Borrower or any of the US Guarantors, or (D) any of the US Guarantors to the Canadian Borrower or any of the Canadian Guarantors, provided that the aggregate amount of Indebtedness under this clause (iii) together with Investments permitted under Section 10.3(e)(ii) shall not exceed $15,000,000 at any one time;

            (i) Indebtedness of the Borrowers with respect to Hedging Agreements provided that such Hedging Agreements are in form and substance acceptable to the Administrative Agent;

            (j) Indebtedness in respect of performance, surety, statutory, insurance, appeal or similar bonds obtained in the ordinary course of business;

            (k) Indebtedness of the Borrowers or any of their Restricted Subsidiaries in respect of guaranties of obligations in connection with Permitted Acquisitions and other Investments permitted by Section 10.3(h) and for the operation of any of their Restricted Subsidiaries (in each case, to the extent the underlying Indebtedness with respect thereto is otherwise permitted under this Section 10.1), not to exceed $20,000,000 in aggregate for all such permitted at any time;

            (l) Indebtedness of the US Borrower with respect to the put option of IFC pursuant to the IFC Documents;

            (m) Indebtedness with respect to the US Borrower's $8,000,000 Letter of Credit in favor of CFCM until Technical Completion (as defined in the IFC Documents);

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            (n)   Indebtedness with respect to the US Borrower's $7,500,000
      guarantee of CFCM's obligations to IFC until Financial Completion (as defined in the IFC Documents);

            (o) Indebtedness with respect to the Senior Notes, not to exceed $75,000,000 at any one time; and

            (p) Other Indebtedness not included in the foregoing provisions of this Section 10.1 not to exceed $20,000,000 in the aggregate at any time outstanding.

            10.2. RESTRICTIONS ON LIENS. Each Borrower will not, and will not permit any of its Restricted Subsidiaries to, (i) create or incur or suffer to be created or incurred or to exist any Lien upon any of their property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (ii) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors;
      (iii) acquire, or agree (except where such agreement is not binding on such Borrower or Restricted Subsidiary) or have a non-revocable option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; or
      (iv) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority or preference whatsoever over its general creditors; provided that such Borrower and any of its Restricted Subsidiaries may create or incur or suffer to be created or incurred or to exist:

            (a) Liens in favor of the Administrative Agent for the benefit of the Lenders and the Administrative Agent under the Loan Documents;

            (b) Liens to secure taxes, assessments and other government charges in respect of obligations not overdue or Liens on properties to secure claims for labor, material or supplies in respect of obligations not overdue;

            (c) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

            (d) Liens on properties in respect of judgments or awards, the Indebtedness with respect to which is permitted by Section 10.1(c);

            (e) Liens of carriers, warehousemen, mechanics and materialmen, and other like Liens on properties, in existence less than 120 days from the date of creation thereof in respect of obligations not overdue;

            (f) encumbrances on Real Estate consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's Liens under leases to which any of the Borrowers or any of their Restricted Subsidiaries is a party, and other minor Liens or encumbrances none of which in the opinion of such Borrower interferes materially with the use of the property affected in the ordinary conduct of the business of such Borrower and its Restricted Subsidiaries, which defects do not individually or in the aggregate have a materially adverse effect on the business of any of the Borrowers individually or of the Borrowers and their Restricted Subsidiaries on a consolidated basis;

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            (g)   Liens existing on the date hereof and listed on Schedule 10.2 hereto and any extensions or renewals thereof provided that the principal amount secured thereby is not thereafter increased and no additional assets become subject to such Lien;

            (h) purchase money security interests in or purchase money mortgages on real or personal property acquired after the date hereof to secure purchase money Indebtedness of the type and amount permitted by
      Section 10.1(f), incurred or assumed in connection with the acquisition of such property, which security interests or mortgages cover only the real or personal property so acquired;

            (i) Liens consisting of deposits to secure Indebtedness permitted by Section 10.1(j) hereof;

            (j) Liens on the Capital Stock of any Unrestricted Subsidiary so long as such Liens are otherwise non-recourse to the Borrowers and their Restricted Subsidiaries; and

            (k)   other Liens not included in the foregoing provisions of this
      Section 10.2 securing Indebtedness permitted by Section 10.1(p) so long as the fair market value of the assets encumbered by such Liens does not exceed $10,000,000 in the aggregate.

            10.3. RESTRICTIONS ON INVESTMENTS. Each Borrower will not, and will not permit its Restricted Subsidiaries to, make or permit to exist or to remain outstanding any Investment except the Borrowers and their Restricted Subsidiaries may make or permit to exist or to remain outstanding Investments in:

            (a)   Cash Equivalents;

            (b)   Investments existing on the date hereof and listed on Schedule
      10.3 hereto;

            (c) Investments consisting of loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business not to exceed $750,000 in the aggregate at any time outstanding;

            (d) Investments by any of the Borrowers or any of their Restricted Subsidiaries consisting of rights of reimbursement, contribution, subrogation and the like in connection with the joint and several obligations of such Restricted Subsidiaries under the Loan Documents;

            (e) Investments so long as the entities referred to in this paragraph (e) remain Restricted Subsidiaries of a Borrower (i) with respect to Indebtedness permitted by Section 10.1(h) or (ii) consisting of transfers of assets from (A) the US Borrower to the Canadian Borrower or any of the Canadian Guarantors, (B) the Canadian Borrower to the US Borrower or any of the US Guarantors, (C) any of the Canadian Guarantors to the US Borrower or any of the US Guarantors, or (D) any of the US Guarantors to the Canadian Borrower or any of the Canadian Guarantors, provided that the aggregate amount of Investments under this clause (ii) together with Indebtedness permitted under Section 10.1(h)(iii) shall not exceed $15,000,000 at any one time;

            (f) Investments between (i) the US Borrower and any of (A) the US Guarantors, and (B) Quebec (so long as it remains the Canadian Borrower) or (ii) the Canadian Borrower and any of the Canadian Guarantors;

            (g)   Investments made in connection with a Permitted Acquisition;
      and

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            (h)   Other Investments by the Borrowers and the Restricted
      Subsidiaries, so long as the aggregate amount of such Investments does not exceed $75,000,000, and so long as no Default or Event of Default shall have occurred and be continuing at the time such Investment is made or would result therefrom.

            10.4. DISTRIBUTION AND RESTRICTED PAYMENTS. Each Borrower will not, and will not permit any of its Restricted Subsidiaries to, declare or make any Restricted Payments, provided however that (a) the Borrowers' Restricted Subsidiaries may make Distributions to a Borrower or other Restricted Subsidiaries, (b) the Borrowers may make the Investments permitted by Section 10.3(h) hereof, and (c) so long as no Default or Event of Default shall have occurred and be continuing, and so long as none would result after giving effect thereto, the Borrowers may make other Restricted Payments consisting of stock repurchases and cash dividends if the Funded Debt to EBITDAR Ratio on a pro forma basis calculated as of the end of the most recently ended fiscal quarter after giving effect to such Restricted Payments and any borrowings incurred to make such repurchases and payments is less than 3.00 to 1.

            10.5. MERGER, PERMITTED ACQUISITIONS AND DISPOSITION OF ASSETS.

                  10.5.1. MERGERS. Each Borrower will not, and will not permit any of its Restricted Subsidiaries to, consummate any merger, amalgamation or consolidation other than the merger, amalgamation or consolidation of (a) a Restricted Subsidiary of the Borrowers into any other Restricted Subsidiary, (b) a Restricted Subsidiary of any Borrower with and into such Borrower, or (c) two or more Restricted Subsidiaries of the Borrowers with each other.

                  10.5.2. PERMITTED ACQUISITIONS.

            Each Borrower will not, and will not permit any of its Restricted Subsidiaries to, effect any asset acquisition or stock acquisition except
      (a) the acquisition of assets in the ordinary course of business consistent with past practices, (b) Capital Expenditures or (c) acquisitions by the Borrowers or any Restricted Subsidiary of the Borrowers (with the proceeds of a capital contribution from such Borrower or otherwise) of any other US or Canadian Person, or of any business, division or operating unit of any other US or Canadian Person (whether by way of a purchase of assets or Capital Stock) (each such acquisition satisfying all the conditions and requirements of this Section 10.5.2 being referred to herein as a "Permitted Acquisition") provided that:

                  (i) the aggregate Purchase Price for any one Permitted Acquisition (or group of related acquisitions) shall not exceed $75,000,000, for any U.S. or Canadian Person or any business, division or operating unit of any U.S. or Canadian Person;

                  (ii) such Borrower shall have demonstrated to the reasonable satisfaction of the Administrative Agent (based on, among other things, operating and financial projections and pro forma financial statements delivered to the Administrative Agent and certified by the chief financial officer of such Borrower) that, after giving pro-forma effect to the Permitted Acquisition and the incurrence of any Indebtedness in connection therewith, all covenants contained in
            Section 11 would have been satisfied on a pro forma basis as at the end of and for the most recent fiscal quarter, and will be satisfied on a pro forma basis for the next four fiscal quarters ending after the date of such Investment;

                  (iii) with respect to any such Permitted Acquisition:

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                        (A)   such Borrower shall have delivered to the
                  Administrative Agent reasonable (and, in any event, fifteen
                  (15) days) prior written notice of such acquisition, which notice shall provide the Administrative Agent with a reasonably detailed description of the proposed acquisition, and shall include true and complete copies of (to the extent available at such time but in any event prior to the closing of any such Permitted Acquisition) all instruments and agreements executed or delivered or to be executed or delivered by such Borrower or any of its Restricted Subsidiaries in connection with such acquisition, all of which shall be reasonably satisfactory in form and substance to the Administrative Agent;

                        (B) the business and assets so acquired shall be acquired by such Borrower or any of its Restricted Subsidiaries free and clear of all Liens (other than Permitted Liens) and Indebtedness (other than Indebtedness permitted by
                  Section 10.1(f) or otherwise consented to in writing by the Required Lenders) and the business so acquired shall be substantially the same line of business as that presently conducted by such Borrower and its Restricted Subsidiaries or lines of business reasonably related thereto;

                        (C) no contingent obligations, Indebtedness or liabilities will be incurred or assumed in connection with such acquisition which could reasonably be expected to have a Material Adverse Effect;

                        (D)   in the case of any acquisition of Capital Stock,
                  (x) the acquired Person shall become a Restricted Subsidiary of a Borrower (or of any existing Restricted Subsidiary of such Borrower) or shall be merged with and into such Borrower or any existing Restricted Subsidiary of such Borrower; and, unless such acquired Person fits within the exception set forth in the last sentence of Section 9.14, such Borrower or the applicable Restricted Subsidiary and such acquired Person shall have become a Guarantor hereunder, and shall have otherwise complied with all the applicable provisions of
                  Section 9.14 and (y) the board of directors (or other applicable governing body) of the acquired Person shall have approved such proposed acquisition;

                  (iv) no Default or Event of Default shall exist immediately prior to such Permitted Acquisition or would result from such Permitted Acquisition and provided further that if such Permitted Acquisition would result in a change in control of the acquired Person, such Investment shall have been approved by the board of directors of such Person prior to the making of such Investment; and

                  (v) with respect to any Permitted Acquisition, any debt instruments or preferred stock evidencing, governing or issued in connection with such Investment shall be reasonably satisfactory to the Administrative Agent and shall be permitted by this Credit Agreement.

                  10.5.3. DISPOSITION OF ASSETS. Each Borrower will not, and will not permit any of its Restricted Subsidiaries to, become a party to or agree to or effect any disposition of assets or stock or other equity interests, other than the disposition of assets in the ordinary course of business and sale leasebacks to the extent permitted under Section 10.6. Notwithstanding the foregoing, (a) if no Default or Event of Default exists or will occur as a result of such disposition or sale, the Borrowers and their Restricted Subsidiaries may lease, sell or otherwise dispose of assets (other than stock and other equity interests)

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            for cash; provided that the aggregate net book value (at the time of disposition thereof and after giving effect to the contemplated disposition) of all such assets shall not exceed $25,000,000 during any period of twelve consecutive months, and (b) neither Borrower will, nor will permit any of its Restricted Subsidiaries to, become a party to or agree to or effect any sales by such Borrower or Restricted Subsidiary of (i) accounts or general intangibles for money due or to become due, (ii) chattel paper, instruments or documents creating or evidencing a right to payment of money or
            (iii) other receivables (collectively "receivables"), whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations of such Borrower or Restricted Subsidiary relating thereto or a disposition of defaulted receivables for collection and not as a financing arrangement, and together with any obligation of such Borrower or Restricted Subsidiary to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith.

            10.6. SALE AND LEASEBACK. After the Closing Date, each Borrower will not, and will not permit any of its Restricted Subsidiaries to, enter into any arrangement, directly or indirectly, whereby any of the Borrowers or any Restricted Subsidiary of a Borrower shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that a Borrower or any Restricted Subsidiary of a Borrower intends to use for substantially the same purpose as the property being sold or transferred, provided that any Borrower or any of their Restricted Subsidiaries may enter into such sale leaseback transactions to the extent that the aggregate net book value (at the time of disposition thereof and after giving effect to the contemplated disposition) of the assets sold in connection with all such sale leasebacks does not exceed
      (a) with respect to the US Borrower, $15,000,000 in the aggregate for any calendar year, and (b) with respect to the Canadian Borrower, $5,000,000 in the aggregate for any calendar year.

            10.7. COMPLIANCE WITH ENVIRONMENTAL LAWS. Except in compliance with all applicable Environmental Laws, each Borrower will not, and will not permit any of its Restricted Subsidiaries to, (a) use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances, (c) generate any Hazardous Substances on any of the Real Estate, (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a release (i.e. releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous Substances on, upon or into the Real Estate or (e) otherwise conduct any activity at any Real Estate or use any Real Estate in any manner that would violate any Environmental Law or bring such Real Estate in violation of any Environmental Law.

            10.8. EMPLOYEE BENEFIT PLANS. Except as set forth on Schedule 8.13 or as would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect, none of the Canadian Borrower, the Canadian Guarantors, the US Borrower nor any ERISA Affiliate will,

            (a)   engage in any "prohibited transaction" within the meaning of
      Section 406 of ERISA or Section 4975 of the Code which could result in a material liability for the Borrowers or any of their Restricted Subsidiaries which could have a Material Adverse Effect; or

            (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in Section 302 of ERISA, whether or not such deficiency is or may be waived; or

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            (c)   fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a Lien or encumbrance on the assets of the Borrowers or any of their Restricted Subsidiaries pursuant to Section 302(f) or Section 4068 of ERISA;

            (d) permit or take any action which would result in the aggregate benefit liabilities (with the meaning of Section 4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities, by more than $1,000,000;

            (e) fail to contribute to any Canadian Plan any amount required to be contributed thereto in accordance with applicable law or the terms of such Canadian Plan, by more than $1,000,000 in the aggregate for all Canadian Plans;

            (f) permit or take any action which would result in the aggregate going concern unfunded liability or the aggregate solvency deficiency in respect of all the Canadian Plans which are funded plans, determined pursuant to the actuarial assumptions and methodology utilized in the most recent actuarial valuations therefor, to exceed the Canadian Dollar Equivalent of $1,000,000; or

            (g) amend any Guaranteed Pension Plan in circumstances requiring the posting of security pursuant to Section 307 of ERISA or Section 401(a)(29) of the Code.

            10.9. BUSINESS ACTIVITIES. Each Borrower will not, and will not permit any of its Restricted Subsidiaries, to engage directly or indirectly (whether through Restricted Subsidiaries or otherwise) in any type of business not engaged in by such Borrower or such Restricted Subsidiary on the Closing Date, unless incidental or related to any type of business engaged in by such Borrower or such Restricted Subsidiaries on such date.

            10.10. CAPITALIZATION. Each Borrower will not, and will not permit any of its Restricted Subsidiaries to, authorize, issue or sell any Capital Stock, grant any options (other than under current option plans), warrants or other rights to purchase any Capital Stock or in any way change the capitalization of any of its Restricted Subsidiaries in such a manner as to cause such Borrower to own directly or indirectly less than one hundred percent of the Capital Stock, of each of its Restricted Subsidiaries (except as set forth in Section 8.17 or Section 10.5.2). Each Borrower will not issue any Capital Stock having debt-like features (such as mandatory cash dividends, mandatory redemption provisions or other provisions which create monetary obligations on such Borrower payable in cash during a period when Loans may be outstanding) except to the extent that such Capital Stock, if classified as Indebtedness of such Borrower, would be permitted by Section 10.1 hereof.

            10.11. FISCAL YEAR. Each Borrower will not, and will not permit its Restricted Subsidiaries to, change the date of the end of their fiscal year from that set forth in Section 8.18 hereof.

            10.12. RESTRICTIONS ON NEGATIVE PLEDGES AND UPSTREAM LIMITATIONS. The Borrowers will not, nor will they permit any of their Restricted Subsidiaries to, (a) enter into any agreement or arrangement (excluding this Credit Agreement and the Loan Documents) prohibiting the creation or assumption of any Lien upon its properties, revenues or assets whether now owned or hereafter acquired or (b) enter into any agreement, contract or arrangement (excluding this Credit Agreement and the other Loan Documents) restricting the ability of any US Guarantor or any Restricted Subsidiary of the Canadian Borrower to (i) pay or make dividends or distributions in

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      cash or kind to the US Borrower (in the case of any US Guarantor) or the
      Canadian Borrower (in the case of Restricted Subsidiaries of the Canadian Borrower), (ii) make loans, advances or other payments of whatsoever nature to the US Borrower (in the case of US Guarantors) and the Canadian Borrower (in the case of Restricted Subsidiaries of the Canadian Borrower) or (iii) make transfers or distributions of all or any part of its assets to the US Borrower (in the case of US Guarantors) and the Canadian Borrower (in the case of Restricted Subsidiaries of the Canadian Borrower); in each case other than (i) restrictions on specific assets which assets are the subject of purchase money security interests to the extent permitted under Section 10.2, and (ii) customary anti-assignment provisions contained in leases and licensing agreements entered into by the Borrowers or such Subsidiary in the ordinary course of its business.

            10.13. TRANSACTIONS WITH AFFILIATES. Each Borrower will not, and will not permit any of its Restricted Subsidiaries to, engage in any transaction with any Affiliate (other than the Borrowers or any of their Restricted Subsidiaries) (other than (i) for services as employees, officers and directors, (ii) equity awards related to common stock to employees and directors pursuant to incentive compensation plans involving not more than 25% of the common stock of such Borrower and (iii) transactions pursuant to agreements listed on Schedule 10.13), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Affiliate or, to the knowledge of such Borrower, any corporation, partnership, trust or other entity in which any such Affiliate has a substantial interest or is an officer, director, trustee or partner, on terms more favorable to such Person than would have been obtainable on an arm's-length basis in the ordinary course of business.

            10.14. MODIFICATION OF CERTAIN DOCUMENTS. Each Borrower will not, and will not permit any of its Restricted Subsidiaries to, modify, amend or supplement the Senior Notes in a manner which affects the amount or timing of payments to be made thereunder or any other debt-like features thereof, or which results in more restrictive covenants and events of default than in this Credit Agreement, without the prior written consent of the Administrative Agent.

      11.   FINANCIAL COVENANTS OF THE BORROWERS.

      Each of the Borrowers covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Lender has any obligation to make any Loans or the Issuing Lender has any obligation to issue or extend any Letters of Credit:

            11.1. FUNDED DEBT TO EBITDAR RATIO. The Borrowers will not permit the Funded Debt to EBITDAR Ratio to exceed 3.50 to 1 as of the last day of any fiscal quarter.

            11.2. INTEREST COVERAGE. The Borrowers will not permit the ratio of
      (a) Consolidated EBITDA for the preceding period of four (4) consecutive fiscal quarters to (b) Consolidated Total Interest Expense for such period, to be less than 3.50 to 1 as of the last day of any fiscal quarter.

            11.3. CONSOLIDATED TANGIBLE NET WORTH. The Borrowers will not permit Consolidated Tangible Net Worth as of the last day of any fiscal quarter to be less than the sum of (a) eighty percent (80%) of Consolidated Tangible Net Worth for the most recent fiscal quarter ended prior to the Closing Date plus (b) on a cumulative basis, fifty percent (50%) of positive Consolidated Net Income for each fiscal quarter ending subsequent to the Closing Date.

            11.4. CAPITAL EXPENDITURES. The Borrowers will not make, or permit any Restricted Subsidiaries to make, Capital Expenditures in any fiscal year that exceed, in the aggregate,

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      $42,000,000; provided, however, that, if during any fiscal year the amount of Capital Expenditures permitted for that fiscal year is not so utilized, fifty percent (50%) of such unutilized amount may be utilized in the next succeeding fiscal year but not in any subsequent fiscal year.

      12.   CLOSING CONDITIONS.

      The obligations of certain of the Lenders to convert their claims against the Borrowers and certain of their Restricted Subsidiaries with respect to the Existing Credit Agreement into Obligations under this Credit Agreement, to amend and restate the Existing Credit Agreement and to make the initial Loans and the Issuing Lender to convert any existing letters of credit into Letters of Credit under this Credit Agreement and issue any initial Letters of Credit shall be subject to the satisfaction of the following conditions precedent on or prior to the Closing Date.

            12.1. LOAN DOCUMENTS, ETC. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Lenders.

            12.2. CERTIFIED COPIES OF CHARTER DOCUMENTS; GOOD STANDING CERTIFICATES. The Administrative Agent shall have received from each of the Borrowers and each of their Restricted Subsidiaries (a) a copy, certified by a duly authorized officer of such Person to be true and complete and in full force and effect on the Closing Date, of each of the Governing Documents as in effect on such date of certification and (b) certificates of good standing, all in form and substance satisfactory to the Administrative Agent and its counsel.

            12.3. CORPORATE OR OTHER ACTION. All corporate or other action necessary for the valid execution, delivery and performance by each of the Borrowers and each of their Restricted Subsidiaries of this Credit Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof shall have been provided to the Administrative Agent.

            12.4. INCUMBENCY CERTIFICATE. The Administrative Agent shall have received from each of the Borrowers and each of their Restricted Subsidiaries an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of such Borrower or such Restricted Subsidiary, and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of each Borrower or such Restricted Subsidiary, each of the Loan Documents to which such Borrower or such Restricted Subsidiary is or is to become a party; (b) in the case of the US Borrower, to make Loan Requests and Conversion Requests, in the case of the Canadian Borrower, Continuation Requests and, in the case of the US Borrower, to apply for Letters of Credit; and (c) to give notices and to take other action on its behalf under the Loan Documents.

            12.5. PAYOFF AND TERMINATION OF LIENS. The Administrative Agent shall have received satisfactory evidence of (a) payment in full of the Existing Credit Agreement, including all interest and fees in accordance with Section 29 hereof, and (b) the discharge of all Liens granted with respect to the Existing Credit Agreement.

            12.6. OPINION OF COUNSEL. Each of the Lenders and the Administrative Agent shall have received a favorable legal opinion addressed to the Lenders and the Administrative Agent, dated as of the Closing Date, in form and substance satisfactory to the Lenders and the Administrative Agent, from:

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            (a)   Simpson Thacher & Bartlett LLP, counsel to the US Borrower and the US Guarantors;

            (b) local counsel to certain US Guarantors in the states of Georgia and Utah; and

            (c) local counsel to the Canadian Borrower and the Canadian Guarantors (including a so called "525" opinion).

            12.7. PAYMENT OF FEES. The Borrowers shall have reimbursed the Administrative Agent for, or paid directly, all fees, costs and expenses incurred by the Administrative Agent's Special Counsel and the Canadian Counsel in connection with the closing of the transactions contemplated hereby and all other fees payable under the Fee Letter.

            12.8. CLOSING CERTIFICATE. The Borrowers shall have delivered to the Administrative Agent a certificate, dated as of the Closing Date, stating that, as of such date (a) the representations and warranties set forth herein or in any other Loan Document are true and correct, (b) no Default or Event of Default has occurred and is continuing and (c) the conditions set forth in this Section 12 have been satisfied.

            12.9. SENIOR NOTES. The Administrative Agent shall have received satisfactory evidence that the US Borrower will issue the Senior Notes in a principal amount of $75,000,000 on the Closing Date.

      13.   CONDITIONS TO ALL BORROWINGS.

      The obligations of the Lenders to make any Loans and of the Issuing Lender to issue or extend any Letter of Credit, in each case whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

            13.1. REPRESENTATIONS TRUE; NO EVENT OF DEFAULT. Each of the representations and warranties of the Borrowers and their Subsidiaries contained in this Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true in all material respects at and as of the time of the making of such Loan or the issuance or extension of such Letter of Credit (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.

            13.2. DOCUMENTS. The Loan Documents and all other documents incident thereto shall be satisfactory in substance and in form to the Lenders and to the Administrative Agent and the Administrative Agent's Special Counsel and the Lenders and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Administrative Agent may reasonably request.

      14.   EVENTS OF DEFAULT; ACCELERATION; ETC.

            14.1. EVENTS OF DEFAULT AND ACCELERATION. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

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            (a)   any Borrower shall fail to pay any principal of its Loans or the US Borrower shall fail to pay any Reimbursement Obligation when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

            (b) any Borrower shall fail to pay (i) any interest on its Loans, any Commitment Fee, any Letter of Credit Fee, or Agent's Fees due hereunder, when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment, and such failure shall continue for three
      (3) days; or (ii) any other sums due hereunder or under any of the other Loan Documents, when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment, and such failure shall continue for thirty
      (30) days;

            (c) any of the Borrowers or any of their Restricted Subsidiaries shall fail to comply with any of the covenants contained in Sections 9.1, 9.4, 9.5.1, the first sentence of Section 9.6, 9.12, 9.14, 10 or 11;

            (d) any of the Borrowers or any of their Restricted Subsidiaries shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this Section 14.1) for thirty (30) days after written notice of such failure has been given to the applicable Borrower by the Administrative Agent;

            (e) any representation or warranty of any of the Borrowers or any of their Restricted Subsidiaries in this Credit Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made;

            (f) any of the Borrowers or any of their Restricted Subsidiaries shall fail to pay when due, or within any applicable period of grace, any obligation in excess of the aggregate amount of $20,000,000, for borrowed money or credit received or in respect of any Capitalized Leases, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received or in respect of any Capitalized Leases for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof;

            (g) any of the Borrowers or any of their Restricted Subsidiaries shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator, administrator or receiver of any of the Borrowers or any of their Restricted Subsidiaries or of any substantial part of the assets of any of the Borrowers or any of their Restricted Subsidiaries or shall commence any case or other proceeding relating to any of the Borrowers or any of their Restricted Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against any of the Borrowers or any of their Restricted Subsidiaries and the Borrowers or any of their Restricted Subsidiaries shall indicate its approval thereof, consent thereto or acquiescence therein or such petition or application shall not have been dismissed within sixty (60) days following the filing thereof;

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            (h)   a decree or order is entered appointing any such trustee,
      custodian, liquidator or receiver or adjudicating any of the Borrowers or any of their Restricted Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any of the Borrowers or any Restricted Subsidiary of the Borrowers in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

            (i) there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty days, whether or not consecutive, any final judgment against any of the Borrowers or any of their Restricted Subsidiaries that, with other outstanding final judgments, undischarged, against any of the Borrowers or any of their Restricted Subsidiaries exceeds in the aggregate $20,000,000;

            (j) if any of the Loan Documents shall be cancelled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Lenders, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of any of the Borrowers or any of their Restricted Subsidiaries party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

            (k) the US Borrower or any ERISA Affiliate incurs any liability to the PBGC or a Guaranteed Pension Plan pursuant to Title IV of ERISA in an aggregate amount exceeding $20,000,000, or the US Borrower or any ERISA Affiliate is assessed withdrawal liability pursuant to Title IV of ERISA by a Multiemployer Plan requiring aggregate annual payments exceeding $20,000,000, or any of the following occurs with respect to any Guaranteed Pension Plan: (i) an ERISA Reportable Event shall have occurred and the Required Lenders shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of the US Borrower or the US Guarantors to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $20,000,000 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC, for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan or for the imposition of a Lien in favor of such Guaranteed Pension Plan; or (ii) a trustee shall have been appointed by the United States District Court to administer such Guaranteed Pension Plan; or (iii) the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;

            (l) any of the Borrowers or any of their Restricted Subsidiaries shall be enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting any material part of its business and such order shall continue in effect for more than thirty (30) days;

            (m) there shall occur any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty, which in any such case causes, for more than thirty (30) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the US Borrower or any of its Restricted Subsidiaries if such event or circumstance is not covered by business interruption insurance and would have a Material Adverse Effect;

            (n) there shall occur the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by the Borrowers or any of their Restricted

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      Subsidiaries if such loss, suspension, revocation or failure to renew would have a Material Adverse Effect;

            (o) any of the Borrowers or any of their Restricted Subsidiaries shall be indicted for a state or federal crime, or any civil or criminal action shall otherwise have been brought against any of the Borrowers or any of their Restricted Subsidiaries, a punishment for which in any such case could include the forfeiture of any assets of such Borrower or such Restricted Subsidiary having a fair market value in excess of $20,000,000; or

            (p) (i) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) other than Mortimer B. Fuller, III, his interest in his father's estate and any of his children or grandchildren and any trust or other Person controlled by, and a majority of the beneficial ownership interest of which is owned by, any of such individuals, singly or jointly, shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of more than twenty-five percent (25%) of the outstanding shares of the common stock of GWI, (ii) during any period of twelve consecutive calendar months, individuals who were directors of GWI on the first day of such period shall cease to constitute a majority of the board of directors of GWI,
      (iii) any of the Borrowers shall at any time own directly or indirectly less than 100% of the shares of the Capital Stock of each of their Restricted Subsidiaries, as adjusted pursuant to any stock split, stock dividend or recapitalization or reclassification of the capital of such Person, except as otherwise consented to by the applicable Lenders pursuant to Section 10.5.2, and except as otherwise described in Section 8.17; or (iv) any event shall occur which would constitute a "Change of Control" as defined in any other Indebtedness in excess of $40,000,000;

      then, and in any such event, so long as the same may be continuing, the Administrative Agent may, and upon the request of the Required Lenders shall, by notice in writing to the Borrowers declare all amounts owing with respect to this Credit Agreement, the Notes and the other Loan Documents and all Reimbursement Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each of the Borrowers; provided that in the event of any Event of Default specified in Sections 14.1(g) or 14.1(h), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Administrative Agent or any Lender.

            14.2. TERMINATION OF COMMITMENTS. If any one or more of the Events of Default specified in Sections 14.1(g) or 14.1(h) shall occur, any unused portion of the credit hereunder shall forthwith terminate and each of the Lenders shall be relieved of all further obligations to make Loans to the Borrowers and the Issuing Lender shall be relieved of all further obligations to issue or extend Letters of Credit. If any other Event of Default shall have occurred and be continuing, or if on any Drawdown Date or other date for issuing or extending any Letter of Credit the conditions precedent to the making of the Loans to be made on such Drawdown Date or (as the case may be) to issuing or extending such Letter of Credit on such other date are not satisfied, the Administrative Agent may and, upon the request of the Required Lenders, shall, by notice to the Borrowers, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and each of the Lenders shall be relieved of all further obligations to make Loans and the Issuing Lender shall be relieved of all further obligations to issue or extend Letters of Credit. No termination of the credit hereunder shall relieve any Borrower of any of its Obligations.

            14.3. REMEDIES. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Lenders shall have accelerated the maturity of the

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      Loans pursuant to Section 14.1, each Lender, if owed any amount with respect to the Loans or the Reimbursement Obligations, may, with the consent of the Required Lenders but not otherwise, proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Lender are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Lender. No remedy herein conferred upon any Lender or the Administrative Agent or the holder of any Note or purchaser of any Letter of Credit Participation is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

      15.   SETOFF.

      If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Lender or any such Affiliate to or for the credit or the account of any Borrower or any other Loan Party against any and all of the obligations of such Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the Issuing Lender, irrespective of whether or not such Lender or the Issuing Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the Issuing Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, the Issuing Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Lender or their respective Affiliates may have. Each Lender and the Issuing Lender agrees to notify the Borrowers and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

      16.   THE ADMINISTRATIVE AGENT.

            16.1. APPOINTMENT AND AUTHORIZATION.

            (a) Each of the Lenders and the Issuing Lender hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 16 are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lender, and no Borrower shall have rights as a third party beneficiary of any of such provisions.

            (b) The relationship between the Administrative Agent and each of the Lenders is that of an independent contractor. The use of the term "Administrative Agent" is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between the Administrative Agent and each of the Lenders. Nothing contained in this Credit

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      Agreement nor the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between the Administrative Agent and any of the Lenders.

            (c) As an independent contractor empowered by the Lenders to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, the Administrative Agent is nevertheless a "representative" of the Lenders, as that term is defined in
      Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Lenders and the Administrative Agent with respect to the guaranties contemplated by the Loan Documents.

            16.2. RIGHTS AS A LENDER. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefore to the Lenders.

            16.3. EXCULPATORY PROVISIONS. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

            (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

            (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

            (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any of the Borrowers or any of their respective Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

      The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 27 and 14.3 or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrowers, a Lender or the Issuing Lender.

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      The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 12 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

            16.4. RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

            16.5. DELEGATION OF DUTIES. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section 16 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

            16.6. RESIGNATION OF ADMINISTRATIVE AGENT. The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lender and the Borrowers. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the US Borrower's consent, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the Issuing Lender, appoint a successor Administrative Agent, with the US Borrower's consent, meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrowers and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Lender directly,

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      until such time as the Required Lenders appoint a successor Administrative
      Agent as provided for above in this Section. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring Administrative
      Agent's resignation hereunder and under the other Loan Documents, the provisions of this Section 16 and Sections 17 and 18 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as Issuing Lender and Swing Line Lender. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Lender and Swing Line Lender, (b) the retiring Issuing Lender and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor Issuing Lender shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring Issuing Lender to effectively assume the obligations of the retiring Issuing Lender with respect to such Letters of Credit.

            16.7. NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS. Each Lender and the Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

            16.8. NO OTHER DUTIES, ETC. Anything herein to the contrary notwithstanding, none of the Bookrunners, Arrangers or Syndication Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the Issuing Lender hereunder.

            16.9. CLOSING DOCUMENTATION, ETC. For purposes of determining compliance with the conditions set forth in Section 12, each Lender that has executed this Credit Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document and matter either sent, or made available, by the Administrative Agent or the Arranger to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender, unless an officer of the Administrative Agent or the Arranger active upon the Borrowers' account shall have received notice from such Lender prior to the Closing Date specifying such Lender's objection thereto and such objection shall not have been withdrawn by notice to the Administrative Agent or the Arranger to such effect on or prior to the Closing Date.

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            16.10. PAYMENTS.

                  16.10.1. PAYMENTS TO ADMINISTRATIVE AGENT. A payment by either of the Borrowers to the Administrative Agent hereunder or any of the other Loan Documents for the account of any Lender shall constitute a payment to such Lender. The Administrative Agent agrees promptly to distribute to each Lender such Lender's pro rata share of payments received by the Administrative Agent for the account of such Lenders except as otherwise expressly provided herein or in any of the other Loan Documents.

                  16.10.2. DISTRIBUTION BY ADMINISTRATIVE AGENT.

            (a) Unless Administrative Agent shall have received notice from either of the Borrowers prior to the date on which any payment is due to Administrative Agent for the account of the Lenders or the Issuing Lender hereunder that such Borrower will not make such payment, Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to Lenders or the Issuing Lender, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of Lenders or the Issuing Lender, as the case may be, severally agrees to repay to Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation. A notice of Administrative Agent to any Lender or Borrowers with respect to any amount owing under this subsection
      (a) shall be conclusive, absent manifest error.

            (b) If in the opinion of the Administrative Agent the distribution of any amount received by it in such capacity hereunder, under the Notes, this Credit Agreement or under any of the other Loan Documents might involve it in liability, it may refrain from making such distribution until its right to make such distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Administrative Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Administrative Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

                  16.10.3. DELINQUENT LENDERS. Notwithstanding anything to the contrary contained in this Credit Agreement or any of the other Loan Documents, any Lender that fails (a) to make available to the Administrative Agent its applicable pro rata share (if any) of any Loan or to purchase its applicable pro rata amount (if any) of any Letter of Credit Participation or participate in any Swingline Loan or (b) to comply with the provisions of Section 15 with respect to making dispositions and arrangements with the other Lenders, where such Lender's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata (based on all applicable outstanding Loans and Unpaid Reimbursement Obligations) share of such payments due and payable to all of the Lenders, in each case as, when and to the full extent required by the provisions of this Credit Agreement, shall be deemed delinquent (a "Delinquent Lender") and shall be deemed a Delinquent Lender until such time as such delinquency is satisfied. A Delinquent Lender shall be deemed to have assigned any and all payments due to it from the Borrowers, whether on account of the applicable outstanding Loans, Unpaid Reimbursement Obligations, interest, fees or otherwise, to the remaining applicable

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            nondelinquent Lenders for application to, and reduction of, their respective applicable pro rata shares of all then applicable outstanding Loans and Unpaid Reimbursement Obligations so affected by such delinquency. The Delinquent Lender hereby authorizes the Administrative Agent to distribute such payments to the nondelinquent Lenders in proportion to their respective applicable pro rata shares of all such applicable outstanding Loans and Unpaid Reimbursement Obligations. A Delinquent Lender shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans and Unpaid Reimbursement Obligations of the nondelinquent Lenders so affected by such delinquency, the applicable Lenders' respective pro rata shares of all such applicable outstanding Loans and Unpaid Reimbursement Obligations have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

            16.11. HOLDERS OF NOTES. The Administrative Agent may deem and treat the payee of any Note or the purchaser of any Letter of Credit Participation as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

            16.12. INDEMNITY. The Lenders ratably (computed by reference to each Lender's Commitment Percentage) agree hereby to indemnify and hold harmless the Administrative Agent and its Affiliates from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Administrative Agent or such Affiliate has not been reimbursed by the Borrowers as required by Section 17), and liabilities of every nature and character arising out of or related to this Credit Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Administrative Agent's or such Affiliate's actions taken hereunder or thereunder and which are related to its role as Administrative Agent, except to the extent the Borrowers have indemnified the Administrative Agent for the same in accordance with
      Section 18, and except to the extent that any of the same shall be directly caused by the Administrative Agent's or such Affiliate's willful misconduct or gross negligence. This Section 16.12 covers any Lender which is also acting as Administrative Agent solely in its capacity as Administrative Agent and such Lender, in its capacity as a Lender, shall be liable for its actions and liable to indemnify the Administrative Agent in the same manner as any other Lender.

            16.13. NOTIFICATION OF DEFAULTS AND EVENTS OF DEFAULT. Each Lender hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Administrative Agent thereof. The Administrative Agent hereby agrees that upon receipt of any notice under this Section 16.13 it shall promptly notify the other Lenders of the existence of such Default or Event of Default.

      17.   EXPENSES.

      Each of the Borrowers agrees to pay (a) any Indemnified Taxes or other Taxes (including any interest and penalties in respect thereto) payable by the Administrative Agent, the Arranger or any of the Lenders (other than Excluded Taxes) on or with respect to the transactions contemplated by this Credit Agreement (the Borrowers hereby agreeing to indemnify the Administrative Agent, the Arranger and each Lender with respect thereto), (b) the reasonable fees, expenses and disbursements of the Administrative Agent's Special Counsel, the Canadian Counsel and any local counsel to the Administrative Agent incurred in connection with the preparation, syndication, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, any amendments, modifications, approvals, consents or waivers hereto or hereunder, or the cancellation of any Loan

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Document upon payment in full in cash of all of the Obligations or pursuant to any terms of such Loan Document providing for such cancellation, provided that such counsel shall provide the Borrowers with invoices reflecting the expenses incurred in connection with the foregoing, and (c) all reasonable out-of-pocket expenses (including local and special counsel, and one additional firm of counsel for the Lenders, and reasonable consulting, accounting, appraisal and similar professional fees and charges) incurred by any Lender or the Administrative Agent in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against any of the Borrowers or any of their Restricted Subsidiaries or the administration thereof after the occurrence of a Default or Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Lender's or the Administrative Agent's relationship with the Borrowers or any of their Restricted Subsidiaries except in connection with a claim that any of the Borrowers has against any of the Lenders or the Administrative Agent and in which claim such Borrower is the prevailing party after entry of a final non-appealable judgment or order. The covenants of this Section 17 shall survive payment or satisfaction of all other Obligations.

      18.   INDEMNIFICATION.

      Each of the Borrowers agrees to indemnify and hold harmless the Administrative Agent, the Arranger and the Lenders and each of their Affiliates and their directors, officers, employees, agents and advisors or control persons from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Credit Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation, (a) any actual or proposed use by any of the Borrowers or any of their Restricted Subsidiaries of the proceeds of any of the Loans or Letters of Credit, (b) any of the Borrowers or any of their Restricted Subsidiaries entering into or performing this Credit Agreement or any of the other Loan Documents, or (c) with respect to the Borrowers and their Restricted Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding other than as a result of the gross negligence or willful misconduct of the Administrative Agent, the Arranger or any Lender. In the event that any claim is made against the Administrative Agent, the Arranger or any Lender for which indemnity is provided under this
Section 18, the Administrative Agent, the Arranger or such Lender shall provide prompt notice to the Borrowers of any such claim not otherwise known to the Borrowers, but the failure of the Administrative Agent, the Arranger or such Lender to provide such notice shall not impair the liability of any Borrower with respect to its indemnification for such claim except to the extent that such Borrower has been actually prejudiced by such failure. In litigation, or the preparation therefor, the Lenders, the Arranger and the Administrative Agent shall be entitled to select their own counsel and to participate in the defense and the investigation of such claim, action or proceeding and, in addition to the foregoing indemnity, the Borrowers agree to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrowers under this Section 18 are unenforceable for any reason, the Borrowers hereby agree to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The covenants contained in this Section 18 shall survive payment or satisfaction in full of all other Obligations.

      19.   SURVIVAL OF COVENANTS, ETC.

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      All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of a Borrower or any of its Restricted Subsidiaries pursuant hereto shall be deemed to have been relied upon by the Lenders and the Administrative Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Lenders of any of the Loans and the issuance or extension of any Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any Letter of Credit or any amount due under this Credit Agreement or the Notes or any of the other Loan Documents remains outstanding or any Lender has any obligation to make any Loans or the Issuing Lender has any obligation to issue or extend any Letter of Credit, and for such further time as may be otherwise expressly specified in this Credit Agreement. All statements contained in any certificate or other paper delivered to any Lender or the Administrative Agent at any time by or on behalf of the Borrowers or any of their Restricted Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by such Borrower or such Restricted Subsidiary hereunder.

      20.   SUCCESSORS AND ASSIGNS.

            20.1. GENERAL CONDITIONS. The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrowers may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (a) to an Eligible Assignee in accordance with the provisions of Section 20.2 or (b) by way of participation in accordance with the provisions of Section 20.4 or (c) by way of pledge or assignment of a security interest subject to the restrictions of Section
      20.6 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 20.4 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement or any of the other Loan Documents.

            20.2. ASSIGNMENTS. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of its Commitment and the same portion of the Revolving Credit Loans at the time owing to it and its participating interest in the risk relating to any Letters of Credit and Swingline Loans and all or the same portion of the Canadian Term Loan owing to it); provided that (a) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or, in the case of an assignment to a Lender or a Lender Affiliate, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loan of the assigning Lender subject to each such assignment (determined as of the date on which the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Default or Event of Default pursuant to Sections 14.1(a), (b), (c)(with respect to compliance with the covenants set forth in Section 11 only),
      (g) or (h) has occurred and is continuing, the Borrowers otherwise consent (each such consent not to be unreasonably withheld or delayed); (b) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Credit Agreement with respect to the Loan or the Commitment assigned, it being understood that non-pro rata assignments of or among any of the Commitments, the Revolving Credit Loans,

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      Reimbursement Obligations, participations in Swingline Loans and the
      Canadian Term Loan are not permitted; (c) no Lender may make any assignment of all or a portion of its interests, rights and obligations in the Canadian Term Loan to an assignee who is not dealing at "arms length" with the Canadian Borrower (as such term is defined in the Income Tax Act of Canada); and (d) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 20.3, from and after the effective date specified in each Assignment and Assumption the Eligible Assignee thereunder shall be a party to this Credit Agreement and, to the extent of the interest assigned by such Assignment and Assumption have the rights and obligations of a Lender under this Credit Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 6.6, 6.7, 6.9, 6.12(d) and 18 with respect to facts and circumstances occurring prior to the effective date of such assignment. Such release shall not include any claims which the Borrowers may have against such Lender arising prior to the date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Credit Agreement that does not comply with this paragraph shall be treated for purposes of this Credit Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 20.4.

            20.3. REGISTER. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

            20.4. PARTICIPATIONS. Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrowers and their Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Credit Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (a) such Lender's obligations under this Credit Agreement shall remain unchanged, (b) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (c) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Credit Agreement and to approve any amendment, modification or waiver of any provision of this Credit Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Commitment of such Lender as it relates to such Participant, reduce the amount of any Commitment Fee or Letter of Credit Fees to which such Participant is entitled or extend any

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      regularly scheduled payment date for principal or interest. Subject to
      Section 20.5, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 6.6, 6.7, 6.9 and 6.12 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 20.2. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 15 as though it were a Lender, provided such Participant agrees to be subject to Section 15 as though it were a Lender.

            20.5. PAYMENTS TO PARTICIPANTS. A Participant shall not be entitled to receive any greater payment under Sections 6.6, 6.7 and 6.12 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers' prior written consent.

            20.6. MISCELLANEOUS ASSIGNMENT PROVISIONS.

            (a) A Lender may at any time grant a security interest in all or any portion of its rights under this Credit Agreement and its Notes to secure obligations of such Lender, including without limitation (i) any pledge or assignment to secure obligations to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341 and (ii) with respect to any Lender that is a Fund, to any lender or any trustee for, or any other representative of, holders of obligations owed or securities issued by such Fund as security for such obligations or securities or any institutional custodian for such Fund or for such lender; provided that no such grant shall release such Lender from any of its obligations hereunder, provide any voting rights hereunder to the secured party thereof, substitute any such secured party for such Lender as a party hereto or affect any rights or obligations of the Borrowers or Administrative Agent hereunder.

            (b) The words "execution," "signed," "signature," and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

            20.7. ASSIGNEE OR PARTICIPANT AFFILIATED WITH THE BORROWERS. If any assignee Lender is an Affiliate of a Borrower, then any such assignee Lender shall have no right to vote as a Lender hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Administrative Agent pursuant to Section 14.1 or Section 14.2, and the determination of the Required Lenders shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to such assignee Lender's interest in any of the Loans or Reimbursement Obligations. If any Lender sells a participating interest in any of the Loans or Reimbursement Obligations to a Participant, and such Participant is a Borrower or an Affiliate of a Borrower, then such transferor Lender shall promptly notify the Administrative Agent of the sale of such participation. A transferor Lender shall have no right to vote as a Lender hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Administrative Agent pursuant to Section 14.1 or Section
      14.2 to the extent that such participation is beneficially owned by a Borrower or any Affiliate of a Borrower, and the determination of the Required Lenders shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to the interest of

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      such transferor Lender in the Loans or Reimbursement Obligations to the
      extent of such participation. The provisions of this Section 20.7 shall not apply to an assignee Lender or participant which is also a Lender on the Closing Date or to an assignee Lender or participant which has disclosed to the other Lenders that it is an Affiliate of a Borrower and which, following such disclosure, has been excepted from the provisions of this Section 20.7 in a writing signed by the Required Lenders determined without regard to the interest of such assignee Lender or transferor Lender, to the extent of such participation, in Loans or Reimbursement Obligations.

            20.8. NEW NOTES. Upon its receipt of an Assignment and Assumption executed by the parties to such assignment, together with each Note subject to such assignment, the Administrative Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrowers and the Lenders (other than the assigning Lender). Within five (5) US or Canadian (as applicable) Business Days after receipt of such notice, the Borrowers, at their own expense, shall execute and deliver to the Administrative Agent, in exchange for each surrendered Note, a new Note to the order of such assignee in an amount equal to the amount assumed by such assignee pursuant to such Assignment and Assumption and, if the assigning Lender has retained some portion of its obligations hereunder, a new Note to the order of the assigning Lender in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Assumption and shall otherwise be in substantially the form of the assigned Notes. The surrendered Notes shall be cancelled and returned to the Borrowers.

            20.9. SPECIAL PURPOSE FUNDING VEHICLE. Notwithstanding anything to the contrary contained in this Section 20, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC") of such Granting Lender, identified as such in writing from time to time delivered by the Granting Lender to the Administrative Agent and the Borrowers, the option to provide to a Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to such Borrower pursuant to this Credit Agreement, provided that (a) nothing herein shall constitute a commitment to make any Loan by any SPC, (b) the Granting Lender's obligations under this Credit Agreement shall remain unchanged,
      (c) the Granting Lender should retain the sole right to enforce this Credit Agreement and to approve any amendment, modification or waiver of any provision of this Credit Agreement and (d) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by the Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any expense reimbursement, indemnity or similar payment obligation under this Credit Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Credit Agreement) that, prior to the date that is one year and one day after the later of (i) the payment in full of all outstanding senior indebtedness of any SPC and (ii) the Maturity Date, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States of America or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 20.9, any SPC may (A) with notice to, but (except as specified below) without the prior written consent of, the Borrowers or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to its Granting Lender or to any financial institutions (consented to by the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrowers, which consents shall not be unreasonably withheld or delayed) providing liquidity and/or credit facilities to or for the account of such SPC to fund the Loans made by such SPC or to support the securities (if any) issued by such SPC to fund such Loans and
      (B) disclose on a confidential basis any non-public information relating to its Loans (other than financial statements referred to in Sections 8.4 or 9.4) to any rating agency, commercial paper dealer or provider of a surety, guarantee or credit or liquidity enhancement to such SPC. In no event shall the Borrowers be obligated to pay to an SPC that has made a Loan any greater amount than the Borrowers would have been obligated to pay under this Credit Agreement if the Granting Lender had made such Loan. An amendment to this Section 20.9 without the written consent of an SPC shall be ineffective insofar as it alters the rights and obligations of such SPC.

      21.   NOTICES, ETC.

            21.1. NOTICES GENERALLY. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

            (a) if to the US Borrower or any US Guarantor, at Genesee & Wyoming Inc., Corporate Headquarters, 66 Field Point Road, Greenwich, CT 06830, Attention: John C. Hellmann, Chief Financial Officer, or at such other address for notice as the US Borrower shall last have furnished in writing to the Person giving the notice;

            (b) if to the Canadian Borrower or any Canadian Guarantor, at Corporate Headquarters, 66 Field Point Road, Greenwich, CT 06830, Attn:
      John C. Hellmann, or such other address for notice as the Canadian Borrower shall last have furnished in writing to the Person giving notice;

            (c) if to the Administrative Agent, at 100 Federal Street, Transportation Division, Boston, Massachusetts 02110, USA, Attention:
      Victor Garcia, Managing Director, (617) 434-3066, or such other address for notice as the Administrative Agent shall last have furnished in writing to the Person giving the notice;

            (d)   if to any Lender, at such Lender's address set forth on
      Schedule II hereto, or such other address for notice as such Lender shall have last furnished in writing to the Person giving the notice.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in Section 21.2 below, shall be effective as provided in such Section 21.2.

            21.2. ELECTRONIC COMMUNICATIONS. Notices and other communications to the Lenders and the Issuing Lender hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites, such as Intralinks) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the Issuing Lender pursuant to Section 5 if such Lender or the Issuing Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Section 5 by electronic communication. The Administrative Agent or the Borrowers may, in their discretion, agree to accept notices and other communications to them hereunder by electronic communications pursuant to procedures approved by them, provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

            21.3. CHANGE OF ADDRESS, ETC. Each of the Borrowers, the Administrative Agent, the Issuing Lender and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrowers, the Administrative Agent, the Issuing Lender and the Swing Line Lender.

            21.4. RELIANCE BY ADMINISTRATIVE AGENT, ISSUING LENDER AND LENDERS. The Administrative Agent, the Issuing Lender and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify the Administrative Agent, the Issuing Lender, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower (other than in the case of gross negligence or willful misconduct of such indemnified party). All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereby consents to such recording.

      22.   GOVERNING LAW.

      THIS CREDIT AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW Section 5-1401, BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. EACH OF THE BORROWERS CONSENTS AND AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER IN ACCORDANCE WITH LAW AT THE ADDRESS SPECIFIED IN Section 21. EACH OF THE BORROWERS HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

      23.   HEADINGS.

      The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

      24.   COUNTERPARTS.

      This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought. Delivery by facsimile by any of the parties hereto of an executed counterpart hereof or of any amendment or waiver hereto shall be as effective as an original executed counterpart hereof or of such amendment or waiver and shall be considered a representation that an original executed counterpart hereof or such amendment or waiver, as the case may be, will be delivered.

      25.   ENTIRE AGREEMENT, ETC.

      The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in
Section 27.

      26.   WAIVER OF JURY TRIAL, ETC.

      TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS CREDIT AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT AS PROHIBITED BY LAW, EACH OF THE BORROWERS HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE, ANY SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES AND WAIVES ALL SURETYSHIP DEFENSES GENERALLY. EACH OF THE BORROWERS (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY LENDER, THE ADMINISTRATIVE AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH LENDER OR THE ADMINISTRATIVE AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT THE ADMINISTRATIVE AGENT AND THE LENDERS HAVE BEEN INDUCED TO ENTER INTO THIS CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS BECAUSE OF, AMONG OTHER THINGS, EACH OF THE BORROWER'S WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

      27.   CONSENTS, AMENDMENTS, WAIVERS, ETC.

            27.1. CONSENTS AND APPROVALS. Any consent or approval required or permitted by this Credit Agreement to be given by the Lenders may be given, and any term of this Credit Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by any of the Borrowers or any of their

      Restricted Subsidiaries of any terms of this Credit Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrowers and the written consent of the Required Lenders. Notwithstanding the foregoing, no amendment, modification or waiver shall:

            (a) without the written consent of the Borrowers and each Lender directly affected thereby:

                  (i) reduce or forgive the principal amount of any Loans or Reimbursement Obligations, or reduce the rate of interest on the Notes or the amount of the Commitment Fee or Letter of Credit Fees (other than interest accruing pursuant to Section 6.10 following the effective date of any waiver by the Required Lenders of the Default or Event of Default relating thereto);

                  (ii) increase the amount of such Lender's Commitment or extend the expiration date of such Lender's Commitment; and

                  (iii) postpone or extend the Maturity Date or any other
            regularly scheduled dates for payments of principal of, or interest on, the Loans or Reimbursement Obligations or any fees or other amounts payable to such Lender (it being understood that (A) a waiver of the application of the default rate of interest pursuant to Section 6.10 and (B) any vote to rescind any acceleration made pursuant to Section 14.1 of amounts owing with respect to the Loans and other Obligations shall require only the approval of the Required Lenders);

            (b)   without the written consent of the Required Lenders,

                  (i) release any Guarantor from its guaranty obligations under the Guaranty;

            (c)   without the written consent of all the Lenders,

                  (i) amend or waive this Section 27 or the definition of Required Lenders (except as required to reflect the addition of a New Term Loan and New Term Loan Lender pursuant to Section 27.2);

            (d) without the written consent of the Administrative Agent, amend or waive Section 16, the amount or time of payment of the Agent's Fee or any other provision applicable to the Administrative Agent;

            (e) without the written consent of the Swingline Lender, amend or waive any provision applicable to the Swingline Lender; and

            (f) without the written consent of the Issuing Lender, amend or waive the amount or time of payment of any Letter of Credit Fees or other fees payable for the Issuing Lender's account or any other provision applicable to the Issuing Lender.

      No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Administrative Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto.

No notice to or demand upon the Borrowers shall entitle the Borrowers to other or further notice or demand in similar or other circumstances.

            27.2. INCREASE IN COMMITMENTS OR ADDITION OF A NEW TERM LOAN. Notwithstanding anything in this Credit Agreement to the contrary, each of the Lenders agrees that at any time following the Closing Date and so long as a Default or Event of Default shall not have occurred and be continuing or would result therefrom, the US Borrower may, on not more than two occasions request, by notice to the Administrative Agent, that the Total Commitment be increased and/or a term loan be made to the US Borrower (the "New Term Loan") in an aggregate amount of up to $100,000,000. The Administrative Agent shall have the right to solicit additional financial institutions to become Lenders for purposes of this Credit Agreement or to encourage any Lender to increase its Commitment or join in the making of the New Term Loan, provided that (a) each financial institution that becomes a Lender shall agree to become a -------- party to, and shall assume and agree to be bound by, this Credit Agreement, subject to all terms and conditions hereof; (b) the Administrative Agent shall have no obligation to the US Borrower or to any Lender to solicit additional financial institutions or any Lender pursuant to this Section 27.2; (c) no Lender shall have an obligation to the Borrowers, the Administrative Agent or any other Lender to increase its Commitment or its Commitment Percentage or to make the New Term Loan to the US Borrower; and (d) in no event shall the addition of any Lender or Lenders, the increase in the Commitment of any Lender or the addition of the New Term Loan under this
      Section 27.2 increase the sum of the total amount of Loans, Letter of Credit Obligations and unused Commitments of the Lenders under this Credit Agreement to an amount greater than $300,000,000. Each of the Lenders agrees that upon the addition of any Lender, the increase in the Commitment of any Lender or the making of the New Term Loan to the US Borrower, the Administrative Agent may, without the further consent of the Lenders, amend Schedule II to reflect such increase or addition and may amend the Credit Agreement and the other Loan Documents to make such conforming changes to the Credit Agreement and the other Loan Documents as the Administrative Agent may determine are necessary to accomplish the increase in the Total Commitment and/or addition of the New Term Loan and the adjustments to the Commitment Percentages and the assignability provisions relating thereto. The Administrative Agent agrees to provide to the Lenders and the Borrowers an executed copy of any amendments made pursuant to this Section 27.2.

      28.   SEVERABILITY.

      The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

      29.   TRANSITIONAL ARRANGEMENTS.

            29.1. EXISTING CREDIT AGREEMENT SUPERSEDED. On the Closing Date, this Credit Agreement shall supersede the Existing Credit Agreement in its entirety, except as provided in this Section 29. On the Closing Date, the rights and obligations of the parties hereto evidenced by the Existing Credit Agreement shall be evidenced by the Credit Agreement and the other Loan Documents, the "Loans" as defined in the Existing Credit Agreement shall be converted to Loans as defined herein and the Existing Letters of Credit issued by the Issuing Lender for the account of the US Borrower or any of its Restricted Subsidiaries prior to the Closing Date shall be converted into Letters of Credit under this Credit Agreement.

            29.2. RETURN AND CANCELLATION OF PRIOR NOTES. As soon as reasonably practicable after the Closing Date, the Lenders under the Existing Credit Agreement will promptly return to the Borrowers, marked "Substituted" or "Cancelled", as the case may be, any notes held by the Lenders pursuant to the Existing Credit Agreement.

            29.3. INTEREST AND FEES UNDER SUPERSEDED AGREEMENT. All interest and fees and expenses (including any LIBOR breakage costs arising under Section 6.9 thereof), if any, owing or accruing under or in respect of the Existing Credit Agreement through the Closing Date shall be calculated as of the Closing Date (pro rated in the case of any fractional periods), and shall be paid on the Closing Date. Commencing on the Closing Date, the Commitment Fees hereunder shall be payable by the Borrowers to the Administrative Agent for the account of the Lenders in accordance with
      Section 2.2.

      30.   TREATMENT OF CERTAIN INFORMATION; CONFIDENTIALITY.

      Each of the Administrative Agent, the Lenders and the Issuing Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates' respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to a Borrower and its obligations, (g) with the consent of the Borrowers or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the Issuing Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrowers.

      For purposes of this Section, "Information" means all information received from the Borrowers or any of their Subsidiaries relating to the Borrowers or any of their Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Lender on a nonconfidential basis prior to disclosure by the Borrowers or any their Subsidiaries. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

      31.   USA PATRIOT ACT.

      Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of each Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Borrower in accordance with the Act.

      IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement as of the date first set forth above.

            BORROWERS:               GENESEE & WYOMING INC.

                                     By: /s/ Mark W. Hastings
                                         -------------------------------------
                                         Name:  Mark W. Hastings
                                         Title: Executive Vice President

                                     QUEBEC GATINEAU RAILWAY INC.

                                     By: /s/ Mark W. Hastings
                                         -------------------------------------
                                         Name:  Mark W. Hastings
                                         Title: Secretary - Treasurer

Signature Page to Amended and Restated Revolving Credit and Term Loan Agreement

            LENDERS: BANK OF AMERICA, N.A., individually and as Administrative Agent, Issuing Lender and Swingline Lender

                                     By: /s/ Andrew Bunton
                                         -------------------------------------
                                         Name:  Andrew Bunton
                                         Title: Vice President

                                     BANK OF AMERICA, N.A.,
                                      as Administrative Agent

                                     By: /s/ Matthew C. Correia
                                         -------------------------------------
                                         Name:  Matthew C. Correia
                                         Title: AVP

                                     JPMORGAN CHASE BANK, individually and as
                                      Syndication Agent

                                     By: /s/ D. Scott Farquhar
                                         -------------------------------------
                                         Name:  D. Scott Farquhar
                                         Title: Vice President

                                     KEYBANK NATIONAL ASSOCIATION,
                                      individually and as Co-Documentation Agent

                                     By: /s/ Jeffrey Dincher
                                         -------------------------------------
                                         Name:  Jeffrey Dincher
                                         Title: AVP

                                     LASALLE BANK NATIONAL ASSOCIATION,
                                      individually and as Co-Documentation Agent

                                     By: /s/ Robert W. Hart
                                         -------------------------------------
                                         Name:  Robert W. Hart
                                         Title: Senior Vice President

                                     CITIZENS BANK OF MASSACHUSETTS

                                     By: /s/ Cindy Chen
                                         -------------------------------------
                                         Name:  Cindy Chen
                                         Title: Vice President

                                     NATIONAL CITY BANK

                                     By: /s/ Ulana L. Bereza
                                         -------------------------------------
                                         Name:  Ulana L. Bereza
                                         Title: Assistant Vice President

                                     SOVEREIGN BANK

                                     By: /s/ Dexter Freeman
                                         -------------------------------------
                                         Name:  Dexter Freeman
                                         Title: Senior Vice President

                                     BRANCH BANKING AND TRUST COMPANY

                                     By: /s/ Robert M. Searson
                                         -------------------------------------
                                         Name:  Robert M. Searson
                                         Title: Senior Vice President

                                     COMERICA BANK

                                     By: /s/ Stacey V. Judd
                                         --------------------------
                                         Name:  Stacey V. Judd
                                         Title: Assistant Vice President

                                     COMERICA BANK CANADA BRANCH

                                     By: /s/ Robert C. Rosen
                                         --------------------------
                                         Name:  Robert C. Rosen
                                         Title: Vice President


Signature Page to Amended and Restated Revolving Credit and Term Loan Agreement

            US GUARANTORS:           GENESEE & WYOMING RAILROAD SERVICES,
                                       INC.
                                     GENESEE AND WYOMING RAILROAD
                                       COMPANY
                                     ROCHESTER & SOUTHERN RAILROAD, INC.
                                     BUFFALO & PITTSBURGH RAILROAD, INC.
                                     LOUISIANA & DELTA RAILROAD, INC.
                                     ILLINOIS & MIDLAND RAILROAD, INC.
                                     PORTLAND & WESTERN RAILROAD, INC.
                                     WILLAMETTE & PACIFIC RAILROAD, INC.
                                     GOLDEN ISLES TERMINAL RAILROAD, INC.
                                     SAVANNAH PORT TERMINAL RAILROAD, INC.
                                     COMMONWEALTH RAILWAY,
                                       INCORPORATED
                                     CORPUS CHRISTI TERMINAL RAILROAD, INC.
                                     RAIL LINK, INC.
                                     TALLEYRAND TERMINAL RAILROAD
                                       COMPANY, INC.
                                     SOUTH BUFFALO RAILWAY COMPANY

                                     By: /s/ John C. Hellmann
                                         -------------------------------
                                         Name: John C. Hellmann
                                         Title: Assistant Treasurer

                                     Arkansas Louisiana & Mississippi
                                       Railroad Company

                                     Fordyce and Princeton R. R. Co.

                                     By: /s/ Mark W. Hastings
                                         -------------------------------
                                         Mark W. Hastings
                                         President

                                     Chattahoochee Industrial Railroad

                                     By: /s/ Thomas P. Loftus
                                         -------------------------------
                                         Thomas P. Loftus
                                         Assistant Treasurer


Signature Page to Amended and Restated Revolving Credit and Term Loan Agreement

            US GUARANTORS:           YORK RAIL LOGISTICS, INC. (FORMERLY EMONS
            (CONTINUED)              LOGISTICS SERVICES, INC.)
                                     EMONS TRANSPORTATION GROUP, INC.
                                     EMONS RAILROAD GROUP, INC.
                                     MAINE INTERMODAL TRANSPORTATION,
                                       INC.
                                     ST. LAWRENCE & ATLANTIC RAILROAD
                                       COMPANY
                                     YORK RAILWAY COMPANY
                                     SLR LEASING CORP.

                                     By: /s/ John C. Hellmann
                                         -------------------------------
                                         Name: John C. Hellmann
                                         Title: Treasurer

                                     EMONS INDUSTRIES, INC.

                                     By: /s/ John C. Hellmann
                                         -------------------------------
                                         Name: John C. Hellmann
                                         Title: Vice President/
                                                Assistant Secretary

                                     MARYLAND AND PENNSYLVANIA RAILROAD, LLC

                                     By: /s/ Scott Ziegler
                                         -------------------------------
                                         Name: Scott Ziegler
                                         Title: Vice President

                                     ALLEGHENY & EASTERN RAILROAD, LLC

                                     By: /s/ David J. Collins
                                         -------------------------------
                                         Name: David J. Collins
                                         Title: Sole Manager and CEO

                                     PITTSBURG & SHAWMUT RAILROAD, LLC

                                     By: /s/ David J. Collins
                                         -------------------------------
                                         Name: David J. Collins
                                         Title: Sole Manager and CEO

                                     YORKRAIL, LLC

                                     By: /s/ John C. Hellmann
                                         -------------------------------
                                         Name: John C. Hellmann
                                         Title: Treasurer

Signature Page to Amended and Restated Revolving Credit and Term Loan Agreement

            US GUARANTORS:
            (CONTINUED)              GWI CANADA, INC.

                                     By: /s/ Mark W. Hastings
                                         -------------------------------
                                         Name: Mark W. Hastings
                                         Title: Treasurer

                                     GWI LEASING CORPORATION

                                     By: /s/ Mark W. Hastings
                                         -------------------------------
                                         Name: Mark W. Hastings
                                         Title: President

                                     P & L JUNCTION HOLDINGS, INC.

                                     By: /s/ Mark W. Hastings
                                         -------------------------------
                                         Name: Mark W. Hastings
                                         Title: Vice President

                                     UTAH RAILWAY COMPANY
                                     SALT LAKE CITY SOUTHERN RAILROAD
                                     COMPANY, INC.

                                     By: /s/ Mark W. Hastings
                                         -------------------------------
                                         Name: Mark W. Hastings
                                         Title: Vice President and Secretary

                                     Emons Finance Corp.

                                     By: /s/ Kari L. Johnson
                                         -------------------------------
                                         Name: Kari L. Johnson
                                         Title: Secretary


Signature Page to Amended and Restated Revolving Credit and Term Loan Agreement

            CANADIAN
            GUARANTORS:              GENESEE & WYOMING CANADA INC.
                                     MIRABEL RAILWAY INC.

                                     By: /s/ Mark W. Hastings
                                         -------------------------------
                                         Name: Mark W. Hastings
                                         Title: Treasurer

                                     HURON CENTRAL RAILWAY INC.

                                     By: /s/ Rene Duchesne
                                         -------------------------------
                                         Name: Rene Duchesne
                                         Title: Treasurer

                                     ST. LAWRENCE & ATLANTIC RAILROAD (QUEBEC)
                                     INC.

                                     By: /s/ Mark W. Hastings
                                         -------------------------------
                                         Name: Mark W. Hastings
                                         Title: Secretary

Signature Page to Amended and Restated Revolving Credit and Term Loan Agreement